U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 10-SB

                          National Boston Medical, Inc.
         ---------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)


            Nevada                                          04-3463412
-------------------------------------          -------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

    43 Taunton Green, 3rd Floor
    Taunton, Massachusetts                                      02780
-------------------------------------              ---------------------------
(Address of principal executive offices)                     (Zip Code)

Issuer's telephone number: (508) 884-8820

Securities to be registered under Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class to be registered

          None                                                   None
---------------------------------                 ------------------------------

Securities to be registered under Section 12(g) of the Act:

                          Common Stock, $.001 par value
                   ------------------------------------------
                                (Title of class)

                        Copies of Communications Sent to:

                              Mintmire & Associates
                          265 Sunrise Avenue, Suite 204
                              Palm Beach, FL 33480
                               Tel: (561) 832-5696
                               Fax: (561) 659-5371

Item 1:        Description of Business:

        (a)    Business Development

     National Boston Medical, Inc. (the "Company" or "NBM") is incorporated in the State of Nevada. The Company was originally incorporated as Frozen Assets, Inc. on June 21, 1995 ("Frozen Assets"). Through a series of share exchange agreements discussed herein, the Company trades on the OTC Bulletin Board under the symbol "NBMX". Its executive offices are presently located at 43 Taunton Green, 3rd Floor, Taunton, Massachusetts 02780. Its telephone number is (508) 884-8820 and its facsimile number is (508) 880-5208.

     The Company is filing this Form 10-SB on a voluntary basis so that the public will have access to the required periodic reports on NBM's current status and financial condition. The Company will file periodic reports in the event its obligation to file such reports is suspended under the Securities and Exchange Act of 1934 (the "Exchange Act".)

     Initially the Company was engaged in the business of selling fragrances, hand-rolled cigars and Irish chocolates. In October 1998, at the time it acquired National Boston Medical, Inc., a Delaware corporation formed in August 1997 ("NBMDE") as a wholly-owned subsidiary, its purpose changed to NBMDE's initial purpose of acquiring innovative and unique medical products. NBMDE's founding philosophy arose from a concern regarding the occupational risks of healthcare workers. NBMDE's initial product, Safeshield [originally called Virashield], for which patent and trademark protection is being sought, forms a long-lasting, antimicrobial, waterproof barrier on the skin. Prior to its acquisition by the Company NBMDE had broadened its mission from purely pharmaceuticals to include a line of medical instruments. Since the acquisition, the Company has further expanded into the area of health, wellness and fitness products. The Company continues to research the availability of additional innovative products in the healthcare and related industries for development, distribution or acquisition. See Part I, Item 1. "Description of the Business -
(b) Business of Issuer - Patents, Copyrights and Trademarks."

     The Company is currently engaged in one (1) business which is divided into two (2) divisions: (A) the Medical Products Division which (i) has the exclusive rights to sell and distribute in the United States, Mexico and the World Wide Web medical, dental and veterinary surgical instruments produced by Bontempi Snc., an Italian manufacturer ("Bontempi Snc."); and (ii) markets over the counter healthcare products and supplies such as Safeshield, VertaSon, VertaVac, VertaLine Glutacide(TM) and Allergy Guard(TM) through healthcare distribution channels ("MPD"); and (B) the Flex Marketing Division which advertises and sells an innovative new wellness product called Backstroke(TM) through direct marketing and response efforts ("FMD"). The common thread interwoven into each area is a commitment to health and safety. It is the Company's intention to (i) continue to market its healthcare products; (ii) continue as a distributor of Bontempi Snc. instruments, (iii) continue to direct sell Backstroke(TM); (iv) to conduct research to develop other health-related products or to acquire other health-related products for distribution and sale and (v) to expand healthcare e-commerce efforts begun by the MPD. See Part I, Item 1. "Description of the Business - (b) Business of Issuer."

     In November 1997, prior to its acquisition by the Company, NBMDE entered into a share exchange agreement with MMG, LLC ("MMG") , a Nevada limited liability company formerly known as DJH Holdings LLC ("DJH") which had been formed in March 1997. The exchange was made whereby NBMDE issued 499,000 shares of its restricted common stock to the principals of DJH, which included an issuance of 394,375 shares to Daniel Hoyng, the Company's President and CEO. The Company has an employment contract with Mr. Hoyng. This offering was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulations D promulgated thereunder ("Rule 506") and Section
90.515 of the Nevada Code. See Part I, Item 1. "Employees and Consultants"; Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management";
Part I, Item 5. "Directors,  Executive Officer,  Promoters and Control Persons";
Part I, Item 7. "Certain Relationships and Related  Transactions";  and Part II,
Item 4. "Recent Sales of Unregistered Securities."

     From November to December 1997, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering its twelve percent (12%) convertible preferred Series A shares and three-year warrants exercisable at $2.50. NBMDE received proceeds of $25,000 from one (1) investor and granted warrants to purchase 10,000 shares of NBMDE's Common Stock. NMBDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 25102(f) of the California Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     From December 1997 to June 1998, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering shares of the NBMDE's 12% convertible bonds and three-year warrants exercisable at $1.25 per share. NBMDE received proceeds of $2,403,500 from thirty-five (35) investors and granted warrants to purchase 1,922,800 shares of NBMDE's Common Stock. NBMDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 8-6-11 of the Alabama Code, Section 44-1844 of the Arizona Code, Section 517.061(11)(a) of the Florida Code, Section 10-5-5(e) of the Georgia Code; Section 130.293 of the Illinois Code, Section 710 I.A.C. 1- 13-6(d) of the Indiana Code, Section 51:705 of the Louisiana Code, Section 80A.15(Subd. 2)(h) of the Minnesota Code, Section 30-54.210 of the Missouri Code, Section 359(f)(2)(d) of the New York Code,
Section 18(b)(4)(D) of the North Carolina Code and Section 460-44A-506 of the Washington Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     From December 1997 to June 1998, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering shares of the NBMDE's 12% convertible bonds and three-year warrants exercisable at $2.50 per share. NBMDE received proceeds of $1,105,000 from forty-seven (47) investors and granted warrants to purchase 392,000 shares of NBMDE's Common Stock. NDMDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 8-6-11 of the Alabama Code, Section 25102(f) of the California Code, Section 517.061(11)(a) of the Florida Code, Section 10-5-5(e) of the Georgia Code;
Section 130.293 of the Illinois Code, Section 710 I.A.C. 1- 13-6(d) of the Indiana Code, Section 51:705 of the Louisiana Code, Section 402(b)(9) of the Massachusetts Code, Section 359(f)(2)(d) of the New York Code, Section 203(d) of the Pennsylvania Code, Section 35-1-320(9) of the South Carolina Code and
Section 551.23 of the Wisconsin Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In late 1997, NBMDE entered into a Consulting Agreement with the David Arden Group ("DAG"), for which NBMDE paid commissions in the form of cash and stock to DAG in connection with an offering of NBMDE's 12% bonds and warrants. The Agreement was declared null and void ab initio by the Company in June 1999, at which time the Company entered into agreements with Dragons Forever, Ltd., a Bahamian corporation ("DFL") and Evergreen Consulting Group, Ltd., a Bahamian corporation ("ECG"). See Part I, Item 1. "Employees and Consultants"; Part I,
Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1998, prior to its acquisition by the Company, NBMDE entered into a Consulting Agreement with Ira Weingarten d/b/a Equity Communications ("Equity") to provide financial public relations consulting services in exchange for $60,000 annually and 1.5% of the issued and outstanding stock of the company, which at that time was estimated at 75,000 shares. The term of the contract was for a period of one (1) year. In December 1998, after its acquisition of NBMDE, the Company terminated this agreement. As part of a settlement agreement, the Company issued 175,000 shares of its unrestricted Common Stock valued at $7,000 to Equity and Equity executed a full and general release for all claims.. NBMDE relied upon Section 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder ("Rule 504") and Section 49:3-50(b)(9) of the New Jersey Code. See Part I, Item 1. "Employees and Consultants"; Part I,
Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1998, the Company's predecessor, Frozen Assets, entered into a share exchange agreement with Growth Industries, Inc., a Nevada corporation formed in February, 1998, ("Growth") whereby Frozen Assets canceled 2,500,000 shares of its restricted common stock and exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Growth, which then became a wholly-owned subsidiary of Frozen Assets. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 90.532 of the Nevada Code. Growth is currently inactive and its corporate charter has been revoked by the state of Nevada. See Part I, Item
7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities.")

     On March 1, 1998, the Company executed a convertible note with Thomson Kernaghan & CO. ('TK") in the amount of $500,000, which note bore interest at the rate of 12% and was due and payable on or before March 31, 1999 (the "TK Note"). In July 1998, TK converted $10,000 of principal plus the accrued interest on the Note into the Company's common stock at a price of $0.1216 per share for a total of 84,779 shares. The principals of the Company failed to disclose this outstanding liability to NBMDE at the time of their exchange agreement in October 8, 1998. The new principals of the Company honored the debt and on October 20, 1998 allowed TK to convert an additional $100,000 of principal plus the accrued interest on the Note into the Company's common stock at a price of at a price of $0.24 for 443,790 shares. On or about October 28, 1998 TK converted the remaining $390,000 of principal plus accrued interest into 513,647 post split shares of the Company's Common Stock. While no offering memorandum was used in connection with this offering, the business plan of the

Company, which was disclosed to the investor, then was for the provision of product development, sales and services for the fragrance, hand rolled cigar and Irish chocolate industries. The Company claimed an exemption from registration in connection with each of the issuances under Section 3(b) of the Act and Rule
504. No state  exemption was required as TK is located in Canada.  Part II, Item
4. "Recent Sales of Unregistered Securities."

     On March 16, 1998, the Company amended its Articles of Incorporation changing its name to Growth Industries, Inc. Since both the parent and the subsidiary bore the same name and the same state of incorporation, a consent to use of the name was filed with the state of Nevada.

     On March 24, 1998, the Company entered into a share exchange agreement with Fragrance Express Inc., a Florida corporation formed in July, 1996, ("Fragrance Florida") whereby the Company exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Fragrance Florida, which then became a wholly-owned subsidiary of the Company. On June 4, 1998, the Company amended its Articles of Incorporation changing its name to Fragrance Express, Inc. Although the parent and its subsidiary Fragrance Florida bore the same name, they did not share the same state of incorporation, so no consent was necessary. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 517.061(11) of the Florida Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On May 21, 1998, NBMDE, prior to its acquisition by the Company, entered into a Consulting Agreement with Rothschild Reserve International, Inc. ("Rothschild") and Mayflower Industries, Inc. ("Mayflower") whereby Rothschild and Mayflower agreed to provide a fully trading public company to NBMDE in exchange for issuance of 650,000 shares of NBMDE's Common Stock which were to be converted into 400,000 (200,000 each) restricted shares in the new public company and a commitment to issue an additional 225,000 (112,500 each) unrestricted shares in the new public company after acquisition. NBMDE relied upon Section 4(2) of the Act and Rule 506 and Section 517.061(11) of the Florida Code. See Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1998, prior to its acquisition with the Company, NBMDE entered into a stock exchange agreement with DermaGuard, Inc. ("DermaGuard") whereby NBMDE acquired ten percent (10%) or 700 shares of the issued and outstanding shares of DermaGuard's Common Stock in exchange for three percent (3%) or 150,000 shares of NBMDE's issued and outstanding Common Stock. NBMDE relied upon Section 4(2) of the Act, Rule 506, Section 402(b)(9) of the Massachusetts Code and Section 51:705 of the Lousiana Code. See Part I, Item 1. "Description of Business - (b) Business of Issuer - MPD Division - Safeshield" and "(b) Business of Issuer Distribution of Products"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On July 17, 1998, prior to its acquisition by the Company, NBMDE entered into an Exclusive Distribution Agreement with both Bontempi Medical Corporation (U.S.A.), a Massachusetts corporation formed in March 1996, ("BMC-US") and Bontempi Medical Corporation (Canada), a Canadian corporation formed in June 1995, ("BMC-CAN") (collectively "Bontempi"). In exchange for the exclusive rights to sell Bontempi Snc. instruments in the U.S., Mexico and though the World Wide Web. As part of this Agreement, NBMDE was to pay $307,999 which was convertible to shares of NBMDE's restricted common stock and to issue 2,374,999 shares of its restricted common stock to Bontempi and its shareholders, including 658,333 shares to Victor Bianchi, currently serving as a Director of the Company. Bontempi and its shareholders converted the remaining $258,000 of the amount due pursuant to a notice of conversion dated October 10, 1998 to 3,225,000 shares of the Company's restricted common stock. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 402(b)(9) of the Massachusetts Code. See Part I, Item 1. "Employees and Consultants"; Part I,
Item 4. "Security Ownership of Certain Beneficial Owners and Management; Part I,
Item 5. "Directors,  Executive Officer,  Promoters and Control Persons"; Part I,
Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1998, prior to its acquisition by the Company, NBMDE entered into an agreement with each of its 12% bondholders and the holder of the 12% Preferred Series A shares by which all of such holders, except one, agreed to convert their bonds, and permit NBMDE to enter into a share exchange agreement with a public company with distributions to be made at the time that NBMDE executed a share exchange agreement. The one objecting bondholder, First Pacific Master Superannuation Fund filed suit in Massachusetts against the Company in March 1999. The parties have since executed a settlement agreement. See Part II,
Item 2. "Legal Proceedings" and Part II, Item 4. "Recent Sales of Unregistered Securities.

     On October 1, 1998, the Company sold 9,640,724 shares of its common stock to NBMDE for $120,509. These shares represent 2,410,181 post split shares. NBMDE promptly distributed these shares to its shareholders pro-rata at a price of $0.05 per share for a property distribution valued at $120,509. This represented approximately 18.22 percent of each person's share holdings of NBMDE as of August 19, 1998. In each instance, the issuance of securities was to its own security holders and either pursuant to a merger, share exchange or reorganization or pursuant to a dividend or a property distribution which was duly voted upon and approved by the shareholders of both corporations. The Company claimed the exemption from registration in connection with each of the following issuances under Section 3(b) of the Act and Rule 504. In addition, the Company relied upon the following statutes in the states in which the shareholders were residents: Alabama Code Section 8-6-11(12); Arizona Code Sections 44-1844(5) and/or 44-1844(7); California Code Section 25103(c) and Rule 260.103; Florida Code Section 517.061(4) or (6); Georgia Code Sections 10-5-9(6) and (8); Illinois Code Section 4 [5/4](I); Indiana Code Sections 23-2-1-2(11) and (15); Louisiana Code Sections 51:709(6), (8) and (12); Massachusetts Code
Section 402(11); Minnesota Code Section 80A.15(n); Missouri Code Section 409.402(11);New Hampshire Code Section 421- B:17(l) and (n); New Jersey Code
Section 49:3-50(11); New York Code Section 80.5; North Carolina Code Section 78A-17(11); Ohio Code Section 1707.03(K)(1) and (2); Pennsylvania Code Section 203 [70 P.S. 1-203](q); Rhode Island Code Section 7-11-402(13) and (16); South
Carolina, Section 35-1-310(11); Texas Code Section 5 [581-5](E) and (G); Vermont Code Section 4204a(4) and (5); Virginia Code Section 13.1-514(B)(8) and (14); and Washington Code Section 21.20.320(11); Wisconsin Code Section 551.2(13) and
(14). See Part II, Item 4. "Recent Sales of Unregistered Securities."

        On October 8, 1998, the Company entered into a share exchange agreement with NBMDE, which wholly-owned two dormant subsidiaries, MMG, Inc., a
Massachusetts corporation formed in March 1997 and Virushield Inc., a Massachusetts corporation formed in December, 1997. Prior to the closing of the share exchange, the Company conducted a pre-share exchange 4 to 1 reverse split of its common stock and a 20 to 1 reverse split of its preferred stock. The Company then issued 14,988,614 shares of its restricted common stock to NBMDE's shareholders in a 1 for 1 exchange for all of the issued and outstanding shares of NBMDE. The predecessor of NBMDE was Medical Marketing Group, LLC, a Nevada limited liability company ("MMG"). At the time of the share exchange, NBMDE became a wholly-owned subsidiary of the Company. As a result of this acquisition, warrants to purchase 1,922,800 shares of NBMDE's restricted Common Stock exercisable at $1.25 and warrants to purchase 402,000 shares of NBMDE's restricted Common Stock exercisable at $2.50, were converted to an equal number of warrants to purchase restricted Common Stock of the Company, which Company warrants are exercisable for three (3) years from the date of their issuance. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 7309A of the Delaware Code and Section 90.515 of the Nevada Code. On October 15, 1998, the Company amended its Articles of Incorporation changing its name to National Boston Medical, Inc. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Good Works, Inc. to provide corporate growth development consulting services to the Company in exchange for issuance of 500,000 shares of the Company's Common Stock. The Company relied upon Section 3(b) of the Act and Rule 504 and Section 517.061(11) of the Florida Code. See
Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Rothschild whereby Rothschild agreed to provide corporate growth development consulting services as a media consultant to the Company in exchange for issuance of 250,000 shares of the Company's Common Stock. The Company relied upon Section 3(b) of the Act and Rule 504 and Section 517.061(11) of the Florida Code. See Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In October and November 1998, the Company issued 1,702,488 shares of its unrestricted Common Stock to eleven (11) individuals and companies in exchange for services rendered which were valued at $68,100. The Company relied upon
Section 3(b) of the Act and Rule 504 and Florida Code Section 517.061(11); Massachusetts Codes Section 402(b)(9); Nevada Code Section 90.530(11); South Carolina Code Section 35-1-320(9) and the need for no state exemption for the one investor which was a Bahamian corporation. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In November 1998, the Company issued 185,055 shares of its unrestricted Common Stock to six (6) individuals and companies who should have received the property distribution made in October, 1998, but did not receive their shares at that time. These shares were valued at $9,253. The Company relied upon

Section 3(b) of the Act and Rule 504 and Florida Code Section 517.061(11), New York Code Section 80.9 and the need for no state exemption for the three (3) parties which were Bahamian corporations. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In November 1998, the Company issued a total of 100,000 shares of its restricted Common Stock to two (2) individuals in exchange for services rendered. 75,000 shares were issued to Richard Alfieri and 25,000 shares to one
(1) individual who should have received the property distribution made in October, 1998, but who did not receive his shares. These shares were valued at $4,000 ($3,000 was attributable to Mr. Alfieri's services.) The Company relied upon Section 4(2) of the Act and Rule 506 and Florida Code Section 517.061(11) and no state exemption for the one party who was a Mexican resident. See Part I,
Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On November 21, 1998, the Company entered into a share exchange agreement with Flex Marketing, Inc., an Ohio corporation ("Flex") and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three
(3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code. See Part I, Item 1. "Employees and Consultants";
Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On November 28, 1998, the Company executed a 10% convertible note in the amount of $750,000 in favor of TK and issued a warrant to purchase 200,000 shares of the Company's Common Stock. The Note was convertible into restricted shares of the Company's Common Stock and has registration rights. The warrant is exercisable at $0.48 per share and has piggy-back registration rights. The exercise period commences 30 days following the effective date of a registration statement covering such warrants. The Note has since been converted into 8,000,000 shares of restricted common stock of the Company in full and final satisfaction of the Note. The Company relied upon Section 4(2) of the Act and Rule 506. No state exemption was required as TK is located in Canada.

See Part I, Item 2. "Management's Discussion and Analysis or Plan of Operation - Operating Expenses - Interest and Other Income (Expense), Net" and Part II, Item 4, "Recent Sales of Unregistered Securities".

     Effective January 20, 1999, the Company entered into an agreement to spinoff Fragrance Express Florida, Inc., a wholly-owned subsidiary of the Company ("Fragrance Florida") and its wholly-owned subsidiary, Fragrance Express of Florida, Inc. Pursuant to this agreement, NBM was to return all issued and outstanding stock of Fragrance Florida at such time as Fragrance Florida became a wholly-owned subsidiary of Telenetworx, Inc, a Florida corporation ("Telenetworx") in exchange for (i) the issuance of 15% of the issued and outstanding stock of Telenetworx; (ii) a demand note from Fragrance Florida payable to the Company in the amount of $700,000 bearing interest at the rate of 10% per annum and secured by a third mortgage on property located in Athens, Georgia and (iii) an irrevocable agreement for a period of sixty (60) days for the Company to have the right to refinance the Athens' property, the proceeds of which would liquidate the demand note. To date, neither the Telenetworx stock nor the demand note have been delivered to the Company. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In January 1999, the Company sold 1,212,121 shares of its unrestricted Common Stock to one (1) company for $100,000. The Company relied upon Section 3(b) of the Act and Rule 504. Since the company was a Canadian corporation, no state exemption was required. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On February 1, 1999, the Company entered into another Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $30,000 payable over six (6) months. The term of the contract was for a period of six (6) months. The Company had previously issued 175,000 shares of its stock in December 1998 for services rendered which were valued at $7,000. The contract was terminated by NBM in March of 1999. As part of the settlement, Equity was paid $7,5000 and executed a full and general release. See Part I,
Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On February 11, 1999, the Company entered into a Consulting Agreement with GFC Communications Corp. to provide public and financial communication consulting services to the Company in exchange for $5,000 per month. The term of the contract was for a period of one (1) year, but provided for termination on 30 days notice. NBM could elect to pay the fee with unrestricted common stock. The contract was terminated by the Company in April 1999. See Part I, Item 1. "Employees and Consultants"; and Part I, Item 7. "Certain Relationships and Related Transactions."

     In February 1999, the Company issued warrants to purchase 1,000,000 shares of the Company's restricted Common Stock exercisable at $1.00 to DermaGuard in connection with an amendment to a Manufacturing, Distribution and Assignment Agreement with the Company relative to the Company's Safeshield products. These warrants have piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Louisiana Code Section 51:705. See Part I,

Item 1. "Description of the Business - (b) Business of Issuer - MPD Division - Safeshield" and - "(b) Business of Issuer - Distribution of Products" and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1999, the Company sold 1,666,667 shares of its unrestricted Common Stock to one (1) company for $100,000. The Company relied upon Section 3(b) of the Act and Rule 504. Since the company was a Canadian corporation, no state exemption was required. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1999,  the Company  entered into an agreement for a term of one
(1) year with Webfoot Marketing Inc. to redesign NBM's website. The Company committed to issue 40,000 shares of its unrestricted Common Stock and 137,500 of its restricted Common Stock. The Company also committed to pay $10,000 each quarter in cash or to issue an equivalent value in unrestricted Common Stock if the Company could qualify for a registration on Form S-8. Either party can cancel the contract with 30 days notice. The Company relied on Section 3(b) of the Act and Rule 504 for the unrestricted Common Stock and Section 4(2) and Rule 506 for the restricted Common Stock and Florida Code Section 517.061(1). See
Part I, Item 1. "Description of Business - (b) Business of Issuer - MPD-Bontempi Instruments" and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In March 1999, the Company issued 800,000 of its restricted Common Stock to be held in escrow for the benefit of Virasept Pharmaceutical Inc. ("Virasept") to secure payment on a promissory note given in settlement of Virasept's cancellation of the distribution agreement relative to Allergy Guard(TM). Such shares have not been delivered to Virasept and remain in escrow. The Company relied upon Section 4(2) of the Act and Rule 506 and New York Code Section 359(f)(2)(d). See Part I, Item 1. "Description of Business - (b) Business of Issuer - MPD- Allergy Guard(TM)" and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In March 1999, the Company entered into an agreement for a term of one (1) year with Maximum Coverage Media Inc. ("MCM") to supply airtime and to act as the Company's agent for the Backstroke(TM) infomercials. NBM pays 100% of the airtime cost, of which MCM retains a 10% commission. NBM also issued to MCM 75,000 shares of its common stock upon execution, which stock carries Piggy-Back Registration rights. NBM must also issue 50,000 shares for every three month period where the sales to advertising ratio average exceeds 1.9 to 1. The contract can be terminated on 30 days notice. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 25102(f) of the California Code. See
Part I, Item 1. "Description of Business - (b) Business of Issuer - FMD-Backstroke(TM)" and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In April, 1999, the Company sold 1,250,000 shares of its unrestricted Common Stock, and cashless warrants to purchase 200,000 shares of the Company's restricted Common Stock to one (1) individual for $100,000. The warrants are exercisable at $.25, $.50, $.75 and $1.00 over a period of two (2) years from issuance and contain piggy-back registration rights. The Company relied upon
Section 3(b) of the Act and Rule 504 for the unrestricted Common Stock, Section 4(2) of the Act and Rule 506 for the warrants and Oklahoma Code Sections
401(b)(22) and 660-10-11-50. The facts upon which the Company relied are the sale was made to an accredited investor, the Company is not in the development stage, the Company reasonably believed that the investor was purchasing for investment, is not subject to any "bad-boy" provisions and engaged in no advertising (though permitted). See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In April 1999, the Company issued 3,888,888 shares of its unrestricted Common Stock to three (3) companies in exchange for services rendered or release of debt incurred, which services and debt release were valued at $349,999. The Company relied upon Section 3(b) of the Act and Rule 504 and Florida Code
Section 517.061(11). See Part II, Item 4. "Recent Sales of Unregistered Securities."

     Effective May 5, 1999 and ending on November 11, 1999, the Company entered into a Consulting Agreement with Buying Power Network to provide financial public relations consulting services to the Company in exchange for $50,000 for the first month, $35,000 for the second month and $25,000 for the third month, with subsequent months to be agreed upon, each payable in cash or by issuance of unrestricted shares of Common Stock with equivalent value. The contract was terminated as of June 1, 1999. In exchange for services rendered by Buying Power Network the first month, the Company issued 500,000 shares of its restricted Common Stock valued at $50,000 to Joyce Research Group, of which Buying Power Network is a division. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida Code Section 517.061(11). See Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged indebtedness to DFL in the amount of $518,000 and agreed to issue DFL 3,375,333 shares of its restricted common stock and to pay DFL $10,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the shares until such time as the shares are either registered or the Rule 144 restriction is lifted. The shares carry registration rights and NBM must buy back the shares at the earlier of closing on specified amounts of equity funding or after November 1, 1999. The repurchase price is $0.15 per share. NBM also committed to issue DFL 600,000 shares of its restricted common stock as payment for services rendered. No stock has been issued to date. See
Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with ECG, wherein the Company acknowledged indebtedness to ECG in the amount of $126,700 and agreed to issue ECG 711,334 shares of its restricted common stock and to pay ECG $20,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the stock at a price of $0.15 per share. No stock has been issued to date. See Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged an indebtedness by Richard Hernandez ("Hernandez") to DLF in the amount of $100,000, which indebtedness is secured partially by shares of the Company's common stock owned by Hernandez. The Company agreed to assume joint liability for the indebtedness subsequent to and subject to an agreement by Hernandez to liquidate his NBM shares. The Company also agreed to issue DFL 125,560 shares of its restricted common stock. No shares have been issued to date. See Part I, Item 1. "Employees and Consultants"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 1,465,412 shares of its restricted common stock to two (2) companies and two (2) individuals in exchange for services rendered or release of debt incurred, which services and debt release were valued at $366,353. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida code section 517.061(11) and Section 75-71-408 of the Mississippi code and Section 90.532 of the Nevada code. No state exemption was necessary for one (1) company, as it is a foreign corporation. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 150,000 shares of its restricted common stock to Dr. David Vitko, inventor of the Backstroke(TM) and were valued at $37,500. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section 1707.03(X) of the Ohio code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 1. "Employees and Consultants."; and Part I, Item 5. "Directors, Executive Officers, Promoters and Control Persons - Executive Officers and Directors."; and Part I, Item 6. "Executive
Compensation."; and Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See
Part I, Item

     1. "Employees and Consultants"; Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 1. "Employees and Consultants"; Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 1. "Employees and Consultants"; Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

        See (b) "Business of Issuer" immediately below for a description of the Company's business.

(b)     Business of Issuer.

General

     The Company was formed in June 1995 and had little or no operations until October 8, 1998, when it acquired NBMDE. Prior to the exclusive distribution agreement executed with Bontempi and the acquisition of Flex, NBMDE principally was involved in the development and marketing of anti-bacterial cremes and lotions which were designed to reduce the spread of germs through hand to hand contact.

     In March 1997, DJH, now known as MMG, was formed by Mr. Hoyng, the Company's President and CEO. DJH was approached by Genomic Actives Research & Development, LLC ("Genomic"), who claimed to own all rights to an anti-bacterial product called Activ and to be its manufacturer.

     In April, 1997, DJH entered into a licensing agreement for the sale and distribution of Activ. The licensing agreement provided for the formation of a new entity, Boston Medical Marketing, LLC ("BMM") of which Genomic owned 45% (but had 10 to 1 voting rights and thereby management control), DJH owned 50% and American Medical Research, LLC, a Nevada limited liability company ("AMR") owned 5%. The agreement provided that BMM was to distribute Activ, MMG was to pay for the inventory and Genomic was to supply Activ and was to receive 35% of gross profits from sales.

     Activ was an anti-bacterial creme whose active ingredients were Nonoxynol-9 and Triclosan. The creme was brownish in color and had a strong odor. Genomic represented that Activ was antibacterial, waterproof and thereby could reduce the risk of the spread of germs. Its most effective use was to healthcare workers and food handlers.

     DJH launched an aggressive sales and marketing campaign using its own sales representatives. Through these efforts, Activ was placed in restaurant chains, government facilities and other establishments and soon a substantial demand for the product was generated. However, Genomic's was unable to provide adequate supply to meet the orders resulting from DJH's sales efforts.

     This failure in supply caused DJH to investigate Genomic's role in Activ's production. DJH learned that the manufacturer of Activ was South Atlantic Industries ("SAI") and not Genomic. The President of SAI represented that he was the formulator and owned all of the rights to Activ. It appeared that Genomic had breached the license agreement not only by misrepresenting the ownership rights in Activ but by failing to provide suitable and saleable product. DJH then contracted with SAI for exclusive rights to a new formula

     As formulated, its was later found that the Nonoxynol-9 in Activ caused a stinging reaction in some consumers which could be uncomfortable and painful. In addition, the Triclosan caused the ingredients to separate when exposed to high and low temperatures.

     In the summer of 1997, SAI developed a new product called Virashield (now known as Safeshield). Although Virashield contained a smaller percentage of Nonoxynol-9, it differed from Activ in that did not contain Triclosan which caused the product to break down and also contained a new active ingredient Parachloromentaxylenol (commonly known as "PCMX"). The product's color and odor were different than Activ.

     NBMDE was formed in November 1997 to acquire MMG and to raise money to acquire other marketable medical or health-related products or companies. SAI continued to work to improve Virashield.

     On November 11, 1997, NBMDE entered into an exclusive agreement with SAI whereby NBMDE was given the right to market Safeshield worldwide. NBMDE also received representations and warranties from SAI that it had such rights to give. The contract is for a period of 100 years and is renewable at the option of NBMDE. Beginning January 2, 1998, NBMDE is required to purchase a minimum of $7,500 "bag-in-the-box" units per quarter. (27 ounces per bag). In March 1998, NBMDE contracted with SAI and SAI assigned all of its right, title and interest in Virashield to it. Virashield's name was changed to Virushield and then to Safeshield.

     Safeshield is an antimicrobial creme lotion, which moistens and soothes hands while protecting them. As reformulated, its active ingredient is PCMX. The Company is unaware of any reports of adverse reactions to Safeshield. It does not contain Triclosan and thereby is stable in fluctuating heat conditions. The color and odor are more desirable.

     The Company is a party to an action claiming patent infringement by its Safeshield product. Genomic and BMM have brought suit against NBM and Daniel Hoyng for violation of 15 U.S.C. 1125(A) - Reverse Passing Off, violation of Florida Deceptive and Unfair Trade Practices Act, breach of fiduciary duty and conversion. Genomic and BMM allege that NBM and Hoyng have used and continue to use confidential proprietary information which is the property of Genomic and relates to the Activ product. NBM and Hoyng have each filed a motion to dismiss which are currently pending. Should the case not be dismissed against either NBM or Hoyng, each have prepared an extensive counter-suit against Genomic, BMM, William Coury and others. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Patents, Copyrights and Trademarks" and Part II, Item 2. "Legal Proceedings."

     Since the company's inception, it has expanded its business to include several different products, all of which are health related.

Medical Products Division ("MPD")

     The MPD has the exclusive rights to sell and distribute in the United States, Mexico and the World-Wide-Web medical, dental and veterinary surgical instruments produced by Bontempi Snc. and markets over-the-counter healthcare products and supplies such as Safeshield, VertaSon, VertaVac, VertaLine, Allergy Guard(TM) and Glutacide(TM) through healthcare distribution channels.

Bontempi Instruments

     The Company is the sole  distributor in the United  States,  Mexico and the

World-Wide-Web of approximately 10,500 precision-quality, German-made, stainless steel, medical, dental and veterinary instruments under an agreement entered into in July 1998 with Bontempi. The agreement is valid until the year 2025 and is an exclusivity contract for the United States, Mexico and the World Wide Web. Bontempi Snc. holds patents on 3,500 of the instruments.

     Bontempi Snc. has a thirty year history throughout Europe and Canada as a designer, innovator and manufacturer of medical, dental and veterinarian instruments for surgeons. Bontempi Snc.'s manufacturing facility is in Germany. The instruments are corrosion resistant, carry a five-year warranty from manufacturing defects and offer a high quality/price ratio. NBM's sales force markets these medical instruments directly to dental, medical and veterinarian professionals. It also offers private label opportunities to selected distributors.

     The Company's MPD began sales efforts in the United States in July, 1998. MPD's goal in the United States is to capture 10% of the American dental instrument market by the year 2002. Due to the impact of Health Maintenance Organizations ("HMO's") in the United States market, additional factors will impact upon the ability of the Company to gain a substantial market share. The Company believes that the following HMO factors will impact MPD's sales: (i) instrument providers often must sacrifice quality to provide instrumentation at a discount; and (ii) doctors are pressured to see a higher volume of patients either to receive more monthly fee income or to compensate for the fact that their fees are capped by the HMO. The Company believes that these factors will benefit US sales because increased patient volume translates into both accelerated wear on instruments and the subsequent need for increased inventory to compensate for this accelerated wear. The Company believes that these factors and the increased time required to sterilize instruments between patients will lead to multiple sales of single items to the same account. Current sales are approximately $100,000 per month.

        Bontempi Dental Instruments are used by the following Dental Colleges and Universities:

      Harvard Dental School               Boston University, Boston, MA
      U. of Alabama, Birmingham, AL       U. of Pittsburgh, Pittsburgh, PA
      Indiana University                  U. of W. Ontario, London, Ont.
      U. of Brit. Columbia, Vancouver     U. of Alberta, Calgary
      Guelph U., Guelph, Ont.             U. of Toronto

     Bontempi instruments also are marketed through the Company's direct sales channels and through contracts with private label, specialty instrument manufacturers. Sales success in the United States is achieved through an account manager sales force which relies on face to face sales and their ability to place instruments directly into the customer's hands. This is achieved by having the client place its orders directly with their account manager, thereby eliminating the middle man and providing a superior level of service, price and quality. The Company is unique in that it is the only company selling medical instruments directly to the end user and delivering product directly to the client's point of sale.

     This division's current strategy for increasing sales in the United States dental market, is to (i) base its approach on the low cost of equipment for new account managers, (ii) structure a commission only program (iii) provide low cost training for account managers,(iv) initiate a competitive compensation program, (v) institute a structured account manager training cycle, (vi) provide electronic commerce support, as well as (vii) strong technical support.

     To further support sales efforts this division's new marketing strategy will utilize print media advertising, electronic media, education, sponsorships and corporate participation in national and state level Chambers of Commerce Member Education Programs. It also advertises its products in mailers, newspapers, magazines, on the Company's e-commerce web pages and in other mediums.

     This division has three private label agreements with key industry suppliers. These agreements are informal in that sales are received in the form of purchase orders that are submitted to the Company. These private label agreements provide the company large volume orders for specialized, high value instruments which compliment the private label firm's existing customer requirements. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Sales and Marketing - Distribution of Products - Bontempi Instruments."

     The division files sales orders and provides customer service from a fully automated center located in Taunton, Massachusetts. This center is capable of immediate response to orders resulting from direct mail, broadcast fax, print and electronic media as well as distributor trade shows and direct sales generated purchase orders. To maximize efficiency, the Company employs company-wide, state-of-the-art automation using a corporate Lotus Notes(TM) server. This server networks offices and account representatives in the field can access it through their laptop computers. All product sales and fulfillment services, financial management, company operations and marketing, product research and development and inventory management are automated. To ensure 24-hour automated systems service and support availability, NBM contracts with Microsoft Certified(TM) and Lotus Notes Certified(TM) systems technicians for hardware and software maintenance. In addition, all computer systems are internet accessible worldwide and secure.

     With the consumer popularity and rapid acceptance of internet based marketing and sales, international businesses are turning to internet-based technologies to increase business sales and profitability. The World-Wide-Web offers the Company a unique opportunity to advance new products more expeditiously and at a lower start-up cost than previous product launches. The Company's web site at www.nbmedical.com and the division's at www.bontempimedical.com allow for real time information and management services which maximize delivery, marketing, sales, accounting and information services to both clients and the division's sales force.

     In February 1999,  the Company  entered into an agreement for a term of one
(1) year with Webfoot Marketing Inc. to redesign NBM's website. The Company committed to issue 40,000 shares of its unrestricted Common Stock and 137,500 of its restricted Common Stock. The Company also committed to pay $10,000 each quarter in cash or to issue an equivalent value in unrestricted Common Stock if the Company could qualify for a registration on Form S-8. Either party can cancel the contract with 30 days notice. The Company relied on Section 3(b) of the Act and Rule 504 for the unrestricted Common Stock and Section 4(2) and Rule 506 for the restricted Common Stock and Florida Code Section 517.061(1). See
Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company provides web-site assistance and marketing research support to its distributor and private label (OEM). Approximately ten percent (10%) of all consumer purchases currently are accomplished over the telephone, via facsimile and/or over the internet. This figure is expected to increase substantially as the rate of internet commerce increases.

     The Company believes that automation and e-commerce will benefit it by allowing the division's sales force to identify common types of instruments ordered from certain industry segments and geographical areas, and by identifying seasonal inventory trends and customer preferences.

        Safeshield

     The Division markets and distributes Safeshield, an "over-the-counter" germicidal skin protectant.

     Safeshield is manufactured as an oil-in-water emulsion that is hydrophobic (has a strong affinity for water thereby making the product water repellent) within minutes of application. When applied to the skin, the water begins to evaporate forming a barrier on the epithelium (one's skin) which is repellant to water.

     Safeshield repels organic and inorganic acid and base but not hydrofloric acid fluids. Competing products require the use of two different components to accomplish this task; one for water based fluids (inorganic) and another for oil-based (organic) fluids.

     When applied, Safeshield allows gaps of 3 to 6 angstroms units in size in the barrier it creates. An angstrom unit is 1 meter x 10 to the minus 10 power or one billionth of a meter. These gaps can open 50 to 100 angstroms to allow sweat to exit and then return to their original size. Some of the smallest viruses are 1 micron in size. A micron is 1 meter x 10 to the minus power or one millionth of a meter, therefore significantly larger than the gaps created. However, even if the barrier gaps expand to 100 angstroms, they are still 10 times smaller than a virus. A virus of this size is in a class of one of the smallest virons known and most bacteriophages and icosahedrons (20-sided polygons) are considerably larger. The barrier created by Safeshield is well within acceptable standards so as to provide protection.

     Safeshield bonds itself to the skin and wears off through the natural shedding of skin cells. The amount of time necessary to shed the Safeshield barrier depends upon the metabolism of the individual. The recommended frequency for applications of Safeshield for 100% protection is once every three hours for most purposes; however, more frequent application is recommended for healthcare workers.

     Safeshield does not protect mucous membranes, wet sores or wounds. It is not effective against ultraviolet rays, radioactive materials nor mechanical burns, hydrofluoric acid and some dyes. Safeshield is a work loss preventive, not a cure.

     The Company has developed a market for Safeshield in the food preparation, restaurant, and passenger transportation industries. Additionally, the Company is attempting to develop a market in the safety conscious industries where the use of latex gloves is required for protection in today's highly contagious public environments. Latex causes an increased risk of skin disorders such as a latex intolerance reaction. Safeshield appears to relieve the symptoms of such reactions while other currently available products do not.

     Other products using the Safeshield ingredients are currently in the research and development stage. These include: Safesoap, Safesoap Plus, Safeshampoo, Safeclenz and a line of products to compliment the clients of Bontempi instruments. The successful launch of these products depends upon several factors including the continued success of current marketing initiatives and the ability to secure additional capital for expansion, of which there is no assurance. See Part I, Item 1. "Risk Factors - Need for Additional Capital, Future Capital Requirements and Uncertainty of Market Acceptance."

 o Safesoap is a highly-effective, antimicrobial soap with PCMX for general use.

 o Safesoap Plus with PCMX is being developed as a hand-washing and sanitizing soap specifically for use in the federally inspected meat, fish, and poultry industries.

 o Safeshampoo is being developed as a sanitizing shampoo for use in the medical and food industries as well as for general consumer application.

 o Safeclenz is being developed as an antimicrobial "handi-wipe" which has the convenience of portability.

     In June, 1998, NBMDE entered into a strategic alliance with DermaGuard, under which DermaGuard acts as the sole distributor for Safeshield in both domestic and international markets. DermaGuard has an existing network of brokers, distributors and account managers with accounts in the food service, medical and retail markets.

     Under the terms of a Manufacturing, Distribution and Assignment Agreement, DermaGuard was granted the exclusive right to manufacture, distribute and sell any NBMDE product owned, secured, distributed or marketed by NBMDE now or in the future. In turn, DermaGuard granted NBMDE the right to act as its exclusive sales agent and representative for all DermaGuard products. The contract is for a period of three years and it is automatically renewable. In the agreement, NBM assigned, transferred, conveyed and delivered to DermaGuard the exclusive right to use the patent, if granted, for Safeshield. The agreement requires minimum purchase quotas and required an initial order in the amount of $75,000 within three days of execution. DermaGuard is required to purchase $250,000, $1,000,00 and $2,000,000 of Safeshield's in the first, second and third year of the agreement. DermaGuard placed an initial order for $630,000 of product in January 1999.

     This agreement later was amended, with the changes retroactive to the date the agreement was originally executed. As amended, the term was modified to coincide with the expiration of the Safeshield patent.

     Simultaneous with execution of the first distributorship agreement in June 1998, prior to its acquisition with the Company, NBMDE entered into a stock exchange agreement with DermaGuard whereby NBMDE acquired ten percent (10%) or 700 shares of the issued and outstanding shares of DermaGuard's Common Stock in exchange for three percent (3%) or 150,000 shares of NBMDE's issued and outstanding Common Stock. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Distribution of Products"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The agreement was modified a second time on February 3, 1999. In this amendment, DermaGuard was named the Company's manufacturer, distributor and seller of (1) any and all germicidal, antiviral, antibacterial, antimicrobial based items, solutions and formulations and any derivatives thereof as used in connection therewith; (2) any solutions or formulations which are cosmetics, barrier creams, lotions, moisturizers and/or skin conditioners, except the product presently produced and sold under the name AllergyGuard(TM); and (3) Safeshield, whether now or in the future, owned, secured, distributed and/or marketed by or on behalf of the Company. Under this amendment, the Company agreed to pay DermaGuard a minimum of $25,000 per year to help promote the products. In addition, the Company is required to rebate to DermaGuard three percent (3%) of the gross revenues from the products sold by DermaGuard, less the $25,000 minimum, to help promote the products. Under the amendment, DermaGuard agreed to place minimum orders of $50,000 each, with payment terms of net 10 days. The term of the agreement was modified, to three years commencing February 3, 1999, which term is automatically renewable, subject to mutually agreeable performance requirements. Quotas also were changed in this amendment. For DermaGuard's prior exclusive customers, the minimums are: $600,000 in the first year, $1,000,000 in the second year and $2,000,000 in the third year. For all other customers, including the current exclusive customers, the minimums are: $5,000,000 in the first year, $7,500,000 in the second year and $8,500,000 in the third year. DermaGuard has the option to comply with either of these two quotas. The amendment includes a provision that should the Company declare bankruptcy, or if a receiver or trustee is appointed over a significant portion of its assets, or if any assignment of the Company's assets is made for the benefit of creditors, the contract converts to a sales contract by which the Company transfers and assigns all its rights in Safeshield, including the patent rights, to DermaGuard, in exchange for DermaGuard's obligation to pay the Company an amount equal to the net cost per ounce to manufacture and a royalty equal to the actual manufacturing cost per ounce sold. Notwithstanding this provision, DermaGuard remains obligated to meet the quotas. Further, DermaGuard has a right of first refusal should NBM sell its rights in Safeshield. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Distribution of Products - Safeshield."

     At the time of execution of the exclusive in February 1999, the Company issued warrants to purchase 1,000,000 shares of the Company's restricted Common Stock exercisable at $1.00 to DermaGuard. These warrants have piggy-back registration rights. See Part I, Item 1. "Description of the Business - (b) Business of Issuer - Distribution of Products" and Part II, Item 4. "Recent Sales of Unregistered Securities."

     Currently,  the  Company is  working  to  increase  consumer  awareness  of
Safeshield and its benefits through cooperative marketing support on the internet, web-based, e-commerce advertising, surveys, direct mail, telemarketing, trade association co-sponsorships, tradeshow booths, educational presentations at trade shows and involvement in state-level trade association activities.

     SAI is currently the contract manufacturer of Safeshield.  See Part I, Item
1. "Description of Business - (b) Business of Issuer - Sources and Availability of Raw Materials."

     The Company has applied for patent and trademark protection for Safeshield. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Patents, Trademarks and Copyrights." Patent rights to Safeshield are the subject of a pending lawsuit between the Company, Genomic and BMM. SAI assigned whatever right, title and interest it owned to NBMDE as previously described herein. See
Part II, Item 2. "Legal Proceedings." Safeshield has been registered under an FDA monograph. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Governmental Regulation - FDA Approval."

        VertaSon, VertaVac, VertaLine and Glutacide(TM)

     An additional line of dental products are currently being marketed by the Company. These products are VertaSon, VertaVac, VertaLine and Glutacide(TM) consumables and are sold to the dental community through the Company's MPD.

     On June 29, 1998, Bontempi, NBMDE and Germiphene Corporation ("GC") entered into an exclusive distribution agreement whereby Bontempi and NBMDE were given exclusive distribution rights in the U.S. and Middle East to all products in the GC catalogue. These products include VertaSon and VertaVac. The agreement has an automatically renewable one year term.

     VertaSon is a three-in-one, safe, fast-acting, non-corrosive, low-foaming enzymatic cleaning solution that is used to pre-soak dental instruments thereby minimizing hand-cleansing of such instruments.

     VertaVac  is  a  multi-action,   dental  evacuation  system  cleaner  which
deodorizes a medical environment without harsh or hazardous chemicals or detergents. The cleaning is safely accomplished by a non-pathogenic, non-opportunistic Class 1 Bacteria making VertaVac environmentally friendly.

     The Company plans also to market such products as VertaLine produced by Micrilium Laboratories and Glutacide(TM) which is produced by Pharmx Ltd., although no contracts are currently in place for either of these products.

     VertaLine is a fast acting dental supply tubbing cleaner which is safe to use in all dental supply tubing applications.

     Glutacide(TM) is a sterilizing and disinfecting solution for medical and dental instruments and devices. It is sporicidal, virucidal, bacteriacidal, tuberculocidal, pseudomonacidal and fungicidal. It disinfects semi-critical instruments and devices in twenty minutes and sterilizes critical instruments in approximately ten hours.

        Allergy Guard(TM)

     Allergy-Guard(TM) is produced by Virasept. Virasept originally entered into an exclusive distribution agreement with NBMDE in August 1998. As a result of non-payment of an installment of $50,000, Virasept canceled the agreement. Although the Company is no longer an exclusive distributor for AllergyGuard(TM), MPD still markets Allergy-Guard(TM) on a non-exclusive basis. Allergy-Guard(TM) is a topical anti-irritant cream and skin protectant capable of protecting the skin and dramatically reducing symptoms associated with natural latex and synthetic polymers. The triple zinc compounds form a rich, gel screen which creates an effective barrier to protect against contact dermatitis and inhibit latex sensitization.

     In March 1999, the Company issued 800,000 of its restricted Common Stock to be held in escrow for the benefit of Virasept to secure payment on a promissory note given in settlement of Virasept's cancellation of the distribution agreement relative to Allergy Guard(TM). Such shares have not been delivered to Virasept and remain in escrow. See Part II, Item 4. "Recent Sales of Unregistered Securities."

        FLEX MARKETING DIVISION ("FMD")

     The General Manager for the FMD is Ernest Zavoral, a Director and President of Flex which was incorporated in 1997 and acquired by the Company in November 1998.

     FMD's primary business activity is the marketing and direct sales of products, finding joint venture opportunities with product developers and inventors, and evaluating new products. The division's business involves the testing of various proposed new products and generating a product specific industry viability and evaluation report. One use of such evaluation report is so that the client may improve upon its product prior to investing substantial capital in advertising and product rollout. For the products its tests for which the division is able to secure patent or exclusive rights, it commits a team to design a marketing and development program for the product.

     The initial product for this division is Backstroke(TM) Back Massager for which it obtained exclusive marketing and distribution rights.

        Backstroke(TM) Back Massager

     In 1995, Dr. David M. Vitko ("Vitko"), while conducting research on back therapy, discovered that individuals received positive medical benefits from acupressure and muscle stimulation, which included increased blood circulation. After further research, Vitko developed Backstroke(TM) Back Massager ("Backstroke(TM)") which he began to market. The product consists of a mat type unit with specially designed elements which massage specific arteries and muscles in the back and spinal cord area. Also it provides strategic stimulation to the neck, spinal vertebra and shoulder muscles.

     Backstroke(TM) is endorsed by the World Federation of Chiropractic and was awarded a Silver Medal at INPEX XIII, America's largest invention trade show at which 1,500 different products from 30 different countries were featured.

     In March, 1997, Vitko sold the patent and exclusive marketing, product development and manufacturing rights for Backstroke(TM) to Flex. An assignment of patent was recorded by the United States Patent and Trademark Office ("USPTO") in April, 1997. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Patents, Copyrights and Trademarks." Under the terms of the agreement, Vitko was to provide consulting services for any promotional events, advertisements or personal appearances which will help Flex market Backstroke(TM). Vitko and DV Back Products Inc. were to receive a royalty of 5% based upon sales for the life of the product.

     In July 1998, Vitko commenced a suit against THG Construction Management Inc., Flex, Zavoral and Hayek in the Court of Common Pleas, Colombiana County, Ohio, Case No. 98 CV 349 alleging fraud in the inducement, anticipatory breach of contract and seeking damages and injunctive relief. A release and settlement agreement was executed on January 13, 1999 whereby Flex assumed a loan from National City Bank owed by Vitko for an amount up to $265,754 and a cash payment of $12,591 to reimburse Vitko for the 1998 payments made on such loan. In exchange, Vitko agreed to a modification in the royalty arrangement to 3% on net factory sales for the life of the product and 2% on all "upsell" (where the Company attempts to add to each order additional ancillary products to compliment the core product being ordered and increase the total dollar purchase amount) items. Flex also received a right of first refusal on all future products developed by Vitko and agreed to indemnify Vitko from claims arising out of the settlement.

     Since securing the rights to Backstroke(TM), Flex has redesigned the product to enhance the overall quality and public appeal of the unit and developed a marketing and sales campaign that presented Backstroke(TM) in national as well as international consumer markets. Flex retained industry experts, Maximum Coverage Media ("MCM") and Green Stone Media, who are jointly responsible for several major fitness products, to assist Flex in testing the product's sales potential. The test results supported Flex's belief that the product had worldwide mass market potential.

     In July, 1997 and amended in February 1998, Flex entered into a strategic alliance agreement for the production and distribution of a television commercial and instructional and promotional videos for Backstroke with DeVo Media, Inc ("DMI"). As a part of that agreement, DMI was to produce a thirty
(30) second and a sixty (60) second commercial, as well as a ten (10) minute instructional training video and a ten minute infomercial looped to a twenty minute stop. As payment for these services, Flex was to pay DMI $0.35 per unit sold retail and $0.10 per unit sold wholesale for the life of the product, payments to be made quarterly. Additionally, DMI was to have a right of first refusal on all add-on products or subsequent versions of the Backstroke(TM). FMI guaranteed $280,000 worth of print media placements and $1,200,000 worth of electric advertising within twelve months of entering the contract.

     On April 7, 1999, a suit was filed by DMI against Flex, the Company, Zavoral and Hayek in the Court of Common Pleas, Mahoning County, Youngstown, Ohio, Case No. 99 CV 832 claiming fraud and breach of contract and seeking $136,000 compensatory damages plus prejudgment interest at a rate of 10% percent per annum plus $500,000 punitive damages. In May, 1999, Flex, NBM, Zavoral and Hayek filed answers, affirmative defenses and counterclaims for fraud in the inducement and breach of contract. The Company believes that it has numerous defenses to this action. See Part II, Item 2. "Legal Proceedings."

     On or about May 30, 1997 Flex entered into a variable rate commercial note bearing interest at a variable rate of per annum with Cortland Banks for the maximum amount of $150,000 with an original maturity date of June 1, 1998 so that the company would sufficient capital to effectively market products. The last modification to this note was modified in June 1999 to extend the maturity date to September 1999. Ernest Zavoral, Kim Zavoral and Remon Heyek signed as guarantors on the note. The current balance of the Note is approximately $140,000.

     Although marketed since 1995, Backstroke(R) ; id not reach a large audience until the Company developed a world-wide marketing campaign which includes a 30 minute infomercial. In addition, Flex has established relationships with international marketing firms such as Williams Worldwide and MCM. The Company believes that these strategic relationship will increase the probability of positioning Backstroke(R) as the premier worldwide product in the back massager and body care market markets.

     In September, 1998, the Company contracted with Banyan Productions to produce the currently aired infomercial for the Backstroke(TM), which is approximately 28 minutes 30 seconds in length. The total production fee was $49,940. Banyan also helped to write the product's telemarketing scripts. Banyan continues to provide consulting services on international marketing campaigns and retail sale of the product. For these services, Banyan receives 3% of the adjusted gross sales as a royalty which is paid monthly. The term of the contract is for five (5) years, with royalties ceasing six (6) months after termination.

     The Company's primary marketing approach for Backstroke(R) is based upon utilizing direct response television advertising directed to the consumer. Many health and fitness/body care companies now dedicate a majority of their advertising budget to direct response television, including the producers of Ab Roller, Nordic Track, Body by Jake (Equipment). Despite the high cost of television air time, the Company has determined that this method has the highest potential return per dollar invested. Furthermore, direct response television marketing has been a successful method to introduce new products to the market. The Company believes that a successful television campaign for Backstroke(R) will increase its level of success in the retail store market. Moreover, with television exposure, the Company believes that it will be able to negotiate more profitable licensing agreements with international marketers and product retailers.

     The Company's infomercial is the lead activity and "flagship" to the marketing campaign designed to present the Backstroke(R) as the mass-market's solution to back pain. Print media, direct mail and short form 120 and 60-second commercials will follow the infomercial. Following this infomercial and the "branding" of Backstroke(R), Flex will introduce it to the retail marketplace.

     The Company has received considerable consumer response to the infomercial.

Orders for Backstroke(R) for February and March 1999 were approximately $134,000 and $560,000 respectively. This response represents an average of $1.90 in orders for every $1.00 spent on advertising. Average infomercials return $1.75 for each $1.00 spent.

     Backstroke(TM) offers several benefits to users which enhance the product's overall marketability. These benefits can be categorized into two major areas: therapeutic care and price.

     Therapeutic Care: Backstroke(TM) provides a deep penetrating acupressure massage. The massage elements stimulate muscles, arteries and vertebrae which releases tension and increases circulation. Such massage of the back muscles releases lactic acids and increase blood flow through the tendons and vertebrae thereby improving flexibility and muscle strength. Further, users of Backstroke(TM) are exercising the gluteus, leg, and abdomen muscles while undergoing a stimulating massage. Backstroke(TM) provides mild lumbar traction for the lower back and by utilizing the adjustable neck massage rollers, the unit also provides a safe and effective method for spinal traction for the upper back.

     Price: According to recent market studies conducted on behalf of the Company, Backstroke(TM), retailing at $59.95 (plus shipping and handling), is being marketed at an ideal price point for back massage units. Back massage products which provide therapeutic massage and safe spinal traction are currently being sold at prices of $200 -$500 per unit and generally are sold in exclusive retail stores and catalogs. Other products currently on the market include the Back System retailing at $500, the Massage Table retailing at $200, the Traction Unit retailing at $179 and the Incline Board retailing at $169. The Back System provides a good massage, moderate exercise, moderate traction and minimal flexibility. The Massage Table also provides a good massage, however it provides no exercise, no traction and no flexibility. The Traction Unit provides no massage, minimal exercise, good traction and moderate flexibility. The Incline Board provides no massage, no exercise, good traction and no flexibility.

     ASW Logistics, Inc. ("ASW") served as the Company's storage, shipment, packaging and credit card processing center. It served the Company in this capacity since 1997. Under an agreement dated October 1997 and revised April 1998, the Company had available to it 2,500 square feet of storage for palletized product, as well as 750 square feet of work area for labeling and shipping preparation. As revised, the cost of this facility was a minimum weekly payment in the amount of $175 with a handling charge of $1.70 for each basic unit Backstroke(TM) shipped plus a handling charge of $1.50 for each upsell item. ASW received an order information from telemarketing phone centers via electronic download, processed the order through a credit card processing center and, if the card was approved, shipped the product using United Parcel Service. This contract was discontinued as of July 1, 1999. Sare Plastics, Inc. ("Sare") now serves as the Company's fulfillment house.

     In November, 1998, the Company contracted for a period of one (1) year with Blitz Marketing ("Blitz") which is in the business of marketing discount buying club memberships. The Company received $12.50 for each client which it generates as a new member for Blitz and receives $10.00 for each renewal. The Blitz contract was terminated by the Company in March, 1999.

     In December, 1998, the Company contracted with the Aftermarket Company, LLC ("ACL") for inbound telesales services. ACL maintains a telemarketing phone center which handled inbound calls which resulted from television advertisements. ACL records the name, address, phone number, credit card information and order information for product. ACL charged the Company a $2,000 setup fee and receives commissions of the greater of 3% or $3.00 per month, plus a $1.00 commission as an incentive for each continuity sale made. Additionally, they charge a talktime rate of $0.02 per second and an informational announcement time rate of $0.004 per second.

     In January, 1999, the Company entered into a Media Funding and Servicing Fee Agreement with Media Funding Corporation ("Media"), the term of which is a period of one (1) year. Media advances the monies necessary to purchase television airtime for advertising three (3) weeks in advance of the actual airing of the commercial. The cost to the Company is five percent (5%) of the gross media billings. Media is paid all sums advanced plus the five percent (5%) directly by the credit card processing company. Under the terms of the agreement, the Company has entered into a contract with CardService International to assure payments to Media.

     In March 1999, the Company entered into an agreement for a term of one (1) year with MCM to supply airtime and to act as the Company's agent for the Backstroke(TM) infomercials. NBM pays 100% of the airtime cost, of which MCM retains a 10% commission. NBM also issued to MCM 75,000 shares of its common stock upon execution, which stock carries Piggy-Back Registration rights. NBM must also issue 50,000 shares for every three month period where the sales to advertising ratio average exceeds 1.9 to 1. The contract can be terminated on 30 days notice. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section 25102(f) of the California Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In May, 1999, the Company executed an agreement with Fredrickson TV, an international broker, who will help develop the international market for Backstroke(TM). Fredrickson TV will receive 12% of net sales to distributors it recruits under this agreement.

     In May,1999, the Company entered into an agreement with M2 Marketing and Management Services, Inc. ("M2") to oversee and manage the media campaign for Backstroke(TM). M2 identifies, selects and manages vendors, negotiates fees on behalf of NBM and reports to NBM frequently. For these services, NBM pays M2 $5,000 per month. The term is indefinite and may be terminated upon thirty (30) days advance written notice.

     In June 1999, the Company signed an Addendum to the M2 contract which entitles M2 to a maximum of 155,000 shares of its restricted common stock if certain performance criteria are met before June 2000. In addition, M2 is entitled to receive one (1) share of NBM's restricted common stock for every five (5) Backstroke units sold.

     In addition to the infomercial, the Company intends to institute a direct mail and sales campaign for the Backstroke(TM) which the it believes will generate sales from consumers throughout the United States. In addition, the Company has an ongoing program to participate in new product trade shows, fitness/healthcare promotional events and retail mall shows. These events have generated sales and significant exposure in the industry. Currently, the Company is negotiating additional marketing agreements with companies in the health/fitness market. Until recently, the sales generated were done on a relatively small budget.

     In July 1999, the Company entered into an exclusive marketing and distribution agreement with Tristar Products, Inc., a Pennsylvania corporation ("Tristar") for its Backstroke(TM) product. Tristar was given the exclusive right to market and distribute Backstroke(TM) worldwide (subject to certain limitations) for as long as Tristar continues to meet minimum purchase requirements of 7,500 units in July, 15,000 units each in August and September and 20,000 units per month thereafter. Tristar is also entitled to 500,000 shares of the Company's restricted common stock upon execution, which shares have piggy-back registration rights.

     The key parts of Backstroke(TM) are manufactured by Kongent Company Ltd. ("Kongent") which is located in Taiwan. Kongent currently manufactures only the foam shafts which are shipped for assembly by Sare Plastics, Inc. ("Sare"). Kongent bills the Company on a purchase order basis based upon a written price quotation. Kongent has signed a confidentiality agreement with the Company to cover the intellectual property. Although recently Kongent agreed to fully assemble Backstroke(TM) beginning this summer, no formal contract has been signed. In the event this arrangement is formalized, the product will enter the United States fully assembled and ready for packaging.

     Sare assembles and packages Backstroke(TM) and ships the finished product to ASW for shipment to the customer. The cost to the Company is based upon a written price quotation. Sare bills the Company on a purchase order basis. In the event the Kongent assembly arrangement is formalized, Sare will continue to serve as an alternate source of product assembly. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Sources and Availability of Raw Materials."

     The Company imports its parts from Kongent through Union Transport Corporation ("Union") which provides all necessary paperwork to customs and oversees all import matters. Union also is used on a consulting basis for shipments to Canada. The Company foresees the need to expand its relationship with Union as it prepares to launch the product internationally.

        Business Strategy

     The Company's business strategy, which is dependent upon its continuing to have sufficient cash flow from operations and/or obtaining sufficient additional financing with which to enhance the commercialization of existing and future products of the Safeshield product line, the Bontempi surgical instrument line and also Backstroke(TM) . Its objective is to provide innovative products which create and maintain a safe environment for healthcare and food preparation, to enhance the level of surgical care available to medical, dental and veterinary patients, and to provide wellness products which improve the quality of life. The Company's revenues are based upon sales of Backstroke(TM) product, sales of Bontempi surgical instruments and sale of its Safeshield product to DermaGuard. The Company's revenues are dependent on the volume of sales from its products.

     Revenues from sales are recognized in the period in which sales are made. The Company's gross profit margin will be determined in part by its ability to estimate and control direct costs of manufacturing and its ability to incorporate such costs in the price charged to clients.

     The Company's objective is to become a dominant provider of wellness, medical, dental and veterinary devices and products which improve safety, to provide an effective method to protect food handlers, healthcare providers and others from exposure to disease and to provide sufferers from back pain with an effective and inexpensive method of relief and prevention. To achieve this objective, and assuming that sufficient funds are available, the Company intends to: (i) develop international distribution channels and co-marketing alliances for the Company's products and services; (ii) continue research and development and acquisitions of synergistic products and companies; and (iii) fine tune market strategies based upon ongoing evaluations of customer needs, capital budgeting opportunities and market economy fluctuations.

     Management believes that the Company is poised to lead in the ever developing health and medical safety market, as well as the back fitness industry and plans to capitalize on the opportunity while providing significant benefits to its customers. Management expects, in the event the Company continues to achieve product acceptance, to increase its market penetration through additional acquisitions and potential merger opportunities with appropriate bases of business development. However, such expansion presents certain challenges and risks and there can be no assurance that the Company, even if it were successful in acquiring other bases of business development, would be successful in profitably penetrating these potential markets.

        Sales and Marketing

     The following discussion of the health and wellness industries, as they relate to the Company's objectives, is of course pertinent only if the Company is successful in maintaining sufficient cash flow from operations and/or obtaining sufficient debt and/or equity financing to commercialize its existing products, to add additional key personnel where needed, and to supplement new product development. In addition, the Company must be able to generate significant profits from operations and/or additional financing to continue expanding the business and/or to fund the anticipated growth, assuming the Company's proposed expanded business is successful. There can be no assurance such financing can be obtained or that the Company's proposed expanded business will be successful.

        Background

     According to the World Health Organization, forty (40) million people will be infected with HIV by the year 2000. There are nearly ten (10) million people worldwide currently infected, including close to one (1) million children. Over four (4) million Americans carry the HIV virus.

     Auto Immune Deficiency Syndrome ("AIDS") is now the top killer of men age 17 to 54 in the United States. The CDC and the National Institutes of Health
("NIH") have focused a great deal of effort and research into improving occupational safety and decreasing the risk of bloodborne pathogens in the healthcare and food handling settings. There are over two (2) dozen diseases that have been involved in documented transmission by way of exposure. Over one and a quarter million (1,250,000) Americans have chronic Hepatitis B and when their blood is exposed to a healthcare worker's intact skin, the transmission rate is thirty percent (30%). Since operating room personnel, dentists and surgeons are in particular high risk categories, the Company has committed itself to developing products to decrease the potential for deadly viral transmission.

        Market Overview, Size and Occupational Safety

     The Company's MPD seeks to provide solutions to meet the needs in the food handling and healthcare settings. Value is built into the Company's Safeshield, VertSon, VertaVac, Verta Line, Glutacide(TM) and Allergy Guard(TM) products ("Safety Pharmaceuticals") by reducing costs of preventive goods such as gloves, time needed to change gloves and/or reapply barrier creme and occupational exposures and patient risks. Currently used safety measures are inadequate, with an unbelievable 23% exposure rate documented even in known or suspected HIV cases. Hepatitis C is a new, incurable threat and HIV is now the number one cause of death in 25 to 44 year-olds in the United States. Significant resources are devoted to occupational risks, with over $3 billion expended annually in the United States on sharps injuries and bloodborne exposures. According to the Canadian Medical Association Journal, treating one HIV-infected healthcare worker may cost in excess of $500,000. In addition to the risk of exposure, significant pressures have been made to reduce costs in the healthcare industry.

     With the increased prevalence of HIV, hepatitis and other deadly diseases, OSHA has set increasingly strong standards. Despite the standard use of protective gloves and clothing, dentists and surgeons are at a particularly high risk. According the United States Department of Health and Human Services, healthcare workers contract more than 15,000 bloodborne infections from occupational exposure per year, resulting in 300 deaths and thousands of illnesses. A Yale University study found that visible contact with patient's blood occurred in 63% of surgical cases. At current rates, researchers from major medical institutions have estimated the lifetime career risk of occupational HIV infractions for surgeons as high as 20%, depending on the patient population. Despite this data, HIV is overshadowed by Hepatis B and C which are 100 times more infective.

     A large body of research and statistical evidence has been accumulated over the last ten (10) years regarding the significant risk of bloodborne disease. Similar kinds of risks exist regarding the transmission of disease. Since the AIDS virus was discovered and blood testing became available in 1985, even greater awareness has been focused on these problems. The Company has focused its efforts on identifying occupational risks which can be minimized by the use of its Safety Pharmaceuticals.

     As noted, the bloodborne pathogens which have received the most attention are AIDS and Hepatitis. There are an estimated ten (10) million people infected with the AIDS virus worldwide, and because of the nature of the disease, it is impossible to determine infected individuals with certainty, even with blood tests. Hepatitis is even more widespread and, according to medical experts, much more contagious. These diseases and others are transmitted by contact with blood or bodily fluids and reports of infection through needlesticks, sharps injuries, and skin to skin contact are accumulating. The American Hospital Association, in 1992, estimated that as many as 60 healthcare workers may become infected annually with HIV as a result of occupational exposure. There have been estimates as high as 12,000 Hepatitis B infections annually to healthcare workers. A newer form of Hepatitis, Hepatitis C, is rapidly becoming even more important and more serious.

     OSHA now has strict guidelines for personal protective equipment, such as gloves, gowns, and eye wear. However, with a reported rate of glove perforation in surgery of up to 50% and concerns regarding the prevention of bloodborne pathogen transmission, healthcare professionals, workers and employers requesting more protection.

     The cost of these types of exposures is also a significant factor in the Company's business. The direct financial burden that facilities bear for medical evaluation and follow-up after an employee has been exposed to a disease is astronomical. Factors such as worker's lost time and potential liability litigation and indirect costs such as time lost from work, medical expense and potential liability loss are forcing administrators to try to limit any chance of the exposure of their employees. Surprisingly, there have been few significant advances in new technology regarding bloodborne pathogens. The Company is focusing its research on expanding the public's awareness of the benefits of a barrier creme which will reduce or eliminate the spread of infections.

     The Company's initial product, Safeshield was designed primarily to reduce the risk of exposure and/or cross contamination of infectious disease. This has been expanded by its current line of Safety Pharmaceuticals. More efficient, reliable and affordable medical devices are offered to the healthcare industry through the Company's Bontempi line of instruments.

     Customer demand for the Company's products and services is expected to be stimulated further by recent scientific data suggesting that the risks related to these hazards were originally underestimated. In addition, new serious viral diseases are discovered regularly.

     Healthcare and food handling companies are under increasing pressure to evaluate and adopt the use of safety-related technology. New regulations and federal guidelines will encourage any efficient means of improving safety, especially with regard to HIV transmission. Because of the size and demands of these markets, the Company believes that this is an area of potentially significant growth if it can continue to strengthen the market niche is has created.

     Health awareness and fitness concern is also increasing among an overweight and under-exercised population in the United States. The consumer market for massagers and related products has consistently grown during the last 20 years. Consumers have supported the industry by purchasing electric massage wands, chairs and manual devices. Furthermore, the overall growth of the healthcare, wellness and physical fitness industry have complimented the sales of massage related devices. Industries that provide products that enhance the body or provide a feeling of wellbeing have grown significantly due to an increase in consumer demand.

     The growth and improvement of direct response marketing and sales via infomercials, home shopping networks and commercials has had a positive impact on the massager industry. Manufacturers and retailers increasingly are utilizing alternative forms of retailing; such as, television shopping and infomercials, merchandising massagers with other home comfort items and promoting the products as a year-round category. Unit sales, estimated at 4.6 million, are predicted to rise 4% to 10% throughout the entire category.

     Currently in the United States, more than 60% of all infomercials feature products related to physical fitness, healthcare or body care. These products range from exercise devices to diet plans and self-improvement programs. Consumers are increasingly more interested in improving their quality of life by enhancing physical appearance or overall well-being. Manufacturers and retailers have responded to this surge in interest by offering more products at various price points. Prior to the mid 80's, the products were marketed to high income individuals as "specialty" or "exclusive" items only distributed in specific retail stores or catalogs. Typically, these products were distributed and marketed as gift items with most of the sales occurring in the 4th quarter of the year. Because of the increase in demand, sales are now growing throughout the year and the products have become year-round items.

     Major manufacturers and retailers who formerly specialized in general home electronics are now manufacturing and marketing body care devices including: massagers, aromatherapy machines, foot spas and exercise equipment. The manufacturers and retailers that have shifted some of their efforts into the healthcare and body care industries include: Panasonic, Conair, Sears, Pergament Home Centers and Century 21 Department Stores.

        Markets - MPD

     The primary healthcare markets for the Company's Safety Pharmaceuticals and Bontempi instruments include hospitals, healthcare facilities, surgeons, nurses, technologists in procedure-oriented specialties, including obstetricians, dentists, emergency room personnel and other medical professionals. The total global medical products and devise market is $100 billion annually and such market is growing at the rate of 18% to 25% per year.

     The initial target market areas for the Company's Safety Pharmaceuticals and Bontempi instruments are in the major metropolitan centers in the United States and Mexico. Entry into these target areas is expected by the Company to significantly ease general market penetration.

     The Company plans to begin to export its Safeshield product worldwide to markets including Europe, South America and Asia, the Middle East and the Pacific Rim under its agreement with DermaGuard. There can be no assurance that its existing distribution arrangements will sustain this expansion nor that new distribution arrangements can be established. See Part I, Item 1. "Description of Business - (b) Business of Issuer - Distribution of Products."

     All of the Company's Bontempi devices have competition from the major device manufacturers, although the Company believes that the Bontempi instruments are far superior in design and quality. Additionally, Bontempi holds over 300 patents on exclusive instruments, many of which are not available from any other manufacturer. Safeshield too has competitors who manufacture barrier creme lotions, although all require two part application to achieve the same benefits and some contain ingredients which irritate the hands, have gaps in protection and/or must be reapplied frequently or which break down at hot and cold temperatures. There is a natural tendency to want to rid oneself of gloves, gowns, shields and other products of that type which inhibit free movement and limit the practitioner's sense of touch and to focus on innovative, safety related products such as Safeshield which is inexpensive and long-lasting.

     The market for the Company's Safety  Pharmaceuticals  is divided into three
(3) segments: healthcare workers, food handling and customer service industries and individual consumers.

     The primary healthcare market for these products include hospitals, dentists, surgeons and dental technicians, surgical nurses and other facilities which require a sterile environment. Secondary end user markets include out-patient clinics, dental offices, emergency medical services, fire and rescue organizations, medical offices and laboratories. This segment of the Company's market will be the ultimate user of both the medical devices and Safety Pharmaceuticals and it is particularly defined by the need for protection against bloodborne diseases from body fluids.

     The service industry market is comprised of meat packing houses, food processing facilities and restauranteurs who must limit the exposure of their employees to various diseases, as well as prevent cross-contamination of customers. Safeshield is a cost-effective, long-lasting product that will eliminate the need for less effective products such as gloves or anti-bacterial soaps.

     Individual consumers, such as hikers, hunters, campers and other who are conscious of the rapid spread of disease represent a large potential market worldwide. Safeshield and the expanded line of Safeshield products can be utilized in the home to protect against the infections from bacteria and viruses encountered everyday. The increasing awareness of food contamination alone increases the potential of this market.

        Markets - FMD

     FMD is marketing Backstroke(TM) as a therapeutic back care product which is targeted towards consumers between the ages of 25 - 65. The product's price and ability to provide relief from back pain and lack of mobility provides mass-marketing potential worldwide.

     More than 100 million Americans suffer from back pain or physical impairments caused by or aggravated by weak back muscles. Backstroke(TM) increases vital circulation and enhances muscle strength regardless of the user's level of physical fitness.

        Distribution of Products - Safeshield Products

     In June, 1998, NBMDE entered into a strategic alliance with DermaGuard, under which DermaGuard acts as the sole distributor for Safeshield in both domestic and international markets. DermaGuard has existing network of brokers, distributors and account managers with accounts in the food service, medical and retail markets.

     Under the terms of a Manufacturing, Distribution and Assignment Agreement, DermaGuard was granted the exclusive right to manufacture, distribute and sell any NBMDE product owned, secured, distributed or marketed by NBMDE now or in the future. In turn, DermaGuard granted NBMDE the right to act as its exclusive sales agent and representative for all DermaGuard products. The contract is for a period of three years and it is automatically renewable. In the agreement, NBM assigned, transferred, conveyed and delivered to DermaGuard the exclusive right to use the patent, if granted, for Safeshield. The agreement requires minimum purchase quotas and required an initial order in the amount of $75,000 within three days of execution. DermaGuard is required to purchase $250,000, $1,000,00 and $2,000,000 of Safeshield's in the first, second and third year of the agreement. DermaGuard placed an initial order for $630,000 of product in January 1999.

     This agreement later was amended, with the changes retroactive to the date the agreement was originally executed. As amended, the term was modified to coincide with the expiration of the Safeshield patent.

     Simultaneous with execution of the first distributorship agreement in June 1998, prior to its acquisition with the Company, NBMDE entered into a stock exchange agreement with DermaGuard whereby NBMDE acquiried ten percent (10%) or 700 shares of the issued and outstanding shares of DermaGuard's Common Stock in exchange for three percent (3%) or 150,000 shares of NBMDE's issued and outstanding Common Stock. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     The agreement was modified a second time on February 3, 1999. In this amendment, DermaGuard was named the Company's manufacturer, distributor and seller of (1) any and all germicidal, antiviral, antibacterial, antimicrobial based items, solutions and formulations and any derivatives thereof as used in connection therewith; (2) any solutions or formulations which are cosmetics, barrier creams, lotions, moisturizers and/or skin conditioners, except the product presently produced and sold under the name AllergyGuard(TM); and (3) Safeshield, whether now or in the future, owned, secured, distributed and/or marketed by or on behalf of the Company. Under this amendment, the Company agreed to pay DermaGuard a minimum of $25,000 per year to help promote the products. In addition, the Company is required to rebate to DermaGuard three percent (3%) of the gross revenues from the products sold by DermaGuard, less the $25,000 minimum, to help promote the products. Under the amendment, DermaGuard agreed to place minimum orders of $50,000 each, with payment terms of net 10 days. The term of the agreement was modified to three years commencing February 3, 1999, which term is automatically renewable, subject to mutually agreeable performance requirements. Quotas also were changed in this amendment. For DermaGuard's prior exclusive customers, the minimums are: $600,000 in the first year, $1,000,000 in the second year and $2,000,000 in the third year. For all other customers, including the current exclusive customers, the minimums are: $5,000,000 in the first year, $7,500,000 in the second year and $8,500,000 in the third year. DermaGuard has the option to comply with either of these two quotas. The amendment includes a provision that should the Company declare bankruptcy, or if a receiver or trustee is appointed over a significant portion of its assets, or if any assignment of the Company's assets is made for the benefit of creditors, the contract converts to a sales contract by which the Company transfers and assigns all its rights in Safeshield, including the patent rights, to DermaGuard, in exchange for DermaGuard's obligation to pay the Company an amount equal to the net cost per ounce to manufacture and a royalty equal to the actual manufacturing cost per ounce sold. otwithstanding this provision, DermaGuard remains obligated to meet the quotas. Further, DermaGuard has a right of first refusal should NBM sell its rights in Safeshield.

     At the time of execution of the exclusive in February 1999, the Company issued warrants to purchase 1,000,000 shares of the Company's restricted Common Stock exercisable at $1.00 to DermaGuard. These warrants have piggy-back registration rights. See Part II, Item 4. "Recent Sales of Unregistered Securities."

        Distribution of Products - Bontempi Instruments

     The MPD has three private label agreements with key industry suppliers for its Bontempi Instruments. These agreements are informal in that sales are received in the form of purchase orders that are submitted to the Company. These private label agreements provide the company large volume orders for specialized, high value instruments which compliment the private label firm's existing customer requirements.

        Status of Publicly Announced Products and Services

     Bontempi instruments are available through the Company in the United States, Mexico and the World-Wide-Web.

     The first Safeshield order has been received from DermaGuard and is currently being processed by the Company. The Company has contracted for product packaging and labeling and is expected to fill the order in July, 1999.

     The Company's research and development of other Safeshield products is dependent on revenues from sales of its current products and also upon raising additional capital (of which there can be no assurance).

     Backstroke(TM) currently is available through its infomercial and by its direct marketing. The Company expects to sell the Backstroke(TM) in retail stores when profit margins show signs of weakening. The retail market is expected to support the product for several years thereafter.


        Competition

     In each of the Company's lines of business, the Company faces competition from large, well-established companies with considerably greater financial, marketing, sales and technical resources than those available to the Company. Additionally, many of the Company's present and potential competitors have research and development capabilities that may allow such competitors to develop new and improved products which may compete with the Company's products. The Company's products could be rendered obsolete or made uneconomical by the development of new products, technological advances affecting the cost of production, or marketing or pricing actions by one or more of the Company's competitors. The Company's business, financial condition or results of operations could be materially adversely affected by one or more of such developments. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competition will not have an material adverse effect on the Company's business, financial condition or results of operations.

        Bontempi Instruments

     The Company's Bontempi instruments line of business is highly competitive. There are numerous other manufacturers and distributors, all of which are larger and have greater financial resources and more sales representatives than the Company. The Company's material competitors in the dental supplies area are Dentsply, Sybron International Corporation, Premier Dental, Hu- Friedy, Coltene Whaledent, American Eagle, Nordent, Moyco Technologies, Inc, Patterson Dental Co. and Miltex. In the area of dental, medical and veterinary products, the Company's principal competitor is Henry Schein, Inc.

     The Company believes that since many of these companies are master distributors for manufacturers that the exclusive distribution rights of the Company in the Bontempi instruments provides a competitive edge, especially on those instruments which are unique in design. Bontempi's products are manufactured from the highest grade German steel and are designed for maximum maneuverability and precision. They are competitively priced and offer a warranty from manufacturing defects. Additionally, Bontempi maintains patents for over 300 instruments and devices.

        Safety Pharmaceutcials

     The Company's principal competitors for its Safeshield product are Keri Lotion, DermaShield, DermaPlus, Purell, BactiGuard, SafetyDerm and Syderma, all of which are manufactured by major pharmaceutical companies which have major distributors in place. Most of the Company's competitors are large, well-established pharmaceutical, chemical, cosmetic or heath care companies with considerably greater financial, marketing, sales and technical resources than those available to the Company. The pharmaceutical industry is characterized by intense competition and rapid product development and technological change.

     In addition all latex glove manufacturers, soaps, surgical scrub solutions, alcohol gels and barrier lotions inherently compete with the Safeshield product. However, latex gloves protect only the person wearing them; soaps and surgical scrubs are effective but extremely short-lived; alcohol gels and barrier lotions are effective at killing some bacteria, but both have a harsh effect on the skin with frequent use and such gels and lotions do not provide a time-activated waterproof barrier.

     The Company believes that Safeshield, with its waterproof protective barrier, gentleness to the skin and virtual kill on contact results, provides the Company with the ability to compete with current products available in the marketplace.

        Backstroke(TM)

     The back massager industry includes several products most of which are electric wands and mats that vibrate muscles. Several large appliance companies have entered the therapy and fitness market including Panasonic, Conair, Sears, Pergament Home Centers and Century 21 Department Stores. In addition, the Great American Backrub Store, Inc. has created a franchise retail store concept which concentrates on back rubs and sells back and stress related products. Many of the available products fail to provide adequate acupressure and circulation; two key factors to effective massage therapy. Furthermore, several products do not provide therapy to the vertebrae or mild traction, which enhances flexibility and mobility. The Company believes that the therapeutic effects and price provide Backstroke(TM) with the ability to effectively compete.

     The back massage market for the Company's Backstroke(TM) product is highly competitive. It is characterized by frequent introduction of new products, often accompanied by major advertising and promotional programs, including infomercials. The Company believes that the principal competitive factors affecting its business include price, quality, brand name recognition, product innovation and customer service. The Company competes in the U.S. with recreational and exercise activities offered by health clubs, as well as with number of domestic manufacturers, domestic direct importers, foreign companies exporting products to the U.S. and, in its direct sales efforts, with major retailers and distributors. Competitors in these areas include Precor, Inc., CML Group Inc. (under the NordicTrack brand), Icon Fitness Corporation and LifeFitness Inc. In Europe, the Company will compete principally with Tunturi, Inc., and Kettler International Inc., a number of Asian importers and some of its domestic competitors.

     The Company's products also indirectly compete with outdoor fitness, sporting goods and other recreational products. Competitors in these product areas include Huffy Corporation, Canstar Sports Inc. (a subsidiary of Nike Inc.), Reebok International Ltd. and Rollerblade, Inc. Certain competitors are better capitalized than the Company and may have greater financial and other resources than those available to the Company. In addition, there are no significant technological, manufacturing or marketing barriers to entry into the fitness equipment or the exercise accessory markets, although many companies in the industry, including the Company, have sought and received numerous patents in an effort to protect their competitive position.

        Sources and Availability of Raw Materials

     The ingredients for Safeshield, Allergy-Guard(TM) and Glutacide(TM) are readily available from numerous third party suppliers. SAI is the contract manufacturer of Safeshield. Allergy- Guard(TM) is supplied under an non-exclusive agreement with Virasept. The Company expects no problem with the availability of any one component.

     VertaSon and VertaVac are provided to the Company under an agreement with Germiphene, while Glutacide(TM) is provided by Micrilian. Each is made from ingredients which are readily available from a number of suppliers.

     Bontempi instruments are ordered directly from the manufacturer under an exclusive distribution agreement. They are made from a specific grade of German steel which is readily available for purchase from numerous suppliers.

     Backstroke(TM), which is manufactured by Kongent and assembled by Sare, consists of steel rods, foam rubber balls and plastic, all of which are readily available from third party suppliers.

     Sare assembles and packages Backstroke(TM) and ships the finished product to ASW for shipment to the customer. In the event the Kongent assembly arrangement is formalized, Sare will continue to serve as an alternate source of product assembly.

        Dependence on one or few customers

     Safeshield is distributed exclusively by DermaGuard through a broad network of brokers, distributors and account managers to numerous accounts. All sales of Safeshield depend upon the success of DermaGuard's sales efforts.

     The DermaGuard agreement, as revised, is for three years commencing February 3, 1999, which term is automatically renewable, subject to mutually agreeable performance requirements. DermaGuard has the following production quotas: for DermaGuard's prior exclusive customers, the minimums are: $600,000 in the first year, $1,000,000 in the second year and $2,000,000 in the third year and for all other customers, including the current exclusive customers, the minimums are: $5,000,000 in the first year, $7,500,000 in the second year and $8,500,000 in the third year. DermaGuard has the option to comply with either of these two quotas.

     A majority of the Company's Bontempi instruments sales are a result of private label arrangements.

     All of the Company's other products do not depend on any one or few customers.

        Research and Development

     The Company believes that research and development is an important factor in its future growth. The Company currently engages in a continuing product research, but will not seek to develop other products until such time as it has adequate financing from operation or third party sources, neither of which is assured.

        Patents, Copyrights and Trademarks

     Patents and trademarks are significant to the conduct of the Company's business. The Company owns one (1) patent and one (1) trademark on one (1) product. Patented and trademarked by Dr. Vitko, it was assigned to the Company. In addition, the Company is the exclusive distributor of Bontempi's patented instruments.

     The Company's patent is United States Patent No. 5,352,188, issued on October 4, 1994 for Backstroke(TM). The patent was filed on February 4, 1993 by Dr. David Vitko and covers a combined back and neck stimulator and rehabilitation device. The patent was assigned to Flex and recorded at the USPTO in April, 1997. The patent is for a term of seventeen (17) years from the issuance date.

     In addition, a patent application was filed on February 11, 1998 by Roger Perry, inventor of Safeshield, which application has been assigned to the Company. The application covers an improved antimicrobial barrier composition. It has been rejected however by the USPTO. The Company plans to refile an amended application.

     Bontempi holds patents on over 3,500 instruments and devices, for which the Company is the exclusive distributor in the United States, Mexico and the World-Wide-Web.

     Dr. Vitko filed on September 2, 1993 for trademark registration with the United States Patent and Trademark Office for Backstroke(TM). This trademark was registered on June 28, 1994.

     The Company filed on September 25, 1998 for trademark registration with the USPTO for Safeshield and its design. This trademark has not yet been registered. As of May 7, 1999, final review prior to publication has been completed and the application will be published for opposition.

     The Company  filed two(2)  applications  September  25, 1998 for  trademark registration with the USPTO for NBM including its design and the phrase "topically applied antimicrobial barrier composition." These trademarks have not yet been registered. As of May 14, 1999, the applications were approved by the examining attorney for publication for opposition. The actual date of commencement of which will be published in approximately 60 days.

     The Company filed on November 18, 1998 for trademark registration with the USPTO for Bontempi including its design and the phrase "medical instruments." This application has not been assigned for review.

     The Company is a party to an action claiming patent infringement by its Safeshield product. Genomic and BMM have brought suit against NBM and Daniel Hoyng for violation of 15 U.S.C. 1125(A) - Reverse Passing Off, violation of Florida Deceptive and Unfair Trade Practices Act, breach of fiduciary duty and conversion. Genomic and BMM allege that NBM and Hoyng have used and continue to use confidential proprietary information which is the property of Genomic and relates to the Activ product. NBM and Hoyng have each filed a motion to dismiss which are currently pending. Should the case not be dismissed against either NBM or Hoyng, each have prepared an extensive counter-suit against Genomic, BMM, William Coury and others. See Part II, Item 2. "Legal Proceedings."

        Governmental Regulation

        FDA Approval

     Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of the Company's Safety Pharmaceutical products. It is anticipated that virtually all of the products distributed through the Company's MPD will require regulatory approval by governmental agencies prior to commercialization.

     Many of the Company's Bontempi products are regulated as medical devices. Prior to entering commercial distribution, all medical devices must undergo FDA review under one or two basic review procedures: a Section 510(K) premarket notification ("510(K)") or a premarket approval application ("PMA").

     A 510(K) notification is generally a relatively straightforward filing submitted to demonstrate that the device in question is "substantially equivalent" to another legally marketed device. Approval under this procedure is typically granted within ninety (90) days if the product qualifies, however, this procedure may take longer.

     When the product does not qualify for approval under the 510(K) procedure, the manufacturer must file a PMA which shows that the product is safe and effective based on extensive clinical testing among several diverse testing sites and population groups, and shows acceptable sensitivity and specificity. This requires much more extensive prefiling testing than does the 510(K) procedure and involves a significantly longer FDA review after the date of filing.

     In the past, the Bontempi products have been cleared by the FDA under the 501(K) expedited form of pre-market review or have not required FDA approval. While the industry had for several years experienced lengthy delays in the FDA approval process, more recently, the timeliness of the FDA's review has improved. Timely product approval is important to the Company's maintaining and/or obtaining a technological competitive advantage. Other than FDA product approval waiting periods, the Company has not encountered any other unusual regulatory impediments to the introduction of new products.

     The following Bontempi medical devices have been approved by the FDA and categorized as follows:

        DESCRIPTION                MEDICAL DEVICE          PRODUCT CODE
                                   LISTING NUMBER
      Amalgam Carrier                 A8077547                 76E-KI
      Amalgam Scraper,                A807526                  76E-KH
   Modeling Inst.
      Amalgam Pluggers                A807518                  76E-KR
      Bowl, Canister,                 A807549                  76E-KZ
   Sharpening Accessories
      Cement Spatula                  A807527                  79G-AF
      Chisel                          A807531                  76E-MM







      Crown Remover                   A807537                  76E-IS
      Curette                         A807543                  76E-MK
      Curette, Spoon                  A807544                  76E-MK
      Elevators, various              A807519                  76E-MJ
      Excavator                       A807542                  76E-KC
      Explorer                        A807529                  76E-KB
      Forcep, Tooth Extractor         A807516                  76E-MG
      Forcep, Dressing, various       A807517                  76E-FL
      Gauge Measuring Inst.           A807530                  76E-IL
      Handle, Dental                  A807546                  76E-JB
   Instrument
      Hemostat, dental                A807520                  76E-MD
      Knife, Microknife               A807545                  76E-JZ
      Matrix Roll, Matrix Band        A807533                  76D-ZN
      Mirrors & Handles               A807538                  76E-AX
      Orthodontic Pliers, Utility     A807535                  76E-JY
   Instruments
      Osteotome                       A807550                  76E-MM
      Periodontal Chisel              A807524                  76E-ML
      Periodontic Files, Spoon        A807539                  76E-MR
      Periosteal, Elevator            A807525                  76E-MJ
      Plastic Filling Instrument      A807521                  76E-IY
      Probes, Spreaders               A807529                  76E-KK
      Retractor                       A807548                  76E-IG
      Rongeurs                        A807534                  76E-MH
     Robber Dam Punch,                A807532                  76E-JG
   Forcep
     Rubber Dam Clamp                 A807523                  76E-EF







     Scaler                           A807540                  76E-LB
     Scissors                         A807541                  76E-GN
     Scissors Micro & Needle          A807536                  76E-GN
   Holders
      Suction, Aspirator              A807522                  76E-BR
      Ortho Plier                     A807552                    JEX

     The Company's Safeshield product does not require FDA approval as it is formulated and marketed under an FDA monograph which allows for the sale of products without approval on the condition that only certain ingredients are included and only certain representations are made in the labeling. See 50 Fed. Reg. .31402 (June 17, 1994). The Company's goal is to obtain FDA approval of Safeshield so that it can extend the claims it is permitted to state pursuant to the terms of the monograph. The Company projects that such approval will cost approximately $2 million, for which it would require additional funding. There can be no assurance that such funding will be available and if available that it will be on terms acceptable to the Company.

     Overseas, the degree of government regulation affecting the Company's expansion of its Safety Pharmaceutical products varies considerably among countries, ranging from stringent testing and approval procedures in certain locations to simple registration procedures in others, while in some countries there is virtually no regulation of the sale of the Company's products. The Company has not attempted to meet any such regulations for its products and therefore has no experience as to whether or not it will encounter material delays or unusual regulatory impediments in marketing its products internationally. Establishment of uniform regulations for European Economic Area nations took place on January 1, 1995. The new regulations will subject the Company to a single regulatory scheme for all of the participating countries. At such time as the Company expands into these markets, it will be required to take the necessary steps designed to assure ongoing compliance with these new, more rigorous regulations. The Company expects that it will be able to market its Safeshield products in Europe with a single registration applicable to all participating countries. The Company also is establishing procedures to respond to various local regulatory requirements existing in all other international markets in which it intends to market its products.

        State and Local Licensing Requirements

     Other than the governmental regulatory schemes listed above, the Company is not subject to any other state or local regulations which apply to the operation and business of the Company.

        Effect of Probable Governmental Regulation on the Business

     The Company is not currently engaged in the development of any product which would be categorized as therapeutic. Under the current regulatory scheme, in the event any product of the Company were defined as therapeutic, then such therapeutic product will be subject to regulation by the FDA and will require FDA approval before it may be commercially marketed for human therapeutic use in the United States. Obtaining FDA approval for therapeutic products has historically been a costly and time consuming process. The Company is not aware of any other probable governmental regulations which could affect its business.

        Cost of Research and Development

     At the current time, none of the costs associates with research and development are bourne directly by the customer; however there is no guarantee that such costs will not be bourne by customers in the future and, at the current time, the Company does not know the extent to which such costs will be bourne by the customer, if at all.

        Cost and Effects of Compliance with Environmental Laws

     The Company's business is not subject to regulation under the state and Federal laws regarding environmental protection and hazardous substances control, including the Occupational Safety and Health Act, the Environmental Protection Act, and Toxic Substance Control Act. The Company is unaware of any bills currently pending in Congress which could change the application of such laws so that they would affect the Company.

        Employees and Consultants

     At July 31, 1999, the Company employed seventeen (17) persons. None of these employees are represented by a labor union for purposes of collective bargaining. The Company considers its relations with its employees to be excellent.

     The Company has employment agreements with its Chairman, President and CEO, Daniel Hoyng, with its Vice President of Operations, Marek Lozowicki, with its Chief Financial Officer and Treasurer, Barry McFarland, with its Director, COO, President of Flex and Division Manager of FMD, Ernest Zavoral and with Raymond Volpe, the Company's Project Manager who oversees the MPD.

     In November 1997, prior to its acquisition by the Company, NBMDE entered into a share exchange agreement with MMG. The exchange was made whereby NBMDE issued 499,000 shares of its restricted common stock to the principals of DJH, which included an issuance of 394,375 shares to Daniel Hoyng, the Company's Chairman, President and CEO. See Part I, Item 4. "Security Ownership of

Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In late 1997, NBMDE entered into a Consulting Agreement with DAG, for which NBMDE paid commissions in the form of cash and stock to DAG in connection with an offering of NBMDE's 12% bonds and warrants. The Agreement was declared null and void ab initio by the Company in June 1999, at which time the Company entered into agreements with DFL and ECG. See Part I, Item 7. "Certain
Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     Mr. Volpe's contract is for one (1) year and is for a salary of $65,000 commencing June 25, 1998. In addition, Mr. Volpe is entitled to a bonus of 5% of gross margin on all sales up to $1,000,000 in sales and 10% of gross margin on all sales greater than $1,000,000 and a $2,000 per month bonus for achieving projected profit/loss projections. See Part I, Item 4 Security Ownership of Certain Beneficial Owners and Management; and Part I, Item 5. "Directors, Executive Officers, Promoter and Control Persons - Employee Contracts and Agreement."

     On July 17, 1998, prior to its acquisition by the Company, NBMDE entered into an Exclusive Distribution Agreement with both BMC-US and BMC-CAN. In exchange for the exclusive rights to sell Bontempi Snc. instruments in the U.S., Mexico and though the World Wide Web. As part of this Agreement, NBMDE was to pay $307,999 which was convertible to shares of NBMDE's restricted common stock and to issue 2,374,999 shares of its restricted common stock to Bontempi and its shareholders, including 658,333 shares to Victor Bianchi, currently serving as a Director of the Company. Bontempi and its shareholders converted the remaining $258,000 of the amount due pursuant to a notice of conversion dated October 10, 1998 to 3,225,000 shares of the Company's restricted common stock. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 402(b)(9) of the Massachusetts Code. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1998, prior to its acquisition by the Company, NBMDE entered into a Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $60,000 annually and 1.5% of the issued and outstanding stock of the company, which at that time was estimated at 75,000 shares. The term of the contract was for a period of one (1) year. In December 1998, after its acquisition of NBMDE, the Company terminated this agreement. As part of a settlement agreement, the Company issued 175,000 shares of its unrestricted Common Stock valued at $7,000 to Equity and Equity executed a full and general release for all claims.. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On May 21, 1998, NBMDE, prior to its acquisition by the Company, entered into a Consulting Agreement with Rothschild and Mayflower, whereby Rothschild and Mayflower agreed to provide a fully trading public company to NBMDE in exchange for issuance of 650,000 shares of NBMDE's  Common Stock which were to be converted  into 400,000  (200,000 each) restricted shares in the new public company and a commitment to issue an additional 225,000 (112,500 each) unrestricted shares in the new public company after acquisition. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Good Works, Inc. to provide corporate growth development consulting services to the Company in exchange for issuance of 500,000 shares of the Company's Common Stock. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Rothschild whereby Rothschild agreed to provide corporate growth development consulting services as a media consultant to the Company in exchange for issuance of 250,000 shares of the Company's Common Stock. See Part I, Item 7. "Certain Relationships and Related Transactions"; and
Part II, Item 4. "Recent Sales of Unregistered Securities."

     In November 1998, the Company issued a total of 100,000 shares of its restricted Common Stock to two (2) individuals. It issued 75,000 shares to Richard Alfieri in exchange for services and 25,000 shares to one (1) individual who should have received the property distribution made in October, 1998, but who did not receive his shares. These shares were valued at $4,000 ($3,000 was attributable to Mr. Alfieri's services.). See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On November 21, 1998, the Company entered into a share exchange agreement with Flex and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On February 1, 1999, the Company entered into another Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $30,000 payable over six (6) months. The term of the contract was for a period of six (6) months. The Company had previously issued 175,000 shares of its stock in December 1998 for services rendered which were valued at $7,000. The contract was terminated by NBM in March of 1999. As part of the settlement, Equity was paid $7,5000 and executed a full and general release. See Part I,
Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     On February 11, 1999, the Company entered into a Consulting Agreement with GFC Communications Corp. to provide public and financial communication consulting services to the Company in exchange for $5,000 per month. The term of the contract was for a period of one (1) year, but provided for termination on 30 days notice. NBM could elect to pay the fee with unrestricted common stock. The contract was terminated by the Company in April 1999. See Part I, Item 7. "Certain Relationships and Related Transactions."

     Effective May 5, 1999 and ending on November 11, 1999, the Company entered into a Consulting Agreement with Buying Power Network to provide financial public relations consulting services to the Company in exchange for $50,000 for the first month, $35,000 for the second month and $25,000 for the third month, with subsequent months to be agreed upon, each payable in cash or by issuance of unrestricted shares of Common Stock with equivalent value. The contract was terminated as of June 1, 1999. In exchange for services rendered by Buying Power Network the first month, the Company issued 500,000 shares of its restricted Common Stock valued at $50,000 to Joyce Research Group, of which Buying Power Network is a division. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida Code Section 517.061(11). See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged indebtedness to DFL in the amount of $518,000 and agreed to issue DFL 3,375,333 shares of its restricted common stock and to pay DFL $10,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the shares until such time as the shares are either registered or the Rule 144 restriction is lifted. The shares carry registration rights and NBM must buy back the shares at the earlier of closing on specified amounts of equity funding or after November 1, 1999. The repurchase price is $0.15 per share. NBM also committed to issue DFL 600,000 shares of its restricted common stock as payment for services rendered. No stock has been issued to date. See
Part I, Item 7. "Certain Relationships and Related  Transactions";  and Part II,
Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with ECG, wherein the Company acknowledged indebtedness to ECG in the amount of $126,700 and agreed to issue ECG 711,334 shares of its restricted common stock and to pay ECG $20,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the stock at a price of $0.15 per share. No stock has been issued to date. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged an indebtedness by Hernandez to DLF in the amount of $100,000, which indebtedness is secured partially by shares of the Company's common stock owned by Hernandez. The Company agreed to assume joint liability for the indebtedness subsequent to and subject to an agreement by Hernandez to liquidate his NBM shares. The Company also agreed to issue DFL 125,560 shares of its restricted common stock. No shares have been issued to date. See Part I,
Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management."; and Part I, Item 5. "Directors, Executive Officers, Promoters and Control Persons - Executive Officers and Directors."; and Part I, Item 6. "Executive Compensation."; and Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See
Part  I,  Item  4.  "Security   Ownership  of  Certain   Beneficial  Owners  and
Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management"; Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

        Facilities

     The Company maintains its executive offices at 43 Taunton Green, 3rd Floor, Taunton, MA 02780. Its telephone number is (508) 884-8820 and its facsimile number is (508) 880-5208.

     The Company leases approximately three thousand (3,000) square feet for its executive offices from Mello Investment Trust. The lease is for a term of three
(3) years commencing December 1, 1997 and ending November 30, 2000. The Company may, in its sole discretion, extend the lease for a fourth and fifth year. The Company pays monthly rent in the amount of $3,100 and the lease is on a triple net basis. The Company believes that the leased property is sufficient for its requirements for the next several years. See Part I, Item 3. "Description of Property."

     The Company also leases approximately four hundred (400) square feet additional space at 43 Taunton Green on the 2nd floor from Mello Investment Trust. The lease term commenced February 1, 1998 and expires in August 31, 1999. The Company paid $4,500 as a lump sum upon execution of the lease. The lease is on a triple net basis. The Company believes that the property is sufficient for its requirements for the next several years.

     The Company has several business related activities in the State of Florida, including its legal counsel, accounting firm. It maintains an apartment in Ft. Lauderdale, Florida for its executives. The lease term is for a period of one (1) year and expires in March 2000. The Company pays monthly rent in the amount of $1,118. The Landlord is responsible for all maintenance. In addition the Company rents furniture for the apartment.

     The Company headquarters also serves as the telephone customer service center for Backstroke(TM). This service center handles over 100 calls each day.

        Risk Factors

     Before making an investment decision, prospective investors in the Company's Common Stock should carefully consider, along with other matters referred to herein, the following risk factors inherent in and affecting the business of the Company.

     1. History of Losses. Although the Company has been in business since June 21, 1995 it was in the development stage until recently when it began commercial shipments of the Backstroke(TM). As of June 30, 1998, the Company had total assets of $1,631,001, a net loss of $9,778,455 on revenues of $2,845 and stockholders deficit of $2,616,705. As of June 30, 1999, the Company had total assets of $8,261,073, a net loss of $6,769,079 on revenues of $2,774,486 and stockholders equity of $5,360,839. Due to the Company's operating history and limited resources, among other factors, there can be no assurance that profitability or significant revenue will occur in the future. Moreover, the Company expects to continue to incur operating losses through at least June 30, 2000, and there can be no assurance that losses will not continue thereafter. The ability of the Company to establish itself as a going concern is dependent upon the receipt of additional funds from operations or other sources to continue those activities. The Company is subject to all of the risks inherent in the operation of a development stage business and there can be no assurance that the Company will be able to successfully address these risks. See Part I,
Item 1. "Description of Business."

     2. Minimal Assets. Working Capital and Net Worth. As of June 30, 1999, the Company's total assets in the amount of $8,261,073, consisted, principally, of the sum of $31,248 in cash, $13,762 in deposits and $198,222 in inventory. As a result of its minimal assets and a net loss from operations, in the amount of $6,769,079, as of June 30, 1999, the Company had a net worth of $5,360,839. Further, there can be no assurance that the Company's financial condition will improve. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its expansion plan, the Company is not expected to proceed with its expansion without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any. See Part I, Item 1. "Description of Business"

     3. Need for Additional Capital. Without an infusion of capital or profits from operations, the Company is not expected to proceed with its expansion as planned. Accordingly, the Company is not expected to overcome its history of losses unless sales continue at the current levels and/or additional equity and/or debt financing is obtained. While the Company anticipates the receipt of increased operating revenues, such increased revenues cannot be assured. Further, the Company may incur significant unanticipated expenditures which deplete its capital at a more rapid rate because of among other things, the stage of its business, its limited personnel and other resources and its lack of a widespread client base and market recognition. Because of these and other factors, management is presently unable to predict what additional costs might be incurred by the Company beyond those currently contemplated. The Company has no identified sources of additional capital funds, and there can be no assurance that resources will be available to the Company when needed. See Part I, Item 1. "Description of Business - (b) Business of Issuer."

     4. Dependence on Management. The possible success of the Company is expected to be largely dependent on the continued services of its Founder, Chairman, President and CEO, Daniel Hoyng, its President and General Manager of the Medical Products Division, Raymond Volpe and its President and General Manager of the Flex Marketing Division, Ernest Zavoral. Virtually all decisions concerning the marketing, distribution and sales of the Company's products and services will be made or significantly influenced by the Company's officers. These officers are expected to devote only such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers. The loss of the services of any of these officers, but particularly Daniel Hoyng, would adversely affect the conduct of the Company's business and its prospects for the future. The Company presently has employment agreements with Daniel Hoyng and Raymond Volpe and holds no key-man life insurance on the lives of, and has no other agreement with any of these officers. See Part I, Item 1. "Description of Business - (b) Business of Issuer and Part I, Item 5. "Directors, Executive Officers, Promoters and Control Persons."

     5. Limited Distribution Capability. The Company's success depends in large part upon its ability to distribute its products and services. As compared to the Company, which lacks the financial, personnel and other resources required to compete with its larger, better-financed competitors, virtually all of the Company's competitors have much larger budgets for securing customers. Although the Company has entered into the DermaGuard distribution agreement and DermaGuard has placed an order for in excess of $600,000 of product, it has produced only limited revenues to date. And, although currently producing significant monthly income, the Company's infomercial for Backstroke(TM) may not continue to produce such income. Depending upon the level of operating capital or funding obtained by the Company, management believes, without assurance, that it will be possible for the Company to attract additional customers for its products and services. However, in the event that only limited funds are available from operations or obtained, the Company anticipates that its limited finances and other resources may be a determinative factor in the decision to go forward with planned expansion. Until such time, if ever, as the Company is successful in generating sufficient cash flow from operations or securing additional capital, of which there is no assurance, it intends to continue marketing its products through its current distribution arrangement. However, the fact that these arrangement have not thus far produced significant revenue may adversely impact the Company's chances for success. See Part I, Item 1. "Description of Business," (b) "Business of Issuer - Sales and Marketing-Distribution of Products."

     6. High Risks and Unforeseen Costs Associated with the Company's Expanded Entry into the Medical and Health Device and Product Industries. There can be no assurance that the costs for the establishment of a client base for its Bontempi instruments or Safety Pharmaceutcial products and services will not be significantly greater than those estimated by Company management or that more airtime will not be needed to promote Backstroke(TM). Therefore, the Company may expend significant unanticipated funds or significant funds may be expended by the Company without development of a commercial market for its products. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect the Company. Further, unfavorable general economic conditions and/or a downturn in customer confidence could have an adverse affect on the Company's business. Additionally, competitive pressures and changes in customer mix, among other things, which management expects the Company to experience in the uncertain event that it achieves commercial viability, could reduce the Company's gross profit margin from time to time. Accordingly, there can be no assurance that the Company will be capable of establishing itself in a commercially viable position in local, state, nationwide and international medical device and exposure reporting information markets. See Part I, Item 1. "Description of Business," (b) "Business of Issuer."

     7. Dependency on Securing a Suitable Strategic Partner. The Company's ability to establish an adequate customer base at a level sufficient to meet the larger competition depends in part upon the ability of the Company to capitalize on its distribution agreement with DermaGuard with regard to Safeshield and to establish a joint venture agreement with a suitable partner for its Bontempi medical devices and Safety Pharmaceutical line. The Company has no tentative agreements with any strategic partner for expansion of its Bontempi medical device business. There can be no assurance that a qualified strategic arrangement will be found at the levels which management believes are possible. Further, even if the Company receives sufficient cash flow from operations or proceeds from equity and/or debt financing or otherwise, thus enabling it to go forward with its planned expansion of its Bontempi medical device business and Safety Pharmaceutical products, it will nevertheless be dependent upon the availability of a qualified strategic partner to progress at the levels which the Company believes are necessary. Safeshield has only been in the marketplace as a test product for the past year and appears to be meeting expectations; however, its market acceptance has not yet been determined. Backstroke(TM) had limited acceptance as originally marketed, which the Company believes was due to the price. Backstroke(TM) has been redesigned and has been re-released at a price more in keeping with fitness devices which seems to be bourne out by the level of sales in the first quarter 1999. Although management believes that the acceptance of its products and services will continue to find the market acceptance, there can be no assurance that this will be so. See Part I, Item 1. "Description of Business," (b) Business of Issuer - Sales and Marketing."

     8. Significant Customer and Product Concentration. With the exception of Backstroke(TM), to date, a limited number of customers and distributors have accounted for substantially all of the Company's revenues with respect to product sales. Although the company entered into an exclusive distribution agreement with DermaGuard for Safeshield and believes it can more effectively distribute its Bontempi instruments in the United States, Mexico and the WorldWide-Web, there is no assurance that the Company will be able to obtain adequate distribution of its products to the intended end user. Most medical, dental and veterinary clinics receive their instruments and supplied from large medical product distributors. Most medical product distributors carry an extensive line of products (some of which they manufacture themselves) which they make available to end users (hospitals, surgeons, healthcare workers) and various of these products may compete with each other as to function, price or other factors. The Company's ability to achieve revenues in the future will depend in significant part upon its ability to obtain orders from, maintain relationships with and provide support to, existing and new distributors, as well as the condition of its distributors. As a result, any cancellation, reduction or delay in orders by or shipments to any customer or the inability of any customer to finance its purchases of the Company's products may materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company's revenues will increase in the future or that the Company will be able to support or attract customers. See "Part I, Item. 1. "Description of Business - (b) Business of Issuer - Sales and Marketing - Distribution of Products; and - Dependence on Major Customers" and Part I, Item 2. Management's Discussion and Analysis of Financial Condition or Plan of Operation - Revenues."

     9. Fluctuations in Results of Operations. The Company has experienced and may in the future experience significant fluctuations in revenues, gross margins and operating results. In addition, a single order for Safeshield scheduled for shipment in a fiscal quarter can represent a significant portion of the Company's potential sales for such quarter. As with many developing businesses, the Company expects that some orders may not materialize or delivery schedules may have to be deferred as a result of changes in customer requirements, among other factors. As a result, the Company's operating results for a particular period to date have been and may in the future be materially adversely affected by a delay, rescheduling or cancellation of even one purchase order. Moreover, purchase orders are often received and accepted substantially in advance of shipment, and the failure to reduce actual costs to the extent anticipated or an increase in anticipated costs before shipment could materially, adversely affect the gross margins for such order, and as a result, the Company's results of operations. Moreover, a majority of the Company's anticipated orders could be canceled since orders are expected to be made substantially in advance of shipment, and even though the Company's contracts do not typically provide that orders may be canceled, if an important distributor wishes to cancel an order, the Company may be compelled, due to competitive conditions, to accede to such request. As a result, backlog, if any, will not necessarily be indicative of future sales for any particular period. Furthermore, a substantial portion of net sales may be realized near the end of each quarter. A delay in a shipment near the end of a particular quarter, due, for example, to an unanticipated shipment rescheduling, to cancellations or deferrals by customers or to unexpected manufacturing difficulties experienced by the Company, may cause net revenues in a particular quarter to fall significantly below the company's expectations and may materially adversely affect the Company's operating results for such quarter.

     A large portion of the Company's expenses are fixed and difficult to reduce should revenues not meet the Company's expectations, thus magnifying the material adverse effect of any revenue shortfall. Furthermore, announcements by the Company or its competitors of new products and technologies could cause customers to defer purchases of the Company's products or a reevaluation of products under development, which would materially adversely affect the Company's business, financial condition and results of operations. Additional factors that may cause the Company's revenues, gross margins and results of operations to vary significantly from period to period include: product development, patent processing, FDA processing, mix of products sold; manufacturing efficiencies, costs and capacity; price discounts; market acceptance and the timing of availability of new products by the Company or its customers, usage of different distribution and sales channels; warranty and customer support expenses; customization of systems; and general economic and political conditions. In addition, the Company's results of operations are influenced by competitive factors, including the pricing and availability of and demand for, competitive products. All of the above factors are difficult for the company to forecast, and these or other factors could materially adversely affect the Company's business, financial condition and results of operations. As a result, the Company believes that period-to-period comparisons are not necessarily meaningful and should not be relied upon as indications of future performance. See Part I, Item. 2. "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

     10. Potential for Unfavorable Interpretation of Government Regulation. The Company is subject to FDA regulations governing its products, to the extent applicable. The Company will not be subject to additional regulation unless it elects to produce therapeutic drugs, in which case the Company will be required to conduct extensive clinical trials for FDA clearance which are not required for the Company's products at this time. In such event the Company shall have all of the uncertainties such clinical trials present including the risk of loss of substantial capital in the event a product never receives the required approvals.

     Medical products are subject to extensive regulation by the FDA, in some case by state and local laws and by foreign laws and international treaties. The Company's products must conform to a variety of domestic and international requirements. In order for the Company to sell its products in a jurisdiction, it must obtain regulatory approval and comply with different regulations in each jurisdiction. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the purchase by the
Company's customers, which in turn may have a material adverse effect on the sale of such products by the Company to such customers. The failure to comply with current or future regulations or changes in the interpretation of existing regulations could result in the suspension or cessation of product sales. Such regulations or such changes in interpretation could require the Company to modify its products and incur substantial costs to comply with such time-consuming regulations and changes.

     The regulatory environment in which the Company operates is subject to change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact the Company's operations by restricting development efforts by the Company and its customers, making current products obsolete or increasing the opportunity for additional competition. Any such regulatory changes could have a material adverse effect on the Company's business, financial condition and results of operations. The Company might deem it necessary or advisable to alter or modify its products to operate in compliance with such regulations. Such modifications could be extremely expensive and, especially if subject to regulatory review and approval, time-consuming. See Part I, Item 1. "Description of Business," (b) "Business of Issuer Governmental Regulation."

     11. No Assurance of Product Quality. Performance and Reliability. The Company expects that its distributor and their customers will continue to establish demanding specifications for quality, performance and reliability.

Although the Company attempts to only deal with manufacturers who adhere to good manufacturing practice standards, there can be no assurance that problems will not occur in the future with respect to quality, performance, reliability and price. If such problems occur, the Company could experience increased costs, delays in or cancellations or rescheduling of orders or shipments and product returns and discounts, any of which would have a material adverse effect on the Company's business, financial condition or results of operations.

     12. Future Capital Requirements. The Company's future capital requirements will depend upon many factors, including the development of new medical and health products, requirements to maintain adequate manufacturing facilities, the progress of the Company's research and development efforts, expansion of the Company's marketing and sales efforts and the status of competitive products and services. The Company believes that it will require additional funding in order to fully exploit its plan for operations. There can be no assurance, however, that the Company will secure such additional financing. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders will result. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its existing or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations. See Part I, Item 2. "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

     13.  Uncertainty  Regarding  Protection of Proprietary  Rights. The Company
attempts to protect its intellectual property rights through patents, trademarks, secrecy agreements, trade secrets and a variety of other measures. However, there can be no assurance that such measures will provide adequate protection for the Company's trade secrets or other proprietary information, that additional disputes with respect to the ownership of its intellectual property rights will not arise, that the Company's trade secrets or proprietary technology will not otherwise become known or be independently developed by competitors or that the Company can otherwise meaningfully protect its intellectual property rights. There can be no assurance that any patent owned by the Company will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with the scope of the claims sought by the Company, if at all. Furthermore, there can be no assurance that others will not develop similar products, duplicate the Company's products or design around the patents owned by the Company or that third parties will not assert intellectual property infringement claims against the Company. In addition, there can be no assurance that foreign intellectual property laws will adequately protect the Company's intellectual property rights abroad. The failure of the Company to protect its proprietary rights could have a material adverse effect on its business, financial condition and results of operations.

     Litigation may be necessary to protect the Company's intellectual property rights and trade secrets, to determine the validity of and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims will not be asserted in the future. If any claims or actions are asserted against the Company, the Company may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that a license will be available under reasonable terms or at all. In addition, should the Company decide to litigate such claims, such litigation could be extremely expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations, regardless of the outcome of the litigation. See Part I, Item 1. Description of Business - (b) Business of Issuer - Patents, Copyrights and Trademarks."

     14. Ability to Grow. The Company expects to grow through one or more strategic alliances, acquisitions, internal growth and by granting licenses for products which are not within the focuses defined by management. There can be no assurance that the Company will be able to create a greater market presence, or if such market is created, to expand its market presence or successfully enter other markets. The ability of the Company to grow will depend on a number of factors, including the availability of working capital to support such growth, existing and emerging competition, one or more qualified strategic alliances and the Company's ability to maintain sufficient profit margins in the face of pricing pressures. The Company must also manage costs in a changing regulatory environment, adapt its infrastructure and systems to accommodate growth within the niche market which it has created.

     The Company also plans to expand its business, in part, through acquisitions. Although the Company will continuously review potential acquisition candidates, it has not entered into any agreement, understanding or commitment with respect to any additional acquisitions at this time. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, complete acquisitions on favorable terms, or at all, or integrate acquired businesses into its operations. Moreover, there can be no assurance that acquisitions will not have a material adverse effect on the Company's operating results, particularly in the fiscal quarters immediately following the consummation of such transactions, while the operations of the acquired business are being integrated into the Company's operations. Once integrated, acquisitions may not achieve comparable levels of revenues, profitability or productivity as at then existing Company products or otherwise perform as expected. The Company is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisitions will be completed. The Company will be competing for acquisition and expansion opportunities with entities that have substantially greater resources than the Company. In addition, acquisitions involve a number of special risks, such as diversion of management's attention, difficulties in the integration of acquired operations and retention of personnel, unanticipated problems or legal liabilities, and tax and accounting issues, some or all of which could have a material adverse effect on the Company's results of operations and financial condition. (See Part I, Item 1. "Description of Business (b) "Business Issuer.")

     15. Potential Legal Liability. Providers of medical devices and products may be subject to claims relating to their product. Management has adopted and implemented policies and guidelines to reduce its exposure to these risks; principally in the area of its initial product research and development. However, the failure of any product to meet such policies and guidelines may result in governmental intervention, negative publicity, injunctive relief and the payment by the Company of money damages or fines. There can be no assurance that the Company will not experience such problems. (See - 8. "Potential for Unfavorable Interpretation of Government Regulations" and Part I, Item 1. "Description of Business" (b) "Business of Issuer-Government Regulation.")

     At such time as the Company enters into licensing agreements for certain products which it feels are not a proper mix but deserve exploitation, the Company may be subject to claims asserting that it is vicariously liable for the damages allegedly caused by the products produced by the licensees. Generally, liability for the acts or inactions of its licensees are based on agency and products liability concepts. The Company intends for its license agreements to state that the parties are not agents and that the licensees control the manufacturer and production of the product and that any modifications are the sole responsibility of the licensee. Despite these efforts to minimize the risk of liability, there can be no assurance that a claim will not be made against the Company.

     16. Competition. The medical products and device industry is highly competitive, with several major companies involved. The Company will be competing with larger competitors in international, national, regional and local markets. In addition, the Company may encounter substantial competition from new market entrants. Many of the Company's competitors have significantly greater name recognition and have greater marketing, financial and other resources than the Company. There can be no assurance that the Company will be able to complete effectively against such competitors in the future. (See Part I. Item 1. "Description of Business," (b) "Business of Issuer-Competition.")

     17. Requirement for Response to Rapid Technological Change and Requirement for Frequent New Product Introductions. The market for medical and health products and services is subject to rapid technological change, frequent new product introductions and enhancements, product obsolescence and changes in end-user requirements. The Company's ability to be competitive in this market will depend in significant part upon its ability to successfully develop, introduce and sell new innovative proprietary products, services and enhancements thereof on a timely and cost-effective basis that respond to changing customer requirements. Any success of the Company in developing new and enhanced products and services will depend upon a variety of factors, including new product selection, timely and efficient compliance with and completion of the regulatory process (FDA), timely and efficient completion of design, timely and efficient implementation of manufacturing and assembly process, its cost reduction program and the development, completion, performance, quality and reliability and development of competitive products and services by competitors. The Company may experience delays from time to time in completing development and introduction of new products and services. Moreover, there can be no assurance that the Company will be successful in selecting, developing, manufacturing and marketing new products and services. There can be no assurance that defects will not be found in the Company's products and services after commencement of commercial shipments, which could result in the loss of or delay in market acceptance. The inability of the Company to introduce in a timely manner new products and services that contribute to revenues could have a material adverse effect on the Company's business, financial condition and results of operations. See "Part I, Item. 1. "Description of Business (b) Business of Issuer - Competition."

     18. Possible Adverse Affect of Fluctuations in the General Economy and Business of Customers. Historically, the general level of economic activity has significantly affected the demand for new, disposable products. As demands for economy have increased, reusable products have seen a resurgence of demand. There can be no assurance that an economic downturn would not adversely affect the demand for the Company's products and services. Further, hospitals and other healthcare facilities have been required to adopt cost effective policies which may cause them to reject any new product, notwithstanding the need to protect workers from exposure to disease. There can be no assurance that such cost cutting factors will not adversely affect the development and market penetration of Safeshield.

     19. Lack of Working Capital Funding Source. Other than revenues from the sale of its products, which revenues have yet to produce a significant net profit, the Company has no current source of working capital funds, and should the Company be unable to secure additional financing on acceptable terms, its business, financial condition, results of operations and liquidity would be materially adversely affected.

     20. Dependence on Contract Manufacturers; Reliance on Sole or Limited Sources of Supply. As of the date hereof, the Company has no internal manufacturing capacity. The Company has been utilizing contract manufacturers to produce its products. In the case of Backstroke(TM), Kongent and in the case of Safeshield, the Company has an agreement with SAI. The Company may also rely on outside vendors to manufacture certain components. Certain necessary components and services anticipated to be necessary for the manufacture of the Company's products could be required to be obtained from a sole supplier or a limited group of suppliers. There can be no assurance that the Company's contract manufacturers, will be sufficient to fulfill the Company's orders.

     Should the Company be required to rely solely on contract manufacturers and a limited group of suppliers, such increasing reliance involves several risks, including a potential inability to obtain an adequate supply of finished products and required components, and reduced control over the price, timely delivery, reliability and quality of finished products and components. The Company does not believe that it is currently necessary to have any long-term supply agreements with its manufacturers or suppliers but this may change in the future. The Company has from time to time experienced and may in the future experience delays in the delivery of and quality problems with its products and certain components from vendors. Certain of the Company's suppliers have relatively limited financial and other resources. Any inability to obtain timely deliveries of acceptable quality or any other circumstances that would require the Company to seek alternative sources of supply, or to manufacture its finished products internally, could delay the Company's ability to ship its products which could damage relationships with current or prospective customers and have a material adverse effect on the Company's business, financial condition and operating results. See "Part I, Item 1. "Description of Business -
(b) Business of Issuer."

     21. Declining Average Selling Prices. The Company believes that average selling prices and gross margins for its products may decline in the long term as such products are in use in the market, as volume price discounts in existing and future contracts take effect and as competition intensifies, among other factors, especially with regard to its Backstroke(TM) product. To offset declining average selling prices, the Company believes that it must successfully introduce and sell new products and services or adaptations of products and services on a timely basis, develop new products and services with features that can be sold at higher average selling prices and reduce the costs thereof through design improvements, component cost reduction and in-house manufacturing, among other actions. Eventually, the Backstroke(TM) will be introduced to the retail market. To the extent that new products and services are not developed in a timely manner, do not achieve customer acceptance or do not generate higher average selling prices, and the Company is unable to offset declining average selling prices, the Company's gross margins will decline, and such decline will have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that the re-design of Backstroke(TM) will result in a reduction in costs. See "Part I, Item. 1. "Description of Business - (b) Business of Issuer - MPD - Research and Development" and Part I, item. 2. "Management's Discussion and Analysis of Financial Condition or Plan of Operations - Research and Development."

     22. Uncertainty of Market Acceptance. The future operating results of the Company depend to a significant extent upon the continued development of products and services deemed necessary, useful, convenient, affordable and competitive by medical professionals, healthcare workers and health conscious individuals. There can be no assurance that the Company has the ability to continuously introduce propriety products and services into the marketplace which will achieve the market penetration and acceptance necessary for the Company to grow and become profitable on a sustained basis, especially given the fierce competition that exists from companies more established and well financed than the Company. See "Part I, Item 1. "Description of Business -(b) Business of Issuer - Competition."

     To date, substantially all of the Company's product sales have been to customers within the United States, Mexico and the World-Wide-Web with only a small or relatively no portion of such sales generated internationally. The Company's future results of operations will be dependent in significant part on its ability to penetrate markets in the United States and foreign countries in which the Company has not yet established a meaningful presence. There can be no assurance that the Company will be successful in penetration these additional markets.

     23. International Operations; Risks of Doing Business in Developing Countries. Substantially all of the Company's revenues from product sales to date have been made to customers located inside of the United States. The Company anticipates that international sales will, as a result of various distribution agreements entered into, account for more of its revenues from product sales for the foreseeable future. The Company's international sales may be denominated in foreign or United States currencies. The Company does not currently engage in foreign currency hedging transactions. As a result, a decrease in the value of foreign currencies relative to the United States dollar could result in losses from transactions denominated in foreign currencies. With respect to the Company's international sales that are United States dollar-denominated, such a decrease could make the Company's products less price-competitive. Additional risks inherent in the Company's international business activities include changes in regulatory requirements, costs and risks of local customers in foreign countries, availability of suitable export financing, timing and availability of export licenses, tariffs and other trade barriers, political and economic instability, difficulties in staffing and managing foreign operations, difficulties in managing distributors, potentially adverse tax consequences, foreign currency exchange fluctuations, the burden of complying with a wide variety of complex foreign laws and treaties and the possibility of difficulty in accounts receivable collections. Some of the Company's customer purchase agreements may be governed by foreign laws, which may differ significantly from U.S. laws. Therefore, the Company may be limited in its ability to enforce its rights under such agreements and to collect damages, if awarded. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

     Some of the Company's potential markets consist of countries that have not yet developed the technological and medical know-how to properly utilize the Company's products, in which event the development of demand for the Company's products in those countries will be limited or delayed. In doing business in some of these markets, the Company may also face economic, political and foreign currency fluctuations that are more volatile than those commonly experienced in the United States and other areas. See "Part I, Item 1. "Description of Business
- (b) Business of Issuer - Sales and Marketing - Distribution of Products."

     24. No Dividends. While payments of dividends on the Common Stock rests with the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions and other factors which cannot now be predicted. It is highly unlikely that cash dividends on the Common Stock will be paid by the Company in the foreseeable future. See Part I,
Item 8. "Description of Securities - Description of Common Stock - Dividend Policy."

     25. No Cumulative Voting. The election of directors and other questions will be decided by a majority vote. Since cumulative voting is not permitted and a majority of the Company's outstanding Common Stock constitute a quorum, investors who purchase shares of the Company's Common Stock may not have the power to elect even a single director and, as a practical matter, the current management will continue to effectively control the Company. See Part I, Item 8. "Description of Securities - Description of Common Stock."

     26. Control by Present Shareholders. The present shareholders of the Company's Common Stock will, by virtue of their percentage share ownership and the lack of cumulative voting, be able to elect the entire Board of Directors, establish the Company's policies and generally direct its affairs. Accordingly, persons investing in the Company's Common Stock will have no significant voice in Company management, and cannot be assured of ever having representation on the Board of Directors. See Part I, Item 4. "Security Ownership of Certain Beneficial Owners and Management."

     27. Potential Anti-Takeover and Other Effects of Issuance of Preferred Stock May Be Detrimental to Common Shareholders. Potential Anti-Takeover and Other Effects of Issuance of Preferred Stock May Be Detrimental to Common Shareholders. The Company is authorized to issue shares of preferred stock. ("Preferred Stock") One series of preferred stock has been issued to date, which series contains 10 to 1 conversion and 10 to 1 voting rights. The issuance of Preferred Stock does not require approval by the shareholders of the Company's

Common Stock. The Board of Directors, in its sole discretion, has the power to issue shares of Preferred Stock in one or more series and to establish the dividend rates and preferences, liquidation preferences, voting rights, redemption and conversion terms and conditions and any other relative rights and preferences with respect to any series of Preferred Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion and other rights; any of which rights and preferences may operate to the detriment of the shareholders of the Company's Common Stock. Further, the issuance of any shares of Preferred Stock having rights superior to those of the Company's Common Stock may result in a decrease in the value of market price of the Common Stock provided a market exists, and additionally, could be used by the Board of Directors as an anti-takeover measure or device to prevent a change in control of the Company. See Part I, Item 1. "Description of Securities Description of Preferred Stock."

     28. No Secondary Trading Exemption. Secondary trading in the Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of the state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for secondary trading in the Common Stock, in any state. If the Company fails to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value. The Company when it was known as Growth was listed in Standard and Poor's Standard Corporation Records on April 20, 1998.

     29. Possible Adverse Effect of Penny Stock Regulations on Liquidity of Common Stock in any Secondary Market. Although trading volume indicates that a secondary trading market has developed to a certain extent for the shares of Common Stock of the Company, the Common Stock is expected to come within the meaning of the term "penny stock" under 17 CAR 240.3a51-1 because such shares are issued by a small company; are low-priced (under five dollars); and are not traded on NASDAQ or on a national stock exchange. The SEC has established risk disclosure requirements for broker-dealers participating in penny stock transactions as part of a system of disclosure and regulatory oversight for the operation of the penny stock market. Rule 15g-9 under the Securities Exchange Act of 1934, as amended, obligates a broker-dealer to satisfy special sales practice requirements, including a requirement that it make an individualized written suitability determination of the purchaser and receive the purchaser's written consent prior to the transaction. Further, the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure instrument that provides information about penny stocks and the risks in the penny stock market. Additionally, the customer must be provided by the broker-dealer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. For so long as the Company's Common Stock is considered penny stock, the penny stock regulations can be expected to have an adverse effect on the liquidity of the Common Stock in the secondary market, if any, which develops.

        Item 2.       Management's Discussion and Analysis or Plan of Operation

        Discussion and Analysis

     NBMDE was formed for the initial purpose of combating the potential spread of germs through hand to hand contact. The founding philosophy arose from a concern regarding the occupational risks of healthcare workers. Its initial product, Safeshield (originally called Virashield) for which patent protection is being sought, forms a long lasting antimicrobial, waterproof barrier on the skin. Since inception, NBMDE and now the Company, has broadened its mission from purely pharmaceuticals to include a line of medical instruments. Since the acquisition, the Company has further expanded into the area of health, wellness and fitness products.

     The Company was in the development stage until October 1998 when the Share Exchange took place between NBMDE and the Company. NBMDE has yet to begin commercial shipment of Safeshield, although it has substantial recent sales of its Backstroke(TM) product. From inception through June 30, 1999, the Company generated revenues of approximately $2,777,331 from a limited number of customers. Since inception through June 30, 1999, the Company has generated cumulative losses of approximately $16,547,534. Although the Company has experienced a significant percentage growth in revenues and gross profit from October 1998 to date, the Company does not believe prior growth rates are indicative of future operating results, especially in light of the fact that the Company's Backstroke(TM) product has a finite lifespan. Due to the Company's operating history and limited resources, among other factors, there can be no assurance that profitability or significant revenues on a quarterly or annual basis will occur in the future.

     The Company is currently marketing the Backstroke(TM) product, Safeshield and all approximately 10,500 Bontempi medical, dental and veterinary instruments, expects to introduce other products by the end of 1999, and expects to continue to invest significant resources in several new products and enhancements prior to 2000.

     Since execution of the agreement with DermaGuard, and receipt of the initial order for Safeshield in the amount of $630,000, the Company's MPD has begun to make preparations for a period of growth, which may require it to significantly increase the scale of its operations. This increase will include the hiring of additional personnel in all functional areas and will result in significantly higher operating expenses. The increase in operating expenses is expected to be matched by a concurrent increase in revenues. However, the Company's net gain may not continue even if revenues increase and operating expenses may still continue to increase. Expansion of the Company's operations may cause a significant strain on the Company's management, financial and other resources. The Company's ability to manage recent and any possible future growth, should it occur, will depend upon a significant expansion of its accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. As a result of such expected expansion and the anticipated increase in its operating expenses, as well as the difficulty in forecasting revenue levels, the Company expects to continue to experience significant fluctuations in its revenues, costs and gross margins, and therefore its results of operations. See Part I, Item 1. "Description of the Business - (b) Business of the Issuers - Risk Factors - Fluctuations in Results of Operations".

     Since the acquisition of Flex and formation of the Flex Marketing Division, the Company has experienced significant growth, which may require it to substantially increase the scale of its operations. This increase will include the hiring of additional personnel in all functional areas and will result in significantly higher operating expenses. The increase in operating expenses is expected to be matched by a concurrent increase in revenues. However, the Company's net gain may not continue even if revenues increase and operating expenses may still continue to increase. Expansion of the Company's operations may cause a significant strain on the Company's management, financial and other resources. The Company's ability to manage recent and any possible future growth, should it occur, will depend upon a significant expansion of its accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. As a result of such expected expansion and the anticipated increase in its operating expenses, as well as the difficulty in forecasting revenue levels, the Company expects to continue to experience significant fluctuations in its revenues, costs and gross margins, and therefore its results of operations. See Part I, Item 1. "Description of the Business - (b) Business of the Issuers - Risk Factors - Fluctuations in Results of Operations".

     Since NBMDE's Exclusive Distribution Agreement, Bontempi instruments have begun to be marketed in the Bontempi international catalogue. The Company also has begun to make preparations for a period of growth, which may require it to significantly increase the scale of its operations. This increase will include the hiring of additional personnel in all functional areas and will result in significantly higher operating expenses. The increase in operating expenses is expected to be matched by a concurrent increase in revenues. However, the Company's net gain may not continue even if revenues increase and operating expenses may still continue to increase. Expansion of the Company's operations may cause a significant strain on the Company's management, financial and other resources. The Company's ability to manage recent and any possible future growth, should it occur, will depend upon a significant expansion of its accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. As a result of such expected expansion and the anticipated increase in its operating expenses, as well as the difficulty in forecasting revenue levels, the Company expects to continue to experience significant fluctuations in its revenues, costs and gross margins, and therefore its results of operations. See Part I, Item 1. "Description of the Business - (b) Business of the Issuers - Risk Factors - Fluctuations in Results of Operations".

        Results of Operations - Full Fiscal Years

        Revenues

     To date, a limited number of customers and distributors have accounted for substantially all of the Company's revenues with respect to Safeshield and Bontempi product sales. The Company will focus its selling efforts with regard to its Safeshield product on the DermaGuard arrangement. DermaGuard proposes to sell Safeshield to restaurant chains, hospitals, government agencies and others with the objective of having Safeshield become internationally recognized as a superior antimicrobial lotion/creme product. The Company will focus its selling efforts with regard to its Bontempi products on a number of skilled representatives who will focus on both large chains and sole proprietorships. The Company will continue to market its Backstroke(TM) product through the use of infomercials until such method becomes unprofitable. At such time, the Company intends to introduce the Backstroke(TM) in the retail market.

     Although the Company has entered into an exclusive distributorship agreement with DermaGuard, only one order for Safeshield in the amount of $630,000 has been received to date. Furthermore, the MPD has sold only a limited number of instruments to a few main customers. Therefore, there is no assurance that the Company will be able to obtain adequate distribution of its products to the intended end user. Many medical product distributors exist for the distribution of products similar to those distributed by the Company. They carry an extensive line of products (some of which they manufacture themselves) which they make available to end users (hospitals, surgeons, healthcare workers). Competition by these distributors may seriously impede the Company's ability to distribute the Company's products to end users.

     The Company's ability to achieve revenues in the future will depend in significant part upon its ability to obtain orders from, maintain relationships with and provide support to, existing and new customers, as well as the condition of its customers. As a result, any cancellation, reduction or delay in orders by or shipments to any customer or the inability of any customer to finance its purchases of the Company's products may materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company's revenues will increase in the future. In addition, the Company expects that the average selling price of the Backstroke(TM) product will also decline as the product matures. Accordingly, the Company's ability to maintain or increase revenues will depend in part upon its ability to increase unit sales volumes of its other products and to introduce and sell new or improved products at prices sufficient to compensate for reduced revenues resulting from declines in the average selling price of the Company's more mature products. See Part I, Item 1. "Description of the Business
- (b), Business of the Issuers - Risk Factors - Significant Customer and Product Concentration; Fluctuations in Results of Operations; Declining Average Selling Prices and International Operations; Risks of Doing business in Developing Countries."

        Gross Profit

     On the product side of its business, the Company's cost of revenues consists primarily of costs related to contracted manufacturing and advertising expenses. For the year ended June 30, 1999, gross profit was $1,876,741 or approximately 67.6% of product sales. For the year ended June 30, 1998, the Company's gross profit was $2,268 or approximately 79.7% of product sales. Such improvement is associated with the introduction of Backstroke(TM), as well as marketing and sales efforts related to the Bontempi line, but there can be no assurance that such improvements will continue.

     To the extent the Company is unable to introduce new products with similar margins, the Company's gross margins and results of operations could be materially adversely affected. The Company's gross profit may also be affected by a variety of other factors, including mix of products and services sold; production, reliability or quality problems; price competition; and warranty expenses and discounts.

        Operating Expenses

     Sales and Marketing: These expenses consist of advertising, meetings and conventions and entertainment related to product exhibitions and the related travel expenses. In fiscal 1999, the Company has spent approximately $2,696,393 on sales and marketing expenses. In fiscal 1999, the Company increased its advertising particularly with reference to Backstroke(TM). The Company intends to invest significant resources to expand its sales and marketing effort, including the hiring of additional personnel and to establish the infrastructure necessary to support future operations. The Company expects that such expenses in 2000 will increase in absolute dollars as compared to 1999.

     General and Administrative: These expenses consist primarily of the general and administrative expenses for salaries, contract labor and other expenses for management and finance and accounting, legal and other professional services including ongoing expenses as a publicly owned Company related to legal, accounting and other administrative services and expenses. Since inception, the Company has spent approximately $6,766,059 on general and administrative expenses. For the years ended June 30, 1999 and June 30, 1998, general and administrative expenses were $4,625,636 and $2,140,423, respectively. The Company expects general and administrative expenses to increase in absolute dollars in 2000 as compared to 1999, as the Company continues to expand its operations.

     Research and Development: These expenses consist primarily of costs associated with personnel and equipment costs and field/clinical trials. The Company's research and development activities include the development of new Safeshield products as well as products that will replace the Backstroke(TM) once the product has achieved its maximum potential.

     During 1999,  research and  development  expenses  increased as the Company concentrated on Safeshield. The Company intends to continue to invest significant resources to continue the development of new products and expects that research and development expenses in 2000 will increase in absolute dollars as compared to 1999.

     Interest and Other Income (Expense), Net: On November 28, 1998, the Company executed a 10% convertible note in the amount of $750,000 in favor of TK and issued a warrant to purchase 200,000 shares of the Company's Common Stock. The Note was convertible into restricted shares of the Company's Common Stock and has registration rights. The warrant is exercisable at $0.48 per share and has piggy-back registration rights. The exercise period commences 30 days following the effective date of a registration statement covering such warrants. The Note has since been converted into 8,000,000 shares of restricted common stock of the Company in full and final satisfaction of the Note.

     As part of a Settlement Agreement executed in January 1999 between Flex Marketing, Inc. and David M. Vitko, individually, as president of D.V. Back Products, Inc. and as General Manager of Backstroke, Ltd., an Ohio Limited Partnership, Flex agreed to assume a debt by Back Products in favor of National City Bank in the amount of $265,754 and to pay Vitko $12,000 in installments bearing 8% interest per annum

     The Company signed a Promissory Note in the amount of $50,000 in favor of Virasept Pharmaceuticals, Inc. in March 1999 as settlement of amounts owed to Virasept in connection with the cancellation of the exclusive an distributorship agreement. The terms require payments in the amount of $1,000 weekly for 12 weeks and then a balloon payment in the amount of $38,000. In lieu of the balloon payment, Virasept has to agreed to accept weekly payments in the amount of $1,000. The Company issued 800,000 of its restricted Common Stock to be held in escrow for the benefit of Virasept to secure payment on the note. The Company is in default in payment under this arrangement, and Virasept may elect to sue for the entire balance in lieu of taking the escrowed shares. The parties are in discussion as to a potential further settlement arrangement. See Part II, Item
4. "Recent Sales of Unregistered Securities."

     The Company entered into a Settlement Agreement with James McInerney and Auckland Trust Co. Limited as Trustee for First Pacific Master Superannuation Fund whereby NBM must pay them $50,000 by August 6, 1999 toward the repayment of a bond in the principal amount of $525,000 made in 1998. All other bondholders in NBMDE converted their bonds to shares of restricted Common Stock in connection with the share exchange between the Company and NBMDE. See Part II,
Item 2. "Legal Proceedings" and Part II, Item 4, "Recent Sales of Unregistered Securities".

     The Company has signed interest bearing promissory notes on which they make weekly payments in favor of its officers and directors for unpaid back salaries and expenses, including Mr. Hoyng for $17,604, Mr. Volpe for $4,809 and Mr. Zavoral for $73,056 and signed ten (10) additional notes totaling $233,098 to certain other creditors.

     The Company did not report foreign currency gains or losses for the year ended June 30, 1999 since the contracts negotiated with Bontempi were all negotiated in American currency and the Company had no other foreign transactions. In the event that the Company contracts with a foreign entity for the purchase of its products, the Company may in the future be exposed to the risk of foreign currency gains or losses depending upon the magnitude of a change in the value of a local currency in an international market. The Company does not currently engage in foreign currency hedging transactions, although it may implement such transactions in the future.

        Financial Condition, Liquidity and Capital Resources

     At June 30, 1999, the Company had assets totaling $8,261,073 and liabilities totaling $2,900,234. Since the Share Exchange in October of 1998, the Company has financed its operations and met its capital requirements through sales of its products, common stock offerings aggregating approximately $5,121,832, through borrowing from current shareholders and through the $750,000 convertible note.

     Operating activities used net cash of $4,480,310 and $2,769,999 in 1999 and 1998, respectively.

     At June 30, 1999, the Company had a working capital deficiency of approximately $2,109,641, including $547,361 of accounts receivable and $198,222 of inventory.

     The Company's principal commitments for capital expenditures are those associated with manufacturing and marketing of Backstroke(TM), manufacturing the Safeshield product and repayment of its short-term indebtedness. See Part I,
Item 1. "Description of the Business - (b) Business of Issuer."

     In addition, the Company is spending considerable time and expense on the development of new Safeshield products, as well as a replacement product for the Backstroke(TM) should sales diminish. The sources of funds to meet these commitments will be partially made through cash on hand, revenues generated by each of the Company's divisions, and other revenues which the Company believes it will generate over the five (5) year term. See Part I, Item 1. "Description of Business - (b) Business of Issuer."

     The Company's future capital requirements will depend upon many factors, including the continued success of Backstroke(TM), its current products and new products, the extent and timing of acceptance of the Company's products and services in the market, requirements to maintain adequate manufacturing arrangements, the progress of the Company's research and development efforts, expansion of the Company's marketing and sales efforts, the Company's results of operations and the status of competitive products and services. The Company believes that cash on hand, cash flow from operations, if any, and funds available from Backstroke(TM) will be adequate to fund its operations for at least the next twelve months. There can be no assurance, however, that the Company will not require additional financing prior to such date to fund its operations. In addition, the Company may require additional financing after such date to fund its operations. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all, when required by the Company. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders will result. If additional funds are raised by issuing debt securities future interest expense will be incurred. If adequate funds are not available, the Company may be required to delay, scale back the development of new or improved products or to scale back or eliminate one or more of its research and development programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its products or potential products or other assets that the Company would not otherwise relinquish. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.

     It is the Company's intention to pursue additonal debt and or equity financing in the range of $2,000,000 to $5,000,000 during the remaining part of calendar year 1999, however, there can be no assurace that they will be successful in their efforts. NBM believes that cash flows generated from operations and borrowing capacity, combined with proceeds from future debt or equity finacning, will provide adequate flexibility for funding the Company's working capital obligations.

        Impact of the Year 2000 Issue

     The Year 2000 Issue is the result of potential problems with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits (e.g. 98 for 1998). On January 1, 2000, any clock or date recording mechanism including date sensitive software which uses only two digits to represent the year, may recognize the date using 00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar activities.

     The Company determined that the Year 2000 impact is not material to NBM and that it will not impact its business, operations or financial condition since all of the internal software utilized by the Company has the capability of being upgraded to support Year 2000 versions.

     The Company believes that it has disclosed all required information relative to Year 2000 issues relating to its business and operations. However, there can be no assurance that the systems of other companies on which the Company's systems rely also will be timely converted or that any such failure to convert by another company would not have an adverse affect on the Company's systems.

        Forward-Looking Statements

     This Form 10-SB includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this

Form 10-SB which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), demand for the Company's products and services, expansion and growth of the Company's business and operations, and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, general economic market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Form 10-SB are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

        Item 3.              Description of Property

     The Company maintains its executive offices at 43 Taunton Green, 3rd Floor, Taunton, MA 02780. Its telephone number is (508) 884-8820 and its facsimile number is (508) 880-5208.

     The Company leases approximately three thousand (3,000) square feet for its executive offices from Mello Investment Trust. The lease is for a term of three
(3) years commencing December 1, 1997 and ending November 30, 2000. The Company may, in its sole discretion, extend the lease for a fourth and fifth year. The Company pays monthly rent in the amount of $3,100 and the lease is on a triple net basis. The Company believes that the leased property is sufficient for its requirements for the next several years. See Part I, Item 3. "Description of Property."

     The Company also leases approximately four hundred (400) square feet additional space at 43 Taunton Green on the 2nd floor from Mello Investment Trust. The lease term commenced February 1, 1998 and expires on August 31, 1999. The Company paid $4,500 as a lump sum upon execution of the lease. The lease is on a triple net basis. The Company believes that the property is sufficient for its requirements for the next several years.

     The Company has several business related activities in the State of Florida, including its legal counsel, accounting firm, and Backstroke(TM) service center. It maintains an apartment in Ft. Lauderdale, Florida for its executives. The lease term is for a period of one (1) year and expires in March 2000. The Company pays monthly rent in the amount of $1,118. The Landlord is responsible for all maintenance. In addition the Company rents furniture for the apartment. The Landlord is responsible for all maintenance.

     The Company headquarters also serves as the telephone customer service center for Backstroke(TM). This service center handles over 100 calls each day.

     The Company owns no real property and its personal property consists of furniture, fixtures and equipment, prototype molds and leasehold improvements with an original cost of $758,685 on June 30, 1999.

     The Company currently employs its capital reserves in a business checking account. Activity is monitored on a weekly basis.

        Item 4. Security Ownership of Certain Beneficial Owners and Management:

     The following table sets forth information as of July 31, 1999, regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.


Name and Address of           Title of       Amount and Nature of     Percent of
Beneficial Owner              Class          Beneficial Owner           Class
-------------------------------------------------------------------------------
  Daniel J. Hoyng (1)(2)(3)   Common         1,598,600
                                                                            3.3%
  Barry McFarland(4)          None                   0
                                                                              0%

  Victor Bianchi       (5)    Common         1,324,166
                                                                            2.7%

  Raymond Volpe(6)            Common           335,000
                                                                            0.7%

  Ernest Zavoral       (7)    Common           662,956
                                                                            1.4%

  Marek Lozowicki(8)          Common           300,000
                                                                            0.6%

  Robert Sciacca              Common           395,000
                                                                            0.8%

  Clinton Smith(9)            Common           110,000
                                                                            0.2%

  Thomson Kernaghan &         Common         8,000,000
  Co., Ltd.                                                                16.4%


  All Executive Officers and  Common         4,725,722
                                                                            9.7%

  Directors as a Group
  (eight(8) persons)(8)
  ----------

(1) The address for each of the above is c/o National Boston Medical Inc., 43 Taunton Green, 3rd Floor, Taunton, MA 02780. In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 8-6-11 of the Alabama code, Section 517.061(11) of the Florida code, Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 5. "Directors, Executive Officers, Promoters and Control Persons - Executive Officers and Directors."; and Part I, Item
     6. "Executive Compensation."; and Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(2) In November 1997, prior to its acquisition by the Company, NBMDE entered into a share exchange agreement with MMG. The exchange was made whereby NBMDE issued 499,000 shares of its restricted common stock to the principals of DJH, which included an issuance of 394,375 shares to Daniel Hoyng, the Company's President, Chairman and CEO. The Company has an employment contract with Mr. Hoyng. See Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(3) The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See
     Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(4) The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve
     (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item
     7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(5)  On July 17, 1998,  prior to its  acquisition by the Company,  NBMDE entered into an Exclusive Distribution Agreement with both BMC-US and BMC-CAN. In exchange for the exclusive rights to sell Bontempi Snc. instruments in the U.S., Mexico and though the World Wide Web. As part of this Agreement, NBMDE was to pay $307,999 which was convertible to shares of NBMDE's restricted common stock and to issue 2,374,999 shares of its restricted common stock to Bontempi and its shareholders, including 658,333 shares to Victor Bianchi, currently serving as a Director of the Company. Bontempi and its shareholders converted the remaining $258,000 of the amount due pursuant to a notice of conversion dated October 10, 1998 to 3,225,000 shares of the Company's  restricted  common stock.  The Company relied upon
     Section 4(2) of the Act and Rule 506 and Section 402(b)(9) of the Massachusetts Code. See Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(6) Mr. Volpe's contract is for one (1) year and is for a salary of $65,000 commencing June 25, 1998. In addition, Mr. Volpe is entitled to a bonus of 5% of gross margin on all sales up to $1,000,000 in sales and 10% of gross margin on all sales greater than $1,000,000 and a $2,000 per month bonus for achieving projected profit/loss projections. See Part I, Item 5. "Directors, Executive Officers, Promoter and Control Persons - Employee Contracts and Agreement."

(7) On November 21, 1998, the Company entered into a share exchange agreement with Flex and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights.

     The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(8) The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve
     (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and
     Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 5. "Directors, Executive Officer, Promoters and Control Persons"; Part I, Item
     7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(9) Clinton Smith owns warrants to purchase 20,000 shares of the Company's Common Stock pursuant to a bond and warrant offering which was completed on or about June 30, 1998. In the event all such options to purchase were exercised, this group would own a total of 4,745,722 shares of the Company's Common Stock which would represent 9.7% of the total shares of Common Stock outstanding. See Part II, Item 4. "Recent Offerings of Unregistered Securities."

     There are no arrangements which may result in the change of control of the Company.

        Item 5. Directors, Executive Officers, Promoters and Control Persons:

        Executive Officers and Directors

     Set forth below are the names, ages, positions, with the Company and business experiences of the executive officers and directors of the Company.

 Name                      Age           Position(s) with Company
 Daniel J. Hoyng           36            Chairman, President and Chief
                                         Executive Officer






 Ernest Zavoral            42            Director, Chief Operating Officer,
                                         President of Flex and Division
                                         Manager of FMD

 Barry McFarland           48            Chief Financial Officer, Treasurer

 Marek Lozowicki           36            Vice-President - Information
                                         Technology
                                         And Secretary

 Raymond Volpe             49            Division Manager of MPD

 Victor Bianchi            44            Director

 Robert Sciacca            54            Director

 Clinton Smith             40            Director

     All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and/or directors of the Company.

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 6. "Executive Compensation - Compensation of Directors."; and Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

        Family Relationships

     There are no family relationships between or among the executive officers and directors of the Company.

        Business Experience

     Daniel J. Hoyng, age 36, currently serves as Chairman, President and CEO. He has served as Chairman since August 1997, President since 1997 and CEO since 1997, although he served part of that time January 1999 to May 1999 as a co-CEO with Mr. Thomas Collins who has since left the Company. Mr. Hoyng formed DJH in March 1997 and NBMDE in November 1997. Before working for the Company, DJH and NBMDE, in 1996 and 1997, he was the Vice-President of Sales for Companion Radio, where he managed a sales force dedicated to introducing the company's products to the nursing home industry. From 1992 to1996, Mr. Hoyng was the Divisional Director of Healthcare Services Group, Inc., where he was responsible for the implementation of a sales and marketing campaign for the Northeast Division of the company. Over a four year period, Mr. Hoyng helped his division to grow from $13 million to $22 million. Mr. Hoyng graduated from Saint Joseph's College with a B.S. of Communications and Theater Arts in 1985.

     Barry McFarland, age 48, currently serves as the Chief Financial Officer and Treasurer of the Company. He has over twenty-five years of experience in corporate finance and general management. Most recently, he served as CFO and VP of operations for NUWAY Corporation, a start-up manufacturer of moist tissue products for retail distribution. He was previously VP of Finance and Chief Operating Officer for International Treasury Systems, Inc., a software development and systems integrator of foreign exchange trading systems. He also served as a corporate senior financial analyst for the Gillette company, then as division controller and director of Finance for two separate $100 Million dollar divisions of Computer Vision Corporation. Mr. McFarland holds a B.S. degree in finance, Cum Laude, from Boston College.

     Victor Bianchi, age 44, currently serves as a director of the Company. He has served in this capacity since July, 1998, the date of the exclusive distribution agreement granted NBM by Bontempi. He has served as President of Bontempi Medical Corporation since 1995. He concentrates on building strategic alliances within the dental, medical and veterinary industries and manages the Bontempi office and staff. Between 1979 and 1995, he was the co-owner of Data Network Xperts ("DNX"). DNX began as a support service to the interconnect industry. In the mid 1980's, with the introduction of LAN's and the Client/Server online platforms, DNX migrated to the commercial electronic data exchange. He speaks fluent Italian and is the liaison between the Company and Bontempi Italy (owner of all Bontempi instruments). Mr. Bianchi completed his commercial communications degree in Italy.

     Raymond Volpe, age 49, currently serves as the Division Manager for MPD. He has served in this capacity since June 1997. He was the Divisional Vice-President of Healthcare Services Group between the years of 1993 and 1996. In that capacity, he trained, recruited and hired regional marketing directors. He procured long-term facilities as customers, he conducted motivational seminars for staff in a long term care environment. Prior to his employment with Healthcare Services Group and between the years of 1995 and 1997, he served as the Executive Vice-President of Caremor Corporation, where he facilitated training sessions for caregivers and providers in the field of dementia. He also facilitated contracts with national book chains and distributors for dementia specific books marketed by Caremor. Additionally, he conducted motivational programs for those individuals whose family and friends were dementia victims. Mr. Volpe has a B.S. degree in Education from the University of Scranton and a Masters degree in history from Iona College. He also earned a Certificate of Advanced Study in Administration and Supervision from New Paltz State University, NY.

     Ernest Zavoral, age 42, currently serves as a Director, President of Flex and Division Manager of the FMD. He has served the Company in these capacities since the acquisition of Flex by the Company in November 1998. Mr. Zavoral was the President of Flex Marketing, Inc. from 1997. That company provided guidance to individuals and entities on how to bring their newly invented products to the marketplace. Mr. Zavoral is experienced in the marketing and sales industries and has gained invaluable experience in infomercial related marketing by bringing the Backstroke(TM) to the marketplace. Prior to his employment with Flex, he was the President of Freedom Laces which were sold through Wal-Mart stores. From 1993 to 1996, Mr. Zavoral was employed by Environmental Professionals & Associates. as the Vice-President of Operations. In that capacity he concentrated on permitting and environmental operations. Prior to his employment with Environmental Professionals & Associates, Mr. Zavoral was the Vice-President of Operations for EMAS where he also concentrated on permitting and environmental operations. Mr. Zavoral attended Grove City College.

     Marek Lozowicki, age 36, currently serves as the Vice President - Information Technology and as the Secretary of the Company. He has served the Company in this capacity since November 1998 and has worked for the Company since October 1997. He is responsible for implementing and maintaining information and communication systems (voice and data), database management and electronic commerce. Prior to this, between July 1997 and October 1997, he worked for Medical Marketing Group as a Systems Manager. His responsibilities included installing, configuring and maintaining the company computer network and other information systems (voice and data). Between March 1996 and October 1997, Mr. Lozowicki was employed by Portraits International, Inc. as their Northeast Region Manager. While there, he oversaw all aspects of the photography contract assignments , and associated obligations including retail and school sectors. He was involved in the implementation of new digital previewing systems in the premium glamour sector utilized by chain stores such as Bloomingdales. Other responsibilities included ongoing hiring, training and overseeing the department staff of over fifteen employees, equipment and material inventory control, quality assurance and the customer satisfaction assurance program. During his last months of employment, he also worked for Medical Marketing Group. Prior to Portraits International, Inc., between August 1992 and March 1996, he worked for AFP, Inc. as a photography manager for the Northeast region. His responsibilities were similar to those at Portraits International, Inc. Mr. Lozowicki attended school in Poland, where he received the equivalent of a B.A. degree in Philosophy. While there he also completed two years of graduate work in Theology. Upon arriving in the U.S. he completed another one year of graduate work in Theology.

     Dr. Robert Sciacca, age 54, currently serves as a Director of the Company. He has served on the Board since August 1998. For the past 17 years, Dr. Sciacca has been the president and chief executive officer of Alabama Ear, Nose and Throat Associates, a medical specialty practice employing twelve (12) health professionals. It is a full service ear, nose, throat and otolaryngic allergy practice. He is also an officer and Board member of Riverchase Medical Developers, a group of four (4) health professionals in the Birmingham community. Dr. Sciacca sits on the Medical Advisory Board. Dr. Sciacca received his B.S. degree from North Dakota State and his M.D. Degree from the University of Alabama at Birmingham in 1978.

     Clinton Smith, age 40, currently serves as a Director of the Company. He has served in this capacity since August 1998. In addition to serving on the Board of Directors, Mr. Smith is partner and co-owner of Roby & Smith, a New Orleans based law firm. The firm is a full service law firm with a concentration in litigation. He has been retained to represent the Company in some legal matters. Prior to Roby & Smith, he was a partner at Bryan & Jupiter (formerly Bryan, Jupiter, Lewis & Blanson), another New Orleans law firm. There he was a litigation attorney practicing in the areas of education/school law, commercial law, workers' compensation and tort defense. He was so employed since 1989. Mr. Smith received his B.A. degree from Morehouse College in 1982 and his J.D. degree from Tulane University in 1987.

        Medical Advisory Board

     In addition to the officers and directors of the Company, NBM has a medical advisory board which has provided advisory input on products, research and educational projects for the Company. All of the members are inactive members of this board who can be called on to address issues which arise in ongoing research and development projects. Active/Inactive status depends upon the level of participation in the Company's current activities. Medical Advisory Board members receive no salaries for their services but are compensated for any reasonable out of pocket expenses incurred on behalf of the Company. Each of the Medical Advisory Board members is a shareholder of the Company. Included on such board are the following:

        R. DON BALE, MD
        Obstetrics & Gynecology

        MICHAEL F. BLUM, MD
        Orthopaedic Surgeon

        R. DON BRYAN, MD
        Otolaryngology Head & Neck Surgery

        WILLIAM BRYANT, MD
        Orthopedic Surgeon

        PAMELA S. DARR, MD
        Radiologist

        LARRY DEEP, DMD
        Cosmetic & Implant Dentistry

        AARON DeMEYERE, MD
        Obstetrics & Gynecology

        NASROLLAH ESLAMI, MD
        Neurology

        STEPHEN C. HEEGER, DO
        Family Practice

        PATRICK HUNTER, II, MD

        Urology

        JOHN ISSIS, MD
        General Surgeon

        AVRAHAM KADAR, MD
        Immunology, Allergy & Asthma

        FRED KHALOUF, D.O.
        Anesthesiology

        PAUL KLEIN, OD, FAAO
        Optometry

        JOE MASSA, DDS
        General Dentistry

        ROBERT J. McDONOUGH, DDS
        Oral & Maxillofacial Surgery

        NORBERT MING, MD
        Otolaryngology & Plastic & Reconstructive Surgery

        WILLIAM L. NEQUETTE, DDS
        General Dentistry And Educator

        RAKESH R. PATEL, DO
        Physical, Rehabilitation, Industrial And Sports Medicine

        DONALD C. PATTERSON, MD
        Obstetrics And Gynecology

        JOSEPH A. PENNER, MD
        Dermatology & Dermatologic Surgery

        HARRY L. PHILLIPS, MD
        Family Practice

        CHARLES H. PIPPITT, JR., MD
        Oncology & Gynecology

        DON ROBERTS, MD
        Gastroenterology & Internal Medicine

        J. SCOTT ROBERTSON, MD

        Otolaryngology and Head & Neck Surgery

        JACK L. SCHAEFFER, OD
        Optometrist

        WALTER R. SIEMIAN, MD
        Plastic And Reconstructive Surgery

        PERRY W. SMITH, MD
        Anesthesiology

        RICHARD S. STEPHEN, MD
        Obstetrics & Gynecology

        MICHAEL D. STORCH, MD
        Plastic And Reconstructive Surgery

        JOSEPH L. STORY, MD
        Family Medicine

        Item 6.              Executive Compensation

Name            Year                                        LT       LT                 All
and Post                Annual       Annual       Annual    Comp     Comp      LTIP     Other
                        Comp         Comp         Comp      Rest     Options   Payouts  (1)(2)
                        Salary(1)    Bonus($)     Other     Stock
-----------------------------------------------------------------------------------------------------
Daniel J.               $125,000                            (3)      (3)
Hoyng,          1998    $175,000     $20,000
Chairman,                            $20,000
President       1999
and CEO (3)
-----------------------------------------------------------------------------------------------------
Ernest                                                      (4)      (4)
Zavoral,        1998    $75,000      $20,000
COO,
President of    1999    $100,000     $20,000
Flex,
Director and
Division
Manager of
FMD(4)
-----------------------------------------------------------------------------------------------------





Barry                                                       (5)      (5)
McFarland;      1999    $125,000     $20,000
Chief
Financial
Officer,
Treasurer(5)
-----------------------------------------------------------------------------------------------------
Marek                                                       (6)      (6)
Lozowicki,      1998    $65,000      $20,000
Vice
President       1999    $75,000      $12,000
Information
Technology
and
Secretary(6)
-----------------------------------------------------------------------------------------------------
                                                  (7)
Raymond         1998    $65,000      $6,000
Volpe,
Division
Manager
MPD(7)


(1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employee.

(2) In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
     Section 8-6-11 of the Alabama code, Section 517.061(11) of the Florida code, Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(3) The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See
     Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(4) On November 21, 1998, the Company entered into a share exchange agreement with Flex and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(5) The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve
     (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and
     Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(6) The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve
     (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and
     Section 359(f)(2)(d) of the Massachusetts Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

(7) Mr. Volpe's contract is for one (1) year and is for a salary of $65,000 commencing June 25, 1998. In addition, Mr. Volpe is entitled to a bonus of 5% of gross margin on all sales up to $1,000,000 in sales and 10% of gross margin on all sales greater than $1,000,000 and a $2,000 per month bonus for achieving projected profit/loss projections. See Part I, Item 5. "Directors, Executive Officers, Promoter and Control Persons - Employee Contracts and Agreement."

        Employee Contracts and Agreements

     The Company has entered into Employee Agreements with only a limited number of its officers and directors, but intends to enter into formal contracts with each of them in the near future.

        Key Man Life Insurance

     The   Company   intends   to  apply   for  Key  Man  Life   Insurance   and
Officer/Director Insurance upon becoming a reporting company under the 1934 Act.

        Employee and Consultants Stock Option Plans

     There is currently no employee nor consultant stock option plan in place, although the Company plans to submit such a plan or plans to the shareholders at the next annual meeting.

        Compensation of Directors

     In the past, the Company has awarded each of its Directors 10,000 shares of its Restricted Common Stock for service on the Board. NBM intends to issue the same number of shares in future months, although no formal plan is in place.

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part I, Item 7. "Certain Relationships and Related Transactions."; and Part II, Item 4. "Recent Sales of Unregistered Securities."

        Item 7.      Certain Relationships and Related Transactions

     In November 1997, prior to its acquisition by the Company, NBMDE entered into a share exchange agreement with MMG. The exchange was made whereby NBMDE issued 499,000 shares of its restricted common stock to the principals of DJH, including an issuance of 394,375 shares to Daniel Hoyng, the Company's President and CEO. The Company has an employment contract with Mr. Hoyng. See Part II,
Item 4. "Recent Sales of Unregistered Securities."

     In late 1997, NBMDE entered into a Consulting Agreement with DAG, for which NBMDE paid commissions in the form of cash and stock to DAG in connection with an offering of NBMDE's 12% bonds and warrants. The Agreement was declared null and void ab initio by the Company in June 1999, at which time the Company entered into agreements with DFL and ECG. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1998, prior to its acquisition by the Company, NBMDE entered into a Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $60,000 annually and 1.5% of the issued and outstanding stock of the company, which at that time was estimated at 75,000 shares. The term of the contract was for a period of one (1) year. In December 1998, after its acquisition of NBMDE, the Company terminated this agreement. As part of a settlement agreement, the Company issued 175,000 shares of its unrestricted Common Stock valued at $7,000 to Equity and Equity executed a full and general release for all claims. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In February 1998, the Company's predecessor, Frozen Assets, entered into a share exchange agreement with Growth, whereby Frozen Assets canceled 2,500,000 shares of its restricted common stock and exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Growth, which then became a wholly-owned subsidiary of Frozen Assets. Growth is currently inactive and its corporate charter has been revoked by the state of Nevada. See Part II, Item 4. "Recent Sales of Unregistered Securities.")

     On March 24, 1998, the Company entered into a share exchange agreement with Fragrance Florida, whereby the Company exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Fragrance Florida, which then became a wholly-owned subsidiary of the Company. On June 4, 1998, the Company amended its Articles of Incorporation changing its name to Fragrance Express, Inc. Although the parent and its subsidiary Fragrance Florida bore the same name, they did not share the same state of incorporation, so no consent was necessary. See Part II,
Item 4. "Recent Sales of Unregistered Securities."

     On May 21, 1998, NBMDE, prior to its acquisition by the Company, entered into a Consulting Agreement with Rothschild and Mayflower whereby Rothschild and Mayflower agreed to provide a fully trading public company to the Company in exchange for issuance of 650,000 shares of NBMDE's Common Stock which were to be converted into 400,000 (200,000 each) restricted shares in the new public company and a commitment to issue an additional 225,000 (112,500 each) unrestricted shares in the new public company after acquisition. See Part II,
Item 4. "Recent Sales of Unregistered Securities."

     On July 17, 1998, prior to its acquisition by the Company, NBMDE entered into an Exclusive Distribution Agreement with both BMC-US and BMC-CAN. In exchange for the exclusive rights to sell Bontempi Snc. instruments in the U.S., Mexico and though the World Wide Web. As part of this Agreement, NBMDE was to pay $307,999 which was convertible to shares of NBMDE's restricted common stock and to issue 2,374,999 shares of its restricted common stock to Bontempi and its shareholders, including 658,333 shares to Victor Bianchi, currently serving as a Director of the Company. Bontempi and its shareholders converted the remaining $258,000 of the amount due pursuant to a notice of conversion dated October 10, 1998 to 3,225,000 shares of the Company's restricted common stock. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 402(b)(9) of the Massachusetts Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 8, 1998, the Company entered into a share exchange agreement with NBMDE, which wholly-owned two dormant subsidiaries, MMG, Inc., a
Massachusetts corporation formed in March 1997 and Virushield Inc., a Massachusetts corporation formed in December, 1997. Prior to the closing of the share exchange, the Company conducted a pre-share exchange 4 to 1 reverse split of its common stock and a 20 to 1 reverse split of its preferred stock. The Company then issued 14,988,614 shares of its restricted common stock to NBMDE's shareholders in a 1 for 1 exchange for all of the issued and outstanding shares of NBMDE. The predecessor of NBMDE was MMG. At the time of the share exchange, NBMDE became a wholly-owned subsidiary of the Company. As a result of this acquisition, warrants to purchase 1,922,800 shares of NBMDE's restricted Common Stock exercisable at $1.25 and warrants to purchase 402,000 shares of NBMDE's restricted Common Stock exercisable at $2.50, were converted to an equal number of warrants to purchase restricted Common Stock of the Company, which Company warrants are exercisable for three (3) years from the date of their issuance.

On October 15, 1998, the Company amended its Articles of Incorporation changing its name to National Boston Medical, Inc. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Good Works, Inc. to provide corporate growth development consulting services to the Company in exchange for issuance of 500,000 shares of the Company's Common Stock. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Rothschild whereby Rothschild agreed to provide corporate growth development consulting services as a media consultant to the Company in exchange for issuance of 250,000 shares of the Company's Common Stock. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In November 1998, the Company issued a total of 100,000 shares of its restricted Common Stock to 75,000 shares to Richard Alfieri in exchange for services and 25,000 shares to one (1) individual who should have received the property distribution made in October, 1998, but did not receive his shares. These shares were valued at $4,000 ($3,000 was attributable to Mr. Alfieri's services.) See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On November 21, 1998, the Company entered into a share exchange agreement with Flex and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     Effective January 20, 1999, the Company entered into an agreement to spinoff Fragrance Florida and its wholly-owned subsidiary, Fragrance Express of Florida, Inc. Pursuant to this agreement, NBM was to return all issued and outstanding stock of Fragrance Florida at such time as Fragrance Florida became a wholly-owned subsidiary of Telenetworx in exchange for (i) the issuance of 15% of the issued and outstanding stock of Telenetworx; (ii) a demand note from

Fragrance Florida payable to the Company in the amount of $700,000 bearing interest at the rate of 10% per annum and secured by a third mortgage on property located in Athens, Georgia and (iii) an irrevocable agreement for a period of sixty (60) days for the Company to have the right to refinance the Athens' property, the proceeds of which would liquidate the demand note. To date, neither the Telenetworx stock nor the demand note have been delivered to the Company. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     On February 1, 1999, the Company entered into another Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $30,000 payable over six (6) months. The term of the contract was for a period of six (6) months. The Company had previously issued 175,000 shares of its stock in December 1998 for services rendered which were valued at $7,000. The contract was terminated by NBM in March of 1999. As part of the settlement, Equity was paid $7,5000 and executed a full and general release. See Part II,
Item 4. "Recent Sales of Unregistered Securities."

     On February 11, 1999, the Company entered into a Consulting Agreement with GFC Communications Corp. to provide public and financial communication consulting services to the Company in exchange for $5,000 per month. The term of the contract was for a period of one (1) year, but provided for termination on 30 days notice. NBM could elect to pay the fee with unrestricted common stock. The contract was terminated by the Company in April 1999.

     Effective May 5, 1999 and ending on November 11, 1999, the Company entered into a Consulting Agreement with Buying Power Network to provide financial public relations consulting services to the Company in exchange for $50,000 for the first month, $35,000 for the second month and $25,000 for the third month, with subsequent months to be agreed upon, each payable in cash or by issuance of unrestricted shares of Common Stock with equivalent value. The contract was terminated as of June 1, 1999. In exchange for services rendered by Buying Power Network the first month, the Company issued 500,000 shares of its restricted Common Stock valued at $50,000 to Joyce Research Group, of which Buying Power Network is a division. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida Code Section 517.061(11). See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged indebtedness to DFL in the amount of $518,000 and agreed to issue DFL 3,375,333 shares of its restricted common stock and to pay DFL $10,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the shares until such time as the shares are either registered or the Rule 144 restriction is lifted. The shares carry registration rights and NBM must buy back the shares at the earlier of closing on specified amounts of equity funding or after November 1, 1999. The repurchase price is $0.15 per share. NBM also committed to issue DFL 600,000 shares of its restricted common stock as payment for services rendered. No stock has been issued to date. See
Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with ECG, wherein the Company acknowledged indebtedness to ECG in the amount of $126,700 and agreed to issue ECG 711,334 shares of its restricted common stock and to pay ECG $20,000 in full and final satisfaction of such indebtedness.The Company has the right to repurchase the stock at a price of $0.15 per share. No stock has been issued to date. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged an indebtedness by Hernandez to DLF in the amount of $100,000, which indebtedness is secured partially by shares of the Company's common stock owned by Hernandez. The Company agreed to assume joint liability for the indebtedness subsequent to and subject to an agreement by Hernandez to liquidate his NBM shares. The Company also agreed to issue DFL 125,560 shares of its restricted common stock. No shares have been issued to date. See Part II,
Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 150,000 shares of its restricted common stock to Dr. David Vitko, inventor of the Backstroke(TM) and were valued at $37,500. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section 1707.03(X) of the Ohio code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See
Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

        Item 8.  Description of Securities

        Description of Capital Stock

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred
Stock, $0.001 par value per share. As of July 31, 1999, the Company has 48,801,870 shares of its Common Stock outstanding and 52,377 of its Preferred Stock outstanding.

        Description of Common Stock

     All shares of Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the Preferred Stock. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable.

        Dividend Policy

     Holders of shares of Common Stock are entitled to share pro rata in dividends and distribution with respect to the Common Stock when, as and if declared by the Board of Directors out of funds legally available therefore, after requirements with respect to preferential dividends on, and other matters relating to, the Preferred Stock, if any, have been met. The Company has not paid any dividends on its Common Stock and intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and the financial condition of the Company.

        Description of Preferred Stock

     Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred Stock shall have preemptive rights.

        Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Company's Common and Preferred Stock is Alpha Tech Stock Transfer which is located at 4505 South Wasatch Blvd., Suite 205, Salt Lake City, UT 84124, telephone (801) 278-1777, facsimile (801) 277-8888.

                                           PART II.

        Item 1. Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters.

        a)     Market Information.

     The Common Stock of the Company currently trades on the OTC Bulletin Board under the symbol "NBMX" and has since November 30, 1998. Originally it traded under the symbol "CRUZ" between May 21, 1998 and July 16, 1998. It traded under the symbol "FGRX" between July 20, 1998 and October 27, 1998. It traded under the symbol "NBMXD" between October 30, 1998 and November 27, 1998. The high, low and average bid information for each quarter since June 1998 to the present are as follows:

   Quarter                     High Bid       Low Bid       Average Bid

   Second Quarter  1998           3/8            .10            .2375
   Third Quarter   1998           1/4            .01            .13
   Fourth Quarter  1998           2             1/16           1.03125
   First Quarter   1999           .35           1/16            .20625
   Second Quarter  1999           3/16             0            .09375

     Please note that over-the-counter market quotations have been provided herein. The quotations reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

        (b)    Holders.

     As of July 31, 1999 the Company has 369 shareholders of record of its 48,801,870 outstanding shares of Common Stock, 31,207,618 of which are restricted Rule 144 shares and 17,594,252 of which are free-trading. As of the date hereof, the Company has outstanding options to purchase 3,324,800 shares of Common Stock. Of the Rule 144 shares, no shares have been held by affiliates of the Company for more than one (1) year.

        (c)    Dividends.

     The Company has never paid or declared any dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future.

        Item 2.              Legal Proceedings

     On February 10, 1999, James McInerney and Auckland Trust Co. Limited as Trustee for First Pacific Master Superannuation Fund filed suit in the Superior Court of Commonwealth of Massachusetts (trial court), Civil Action Number C99-00198. As a result, NBM's accounts were attached ex-parte at BankBoston, N.A., Fleet Bank, N.A. and Merrill Lynch Corp. until a Discharge of Trustee Process and Attachment was filed March 11, 1999.

     Mr. McInerney is the sole bondholder from the NBMDE offering who did not convert his outstanding debt to shares of the Company's common stock. Although his Note was not payable for three (3) years, Mr. McInerney demanded immediate payment of all amounts owed. The Company made several unsuccessful attempts to pay the amount owed ($525,000), but had insufficient cash flow and was unable to raise such funds. Thereafter, Mr. McInerney filed this action.

     A hearing has been scheduled for August 6, 1999 on Plaintiff's Motion for an Injunction which contains a request for an order stating that monies received by Company be placed in escrow. The hearing will be canceled pending performance on a settlement.

     On May 21, 1999, a Settlement Agreement was entered into under which NBM must pay Mr. McInerney $50,000 by August 6, 1999. Once this amount has been paid, Mr. McInerney will enter a dismissal with prejudice and execute a General Release.

     On April 5, 1999, Randall E. Perez, an individual, a/k/a Randy Perez filed Case # 99-08545 CA 10 in the General Jurisdiction Division in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida against NBM(NV) and NBMDE for Breach of Contract, Conversion and Unjust Enrichment. Mr. Perez is a former employee, officer and director of NBM. NBM and Mr. Perez disputed the amount due him upon termination of his employment. The matter has since been settled. A settlement agreement has been filed with the Court. The Court will retain jurisdiction over the matter to enforce the terms of the settlement agreement.

     In 1998, Genomic filed a lawsuit in the United States District Court for the Middle District of Florida against Garrick Perry and SAI which contends that Genomic had a contractual relationship with SAI and that SAI produced Safeshield for NBM using the proprietary confidential formula owned by Genomic. Genomic also contends that Safeshield test numbers and data are identical to the tests conducted on Genomic's product and that the use of that testing data by SAI (or
NBM) is unauthorized.

     The Company is a party to an action claiming patent infringement by its Safeshield product. Genomic and BMM have brought suit against NBM and Daniel Hoyng for violation of 15 U.S.C. 1125(A) - Reverse Passing Off, violation of Florida Deceptive and Unfair Trade Practices Act, breach of fiduciary duty and conversion. Genomic and BMM allege that NBM and Hoyng have used and continue to use confidential proprietary information which is the property of Genomic and relates to the Activ product. NBM and Hoyng have each filed a motion to dismiss which are currently pending. Should the case not be dismissed against either NBM or Hoyng, each have prepared an extensive counter-suit against Genomic, BMM, William Coury and others.

     On April 7, 1999, DeVo Media, Inc. filed a suit in the Court of Common Pleas, Mahoning County, Youngstown, Ohio, Case No. 99 CV 832 against Flex, NBM, Zavoral and Hayek for fraud and breach of contract seeking $136,000 compensatory damages, prejudgment interest at a rate of 10% percent per annum and $500,000 in punitive damages. The action stems from a contract entered into on July 10, 1997, which was later modified on February 10, 1998. In May 1999, Flex, NBM, Zavoral and Hayek filed answer, affirmative defenses and counterclaims for fraud in the inducement and breach of contract. The Company believes that it has numerous defenses to this action.

     On June 10, 1999 American National Lithographers and Engravers, Inc. d/b/a American National Ltd. ("National") filed suit in the Circuit Court of Dade County, Florida, Civil Action Number 99-13897 against the Company which contends that the Company owes National $19,273.38 for printing costs. The total amount in dispute exclusive of fees and costs is $19,273.38. The Company has filed its answer, affirmative defenses and a counterclaim in response to the complaint. The Company believes that it has several defenses to the claims listed in the complaint and does not consider the lawsuit to be material.

        Item 3.     Changes in and Disagreements with Accountants

     The Company has used the firm of Durland & Company, CPA's since 1998, when NBMDE conducted its share exchange with the Company. Their address is 340 Royal Palm Way, Suite 201, Palm Beach, Florida 33480. There has been no change in the Company's independent accountant during the period commencing with the Company's retention of Durland & Company through the date hereof.

        Item 4.              Recent Sales of Unregistered Securities

     The Company relied upon Section 4(2) of the Act and Rule 506 for several transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on the Company necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

     The Company relied upon Section 3(b) of the Act and Rule 504 for several transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based on the following: (i) the aggregate offering price of the offering of the shares of Common Stock and warrants did not exceed $1,000,000, less the aggregate offering price for all securities sold with the twelve months before the start of and during the offering of shares in reliance on any exemption under Section 3(b) of, or in violation of Section 5(a) of the Act; (ii) no general solicitation or advertising was conducted by the Company in connection with the offering of any of the shares; (iii) the fact the Company has not been since its inception (a) subject to the reporting requirements of
Section 13 or 15(d) of the Securities Act of 1934, as amended, (b) and "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

     The Company relied upon Florida Code Section 517.061(11) for several transactions. In each instance, such reliance is based on the following: (i) sales of the shares of Common Stock were not made to more than 35 persons; (ii) neither the offer nor the sale of any of the shares was accomplished by the publication of any advertisement; (iii) all purchasers either had a preexisting personal or business relationship with one or more of the executive officers of the Company or, by reason of their business or financial experience, could be reasonably assumed to have the capacity to protect their own interests in connection with the transaction; (iv) each purchaser represented that he was purchasing for his own account and not with a view to or for sale in connection with any distribution of the shares; and (v) prior to sale, each purchaser had reasonable access to or was furnished all material books and records of the Company, all material contracts and documents relating to the proposed transaction, and had an opportunity to question the executive officers of the Company. Pursuant to Rule 3E-500.005, in offerings made under Section 517.061(11) of the Florida Statutes, an offering memorandum is not required; however each purchaser (or his representative) must be provided with or given reasonable access to full and fair disclosure of material information. An issuer is deemed to be satisfied if such purchaser or his representative has been given access to all material books and records of the issuer; all material contracts and documents relating to the proposed transaction; and an opportunity to question the appropriate executive officer. In the regard, the Company supplied such information and was available for such questioning (the "Florida Exemption").

     The Company relied upon Massachusetts Code Section 402(b)(9) for several transactions. In each instance, such reliance is based on the following: any transaction pursuant to an offer directed by the offeror to not more than twenty-five persons other than those designated in paragraph (8) in the commonwealth during any period of twelve consecutive months, whether or not the offeror or any of the offerees is then present in the commonwealth, if (A) the seller reasonably believes that all the buyers in the commonwealth (other than those designated in paragraph (8)) are purchasing for investment, and (B) insofar as an offer involves the payment directly or indirectly of any commission or other remuneration for soliciting any prospective buyer in the commonwealth (other than those designated in paragraph (8)) a notice is filed with the secretary at least five full business days before the offer, and the secretary does not by order disallow the exemption within the next five full business days; but, in any event, the secretary may by rule or order, as to any security or transaction, withdraw or further condition this exemption, or increase or decrease the number of offerees permitted, or waive the conditions in clauses (A) and (B) with or without the substitution of a limitation on remuneration (the "MA exemption").

     The Company relied upon Nevada Code Section 90.530(11) for several transactions. In each instance, such reliance is based on the following: the following transactions are exempt from NRS 90.460 and 90.560, except as otherwise provided in this subsection, a transaction pursuant to an offer to sell securities of an issuer if: (a) the transaction is part of an issue in which there are no more than 25 purchasers in this state, other than those designated in subsection 10, during any 12 consecutive months; (b) no general solicitation or general advertising is used in connection with the offer to sell or sale of the securities; (c) no commission or other similar compensation is paid or given, directly or indirectly, to a person, other than a broker-dealer licensed or not required to be licensed under this chapter, for soliciting a prospective purchaser in this state; and (d) one of the following conditions is satisfi(1) the seller reasonably believes that all the purchasers in this state, other than those designated in subsection 10, are purchasing for investment; or
(2) immediately before and immediately after the transaction, the issuer reasonably believes that the securities of the issuer are held by 50 or fewer beneficial owners, other than those designated in subsection 10, and the transaction is part of an aggregate offering that does not exceed $500,000 during any 12 consecutive months. The administrator may by rule or order as to a security or transaction or a type of security or transaction, may withdraw or further condition the exemption set forth in this subsection or waive one or more of the conditions of the exemption. (the "Nevada Exemption").

     In each of the following transactions, the Company relied upon one or more state exemptions from registration. The following is a summary of all state requirements from the various states. The paragraph which follows indicates the Company's noncompliance (if applicable) with regard to these individual state requirements. 1) no general advertising or solicitation; 2) no commissions or remuneration; 3) the investor purchased for investment purposes (and not with a view toward distribution; 4) a filing with the state securities division; 5)a consent to service of process; 6) a fee; 7) the investment was suitable for the investor (did not exceed 10% of his net worth); 8) the investor had knowledge and experience in these types of transactions; 9) a legend was placed in the offering documents; 10) bad boy provisions; 11) preserve the books and records of the Company; 12) written agreement not to sell for 12 months received from purchaser; 13) written notice of the right to rescind; 14) stop transfer instructions given to the transfer agent; 15) a legend was placed on the certificates (restricted); 16) $500,000 maximum offering; 17) sales made only to accredited investors; 18) the investor was able to bear the risk of the investment; 19) an offering memorandum was given the purchasers; financial statements given to the investor; 20) escrow portion of proceeds; 21) corporate documents either supplied to or available for inspection by investor and 22) between 10 and 40 purchasers/investors.

     In Alabama, the Company failed to file notice, consent to service of process and pay the fee within 15 days of the first sale in Alabama. In Arizona, the Company failed to file notice and pay the fee and also failed to place the Arizona legend on the offering documents. In California, the Company failed to file notice, pay the fee and consent to service of process. In Delaware, the Company failed to file notice and consent to service of process. In Georgia, the Company failed to place the Georgia specific legend on the certificates. In Illinois, the Company failed to file notice and to pay a fee. In Indiana, the Company failed to file notice, consent to service of process. In Louisiana, the Company failed to file notice and service of process and to pay a fee. In
Maryland, the Company failed to place a Maryland specific legend on the certificates, failed to file notice and to pay a fee. In Michigan the Company failed to place a Michigan specific legend on the certificates and failed to give stop transfer instructions to the Company's transfer agent. In Minnesota, the Company failed to file notice. In New Hampshire, the Company failed to file notice, failed to consent to service of process and failed to pay a fee. In New York the Company failed to file notice, failed to pay a fee and failed to consent to service of process. In North Carolina, the Company failed to place a North Carolina specific legend in the offering documents. In Ohio, the Company failed to file notice. In Pennsylvania, the Company failed to receive written agreements from investors agreeing not to sell for a period of 12 months and failed to file notice or pay a fee. In Texas, the Company failed to place a Texas specific legend on the certificates and failed to place stop transfer instructions with the Company's transfer agent. In Utah, the Company exceeded the $500,000 maximum offering limitation. In Washington, the Company failed to place a Washington specific legend on the certificates and to file notice and consent to service of process.

     In November 1997, prior to its acquisition by the Company, NBMDE entered into a share exchange agreement with MMG. The exchange was made whereby NBMDE issued 499,000 shares of its restricted common stock to the principals of DJH, including an issuance of 394,375 shares to Daniel Hoyng, the Company's President and CEO. The Company has an employment contract with Mr.Hoyng. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and the Nevada Exemption. No Form D was filed with the Securities and Exchange Commission.

     From November to December 1997, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering its twelve percent (12%) convertible preferred Series A shares and three-year warrants exercisable at $2.50. NBMDE received proceeds of $25,000 from one (1) investor and granted warrants to purchase 10,000 shares of NBMDE's Common Stock. NMBDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 25102(f) of the California Code. The facts relied upon for compliance with the California Code are as follows: The sale was made to less than 35 purchasers, including persons not in California; the purchaser either had a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons, or by reason of their business or financial experience or the business or financial experience of their professional advisors who were unaffiliated with and who were not compensated by the issuer or any affiliate or selling agent of the issuer, directly or indirectly and could be reasonably assumed to have the capacity to protect their own interests in connection with the transaction; each purchaser represented that the purchaser was purchasing for the purchaser's own account and not with a view to or for sale in connection with any distribution of the security; the sale was not accomplished by the publication of any advertisement. No filing was made with the California Department of Corporations as required by California Rule 260.102.14, although 25102(f) provides: the failure to file the notice within the time specified by the rule of the commissioner shall not affect the availability of this exemption. No Form D was filed with the SEC.

               From December 1997 to June 1998, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering shares of the NBMDE's 12% convertible bonds and three-year warrants exercisable at $1.25 per share. NBMDE received proceeds of $2,403,500 from thirty-five (35) investors and granted warrants to purchase 1,922,800 shares of NBMDE's Common Stock. NBMDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 8-6-11 of the Alabama Code, Section 44-1844 of the Arizona Code, Section 517.061(11)(a) of the Florida Code, Section 10-5-5(e) of the Georgia Code; Section 130.293 of the Illinois Code, Section 710 I.A.C. 1-13-6(d) of the Indiana Code, Section 51:705 of the Louisiana Code, Section 80A.15(Subd. 2)(h) of the Minnesota Code, Section 30-54.210 of the Missouri Code, Section 359(f)(2)(d) of the New York Code,
Section 18(b)(4)(D) of the North Carolina Code and Section 460-44A-506 of the Washington Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

        From December 1997 to June 1998, prior to its acquisition by the Company, NBMDE conducted a self-directed private placement offering shares of the NBMDE's 12% convertible bonds and three-year warrants exercisable at $2.50 per share. NBMDE received proceeds of $1,105,000 from forty-seven (47) investors and granted warrants to purchase 392,000 shares of NBMDE's Common Stock. NDMDE used an Offering Memorandum in connection with this placement. This offering was conducted pursuant to Section 4(2) of the Act and Rule 506 and Section 8-6-11 of the Alabama Code, Section 25102(f) of the California Code, Section 517.061(11)(a) of the Florida Code, Section 10-5-5(e) of the Georgia Code;
Section 130.293 of the Illinois Code, Section 710 I.A.C. 1-13-6(d) of the Indiana Code, Section 51:705 of the Louisiana Code, Section 402(b)(9) of the Massachusetts Code, Section 359(f)(2)(d) of the New York Code, Section 203(d) of the Pennsylvania Code, Section 35-1-320(9) of the South Carolina Code and
Section 551.23 of the Wisconsin Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

     NBMDE relied upon a South Carolina exemption from registration, although the Company failed to file with the state securities bureau as mandated by the state statute. Sec. 35-1- 320(9) states: any transaction pursuant to an offer directed by the offeror to not more than twenty-five persons, other than those designated in item (8) of this section, in this State during any period of twelve consecutive months, whether or not the offeror or any of the offerees is then present in this State, if (a) the seller reasonably believes that all the buyers in this State, other than those designated in item (8) of this section, are purchasing for investment and (b) no commission or other remuneration is paid or given directly or indirectly for soliciting any prospective buyer in this State, other than those designated in item (8) of this section; but the Securities Commissioner may by rule or order, as to any security or transaction or any type of security or transaction, withdraw or further condition this exemption, increase or decrease the number of offerees permitted or waive the conditions in clauses (a) and (b) with or without the substitution of a limitation on remuneration and the Securities Commissioner, further, may require persons claiming this exemption to notify him in writing of the claim of exemption, the number of offers extended and to whom made at any point during the offering process;

     In late 1997, NBMDE entered into a Consulting Agreement with the DAG, for which NBMDE paid commissions in the form of cash and stock to DAG in connection with an offering of NBMDE's 12% bonds and warrants. The Agreement was declared null and void ab initio by the Company in June 1999, at which time the Company entered into agreements with DFL and ECG. No Form D was filed with the SEC.

     In February 1998, prior to its acquisition by the Company, NBMDE entered into a Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $60,000 annually and 1.5% of the issued and outstanding stock of the company, which at that time was estimated at 75,000 shares. The term of the contract was for a period of one (1) year. In December 1998, after its acquisition of NBMDE, the Company terminated this agreement. As part of a settlement agreement, the Company issued 175,000 shares of its unrestricted Common Stock valued at $7,000 to Equity and Equity executed a full and general release for all claims. NBMDE relied upon Section 3(b) of the Act and Rule 504 and Section 49:3-50(b)(9) of the New Jersey Code.

     In February 1998, the Company's predecessor, Frozen Assets, entered into a share exchange agreement with Growth whereby Frozen Assets canceled 2,500,000 shares of its restricted common stock and exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Growth, which then became a wholly-owned subsidiary of Frozen Assets. The Company relied upon Section 4(2) of the Act and

Rule 506 and the Nevada Exemption. Growth is currently inactive and its corporate charter has been revoked by the state of Nevada. No Form D was filed with the SEC.

     On March 1, 1998, the Company executed the TK Note. In July 1998, TK converted $10,000 of principal plus the accrued interest on the Note into the Company's common stock at a price of $0.1216 per share for a total of 84,779 shares. The principals of the Company failed to disclose this outstanding liability to NBMDE at the time of their exchange agreement in October 8, 1998. The new principals of the Company honored the debt and on October 20, 1998 allowed TK to convert an additional $100,000 of principal plus the accrued interest on the Note into the Company's common stock at a price of at a price of $0.24 for 443,790 shares. On or about October 28, 1998 TK converted the $390,000 of principal plus accrued into 513,647 post split shares of the Company's Common Stock. While no offering memorandum was used in connection with this offering, the business plan of the Company, which was disclosed to the investor, then was for the provision of product development, sales and services for the fragrance, hand rolled cigar and Irish chocolate industries. The Company claimed an exemption from registration in connection with each of the issuances under
Section 3(b) of the Act and Rule 504. No state exemption was required as TK is located in Canada. No Form D was filed with the SEC.

     On March 24, 1998, the Company entered into a share exchange agreement with Fragrance Florida, whereby the Company exchanged 1,200,000 of its convertible preferred stock (which stock contained 10 to 1 conversion and voting rights) for all of the outstanding capital stock of Fragrance Florida, which then became a wholly-owned subsidiary of the Company. On June 4, 1998, the Company amended its Articles of Incorporation changing its name to Fragrance Express, Inc. Although the parent and its subsidiary Fragrance Florida bore the same name, they did not share the same state of incorporation, so no consent was necessary. The Company relied upon Section 4(2) of the Act and Rule 506 and the Florida Exemption. No Form D was filed with the SEC.

     On May 21, 1998, NBMDE, prior to its acquisition by the Company, entered into a Consulting Agreement with Rothschild and Mayflower, whereby Rothschild and Mayflower agreed to provide a fully trading public company to the Company in exchange for issuance of 650,000 shares of NBMDE's Common Stock which were to be converted into 400,000 (200,000 each) restricted shares in the new public company and a commitment to issue an additional 225,000 (112,500 each) unrestricted shares in the new public company after acquisition. NBMDE relied upon Section 4(2) of the Act and Rule 506 and the Florida Exemption. No Form D was filed with the SEC.

     On July 17, 1998, prior to its acquisition by the Company, NBMDE entered into an Exclusive Distribution Agreement with both BMC-US and BMC-CAN. In exchange for the exclusive rights to sell Bontempi Snc. instruments in the U.S., Mexico and though the World Wide Web. As part of this Agreement, NBMDE was to pay $307,999 which was convertible to shares of NBMDE's restricted common stock and to issue 2,374,999 shares of its restricted common stock to Bontempi and its shareholders, including 658,333 shares to Victor Bianchi, currently serving as a Director of the Company. Bontempi and its shareholders converted the remaining

$258,000 of the amount due pursuant to a notice of conversion dated October 10, 1998 to 3,225,000 shares of the Company's restricted common stock. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 402(b)(9) of the Massachusetts Code. No Form D was filed with the SEC.

     In June 1998, prior to its acquisition with the Company, NBMDE entered into a stock exchange agreement with DermaGuard whereby NBMDE acquired ten percent (10%) or 700 shares of the issued and outstanding shares of DermaGuard's Common Stock in exchange for three percent (3%) or 150,000 shares of NBMDE's issued and outstanding Common Stock. NBMDE relied upon Section 4(2) of the Act, Rule 506,
Section 402(b)(9) of the Massachusetts Code and Section 51:705 of the Louisiana Code. No Form D was filed with the SEC.

     In July 1998, prior to its acquisition by the Company, NBMDE entered into an agreement with each of its 12% bondholders and the holder of the 12% Preferred Series A shares by which all of such holders, except one, agreed to convert their bonds, exercise their warrants and permit the NBMDE to entered into a share exchange agreement and merger with a public company with distributions to be made at the time that NBMDE executed a share exchange agreement. The one objecting bondholder, First Pacific Master Superannuation Fund filed suit in Massachusetts against the Company in March 1999. No Form D was filed with the SEC.

     On October 1, 1998, the Company sold 9,640,724 shares of its common stock to NBMDE for $120,509. These shares represent 2,410,181 post split shares. NBMDE promptly distributed these shares to its shareholders pro-rata at a price of $0.05 per share for a property distribution valued at $120,509. This represented approximately 18.22 percent of each person's share holdings of NBMDE as of August 19, 1998. In each instance, the issuance of securities was to its own security holders and either pursuant to a merger, share exchange or reorganization or pursuant to a dividend or a property distribution which was duly voted upon and approved by the shareholders of both corporations. The Company claimed the exemption from registration in connection with each of the following issuances under Section 3(b) of the Act and Rule 504. In addition, the Company relied upon the following statutes in the states in which the shareholders were resident: Alabama Code Section 8-6-11(12); Arizona Code Sections 44-1844(5) and/or 44- 1844(7); California Code Section 25103(c) and Rule 260.103; Florida Code Section 517.061(4) or (6); Georgia Code Sections 10-5-9(6) and (8); Illinois Code Section 4 [5/4](I); Indiana Code Sections 23-2-1-2(11) and (15); Louisiana Code Sections 51:709(6), (8) and (12);
Massachusetts Code Section 402(11); Minnesota Code Section 80A.15(n); Missouri Code Section 409.402(11);New Hampshire Code Section 421-B:17(l) and (n); New Jersey Code Section 49:3- 50(11); New York Code Section 80.5; North Carolina Code Section 78A-17(11); Ohio Code Section 1707.03(K)(1) and (2); Pennsylvania Code Section 203 [70 P.S. 1-203](q); Rhode Island Code Section 7-11-402(13) and
(16); South Carolina, Section 35-1-310(11);  Texas Code Section 5 [581-5](E) and
(G);  Vermont  Code  Section  4204a(4)  and (5);  Virginia  Code  Section  13.1-
514(B)(8) and (14); and Washington  Code Section  21.20.320(11);  Wisconsin Code
Section 551.2(13) and (14). No Form D was filed with the SEC.

     The state exemptions in the transaction listed above contained one or more of the following terms: a) the Company was issuing a stock dividend or other distribution out of its retained earnings or surplus; b) nothing of value was given by the stockholders for the distribution, including no commission or other remuneration and no surrender of the right to a distribution in cash or property other than the securities; c) the transaction was pursuant to an exchange of securities with its existing security holders; d) the transaction was authorized by a majority of the shareholders; or e) the transaction was pursuant to a merger. In each instance, the Company complied with all state requirements, except that the Company failed to file an M-11 in the state of New York.

     On October 8, 1998, the Company entered into a share exchange agreement with NBMDE, which wholly-owned two dormant subsidiaries, MMG, Inc., a
Massachusetts corporation formed in March 1997 and Virushield Inc., a Massachusetts corporation formed in December, 1997. Prior to the closing of the share exchange, the Company conducted a pre-share exchange 4 to 1 reverse split of its common stock and a 20 to 1 reverse split of its preferred stock. The Company then issued 14,988,614 shares of its restricted common stock to NBMDE's shareholders in a 1 for 1 exchange for all of the issued and outstanding shares of NBMDE. The predecessor of NBMDE was MMG. At the time of the share exchange, NBMDE became a wholly-owned subsidiary of the Company. As a result of this acquisition, warrants to purchase 1,922,800 shares of NBMDE's restricted Common Stock exercisable at $1.25 and warrants to purchase 402,000 shares of NBMDE's restricted Common Stock exercisable at $2.50, were converted to an equal number of warrants to purchase restricted Common Stock of the Company, which Company warrants are exercisable for three (3) years from the date of their issuance. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 7309A of the Delaware Code and the Nevada Exemption. On October 15, 1998, the Company amended its Articles of Incorporation changing its name to National Boston Medical, Inc. No Form D was filed with the SEC.

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Good Works, Inc. to provide corporate growth development consulting services to the Company in exchange for issuance of 500,000 shares of the Company's Common Stock. The Company relied upon Section 3(b) of the Act and Rule 504 and the Florida Exemption. No Form D was filed with the SEC.

     On October 9, 1998, prior to changing its name, the Company entered into a Consulting Agreement with Rothschild whereby Rothschild agreed to provide corporate growth development consulting services as a media consultant to the Company in exchange for issuance of 250,000 shares of the Company's Common Stock. The Company relied upon Section 3(b) of the Act and Rule 504 and the Florida Exemption. No Form D was filed with the SEC.

     In October and November 1998, the Company issued 1,702,488 shares of its unrestricted Common Stock to eleven (11) individuals and companies in exchange for services rendered which were valued at $68,100. The Company relied upon
Section 3(b) of the Act and Rule 504, the Florida Exemptions, and Massachusetts Codes Section 402(b)(9); Nevada Code Section 90.530(11); South Carolina Code
Section 35-1-320(9) and no state exemption for the one investor which was a Bahamian corporation. The Company relied upon a South Carolina exemption from registration, although the Company failed to file with the state securities bureau as mandated by the state statute. Sec. 35-1-320(9) states: any transaction pursuant to an offer directed by the offeror to not more than twenty-five persons, other than those designated in item (8) of this section, in this State during any period of twelve consecutive months, whether or not the offeror or any of the offerees is then present in this State, if (a) the seller reasonably believes that all the buyers in this State, other than those designated in item (8) of this section, are purchasing for investment and (b) no commission or other remuneration is paid or given directly or indirectly for soliciting any prospective buyer in this State, other than those designated in item (8) of this section; but the Securities Commissioner may by rule or order, as to any security or transaction or any type of security or transaction, withdraw or further condition this exemption, increase or decrease the number of offerees permitted or waive the conditions in clauses (a) and (b) with or without the substitution of a limitation on remuneration and the Securities Commissioner, further, may require persons claiming this exemption to notify him in writing of the claim of exemption, the number of offers extended and to whom made at any point during the offering process. No Form D was filed with the SEC.

     In November 1998, the Company issued 185,055 shares of its unrestricted Common Stock to six (6) individuals and companies who should have received the property distribution made in October, 1998, but did not receive their shares at that time. These shares were valued at $9,253. The Company relied upon Section 3(b) of the Act and Rule 504, the Florida Exemption, and New York Code Section
80.9 and no state exemption for the three (3) parties which were Bahamian corporations. No Form D was filed with the SEC.

     In November 1998, the Company issued a total of 100,000 shares of its restricted Common Stock to two (2) individuals. It issued 75,000 shares to Richard Alfieri in exchange for services and 25,000 shares to one (1) individual who should have received the property distribution made in October, 1998, but who did not receive his shares. These shares were valued at $4,000 ($3,000 was attributable to Mr. Alfieri's services.) The Company relied upon Section 4(2) of the Act and Rule 506 and the Florida Exemption. There was no need for no state exemption for the one party who was a Mexican resident. No Form D was filed with the SEC.

     On November 21, 1998, the Company entered into a share exchange agreement with Flex and its shareholders whereby the Company exchanged 400,000 (200,000 each) shares of its restricted common stock with Ernest Zavoral and Remon Heyek for 100% of the issued and outstanding shares of Flex. Following the exchange, Flex became a wholly-owned subsidiary of the Company. These shares were valued at $248,000. The President of Flex, Ernest Zavoral, remained with the Company as the President of Flex and received 400,000 shares of the restricted common stock of the Company. Mr. Zavoral is entitled to receive 150,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 750,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 1707.03(X) of the Ohio Code.

     On November 28, 1998, the Company executed a 10% convertible note in the amount of $750,000 in favor of TK and issued a warrant to purchase 200,000 shares of the Company's Common Stock. The Note was convertible into restricted shares of the Company's Common Stock and has registration rights. The warrant is exercisable at $0.48 per share and has piggy-back registration rights. The exercise period commences 30 days following the effective date of a registration statement covering such warrants. The Note has since been converted into 8,000,000 shares of restricted common stock of the Company in full and final satisfaction of the Note. The Company relied upon Section 4(2) of the Act and Rule 506. No state exemption was required as TK is located in Canada. No Form D was filed with the SEC.

     Effective January 20, 1999, the Company entered into an agreement to spinoff Fragrance Florida and its wholly-owned subsidiary, Fragrance Express of Florida, Inc. Pursuant to this agreement, NBM was to return all issued and outstanding stock of Fragrance Florida at such time as Fragrance Florida became a wholly-owned subsidiary of Telenetworx, Inc, a Florida corporation ("Telenetworx") in exchange for (i) the issuance of 15% of the issued and outstanding stock of Telenetworx; (ii) a demand note from Fragrance Florida payable to the Company in the amount of $700,000 bearing interest at the rate of 10% per annum and secured by a third mortgage on property located in Athens, Georgia and (iii) an irrevocable agreement for a period of sixty (60) days for the Company to have the right to refinance the Athens' property, the proceeds of which would liquidate the demand note. To date, neither the Telenetworx stock nor the demand note have been delivered to the Company. No Form D was filed with the SEC.

     In January 1999, the Company sold 1,212,121 shares of its unrestricted Common Stock to one (1) company for $100,000. The Company relied upon Section 3(b) of the Act and Rule 504. Since the company was a Canadian corporation, no state exemption was required. No Form D wad filed with the SEC.

     On February 1, 1999, the Company entered into another Consulting Agreement with Equity to provide financial public relations consulting services in exchange for $30,000 payable over six (6) months. The term of the contract was for a period of six (6) months. The Company had previously issued 175,000 shares of its stock in December 1998 for services rendered which were valued at $7,000. The contract was terminated by NBM in March of 1999. As part of the settlement, Equity was paid $7,5000 and executed a full and general release. No Form D was filed with the SEC.

     On February 11, 1999, the Company entered into a Consulting Agreement with GFC Communications Corp. to provide public and financial communication consulting services to the Company in exchange for $5,000 per month. The term of the contract was for a period of one (1) year, but provided for termination on 30 days notice. NBM could elect to pay the fee with unrestricted common stock. No shares have been issued as of this date.

     In February 1999, the Company issued warrants to purchase 1,000,000 shares of the Company's restricted Common Stock exercisable at $1.00 to DermaGuard. in connection with an amendment to a Manufacturing, Distribution and Assignment Agreement with the Company relative to the Company's Safeshield products. These warrants have piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Louisiana Code Section 51:705. No Form D was filed with the SEC.

     In February 1999, the Company sold 1,666,667 shares of its unrestricted Common Stock to one (1) company for $100,000. The Company relied upon Section 3(b) of the Act and Rule 504. Since the company was a Canadian corporation, no state exemption was required. No Form D was filed with the SEC.

     In February 1999,  the Company  entered into an agreement for a term of one
(1) year with Webfoot Marketing Inc. to redesign NBM's website. The Company committed to issue 40,000 shares of its unrestricted Common Stock and 137,500 of its restricted Common Stock at the time of the execution of the agreement. The shares were valued at $14,200. The Company committed to pay $10,000 each quarter in cash or to issue an equivalent value in unrestricted Common Stock if the Company could qualify for a registration on Form S-8. Either party can cancel the contract with 30 days notice. The Company relied on Section 3(b) of the Act and Rule 504 for the unrestricted Common Stock and Section 4(2) and Rule 506 for the restricted Common Stock and the Florida Exemption.

     In March 1999, the Company issued 800,000 of its restricted Common Stock to be held in escrow for the benefit of Virasept to secure payment on a promissory note given in settlement of Virasept's cancellation of the distribution agreement relative to Allergy Guard(TM). Such shares have not been delivered to Virasept and remain in escrow. The Company relied upon Section 4(2) of the Act and Rule 506 and New York Code Section 359(f)(2)(d). No Form D was filed with the SEC.

     In March 1999, the Company entered into an agreement for a term of one (1) year with MCM to supply airtime and to act as the Company's agent for the Backstroke(TM) infomercials. NBM pays 100% of the airtime cost, of which MCM retains a 10% commission. NBM also issued to MCM 75,000 shares of its common stock upon execution, which stock carries Piggy-Back Registration rights. NBM must also issue 50,000 shares for every three month period where the sales to advertising ratio average exceeds 1.9 to 1. The contract can be terminated on 30 days notice. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section 25102(f) of the California Code. No Form D was filed with the SEC.

     In April, 1999, the Company sold 1,250,000 shares of its unrestricted Common Stock, and cashless warrants to purchase 200,000 shares of the Company's restricted Common Stock to one (1) individual for $100,000. The warrants are exercisable at $.25, $.50, $.75 and $1.00 over a period of two (2) years from issuance and contain piggy-back registration rights. The Company relied upon
Section 3(b) of the Act and Rule 504 for the unrestricted Common Stock, Section 4(2) of the Act and Rule 506 for the warrants and Oklahoma Code Sections
401(b)(22) and 660-10-11-50. The facts upon which the Company relied are the sale was made to an accredited investor, the Company is not in the development stage, the Company reasonably believed that the investor was purchasing for investment, is not subject to any "bad-boy" provisions and engaged in no advertising (though permitted). No Form D was filed with the SEC.

     In April 1999, the Company issued 3,888,888 shares of its unrestricted Common Stock to three(3) companies in exchange for services rendered or release of debt incurred, which services and debt release were valued at $349,999. The Company relied upon Section 3(b) of the Act and Rule 504, the Florida Exemption. No Form D was filed with the SEC.

     Effective May 5, 1999 and ending on November 11, 1999, the Company entered into a Consulting Agreement with Buying Power Network to provide financial public relations consulting services to the Company in exchange for $50,000 for the first month, $35,000 for the second month and $25,000 for the third month, with subsequent months to be agreed upon, each payable in cash or by issuance of unrestricted shares of Common Stock with equivalent value. The contract was terminated as of June 1, 1999. In exchange for services rendered by Buying Power Network the first month, the Company issued 500,000 shares of its restricted Common Stock valued at $50,000 to Joyce Research Group, of which Buying Power Network is a division. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida Code Section 517.061(11). No Form D was filed with the SEC.

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged indebtedness to DFL in the amount of $518,000 and agreed to issue DFL 3,375,333 shares of its restricted common stock and to pay DFL $10,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the shares until such time as the shares are either registered or the Rule 144 restriction is lifted. The shares carry registration rights and NBM must buy back the shares at the earlier of closing on specified amounts of equity funding or after November 1, 1999. The repurchase price is $0.15 per share. NBM also committed to issue DFL 600,000 shares of its restricted common stock as payment for services rendered. No stock has been issued to date.

     In June 1999, the Company entered into an agreement with ECG, wherein the Company acknowledged indebtedness to ECG in the amount of $126,700 and agreed to issue ECG 711,334 shares of its restricted common stock and to pay ECG $20,000 in full and final satisfaction of such indebtedness. The Company has the right to repurchase the stock at a price of $0.15 per share. No stock has been issued to date.

     In June 1999, the Company entered into an agreement with DFL, wherein the Company acknowledged an indebtedness by Hernandez to DLF in the amount of $100,000, which indebtedness is secured partially by shares of the Company's common stock owned by Hernandez. The Company agreed to assume joint liability for the indebtedness subsequent to and subject to an agreement by Hernandez to liquidate his NBM shares. The Company also agreed to issue DFL 125,560 shares of its restricted common stock. No shares have been issued to date.

     In July 1999, the Company issued 1,465,412 shares of its restricted common stock to two (2) companies and two (2) individuals in exchange for services rendered or release of debt incurred, which services and debt release were valued at $366,353. The Company relied upon Section 4(2) of the Act and Rule 506 and Florida code section 517.061(11) and Section 75-71-408 of the Mississippi code and Section 90.532 of the Nevada code. No state exemption was necessary for one (1) company, as it is a foreign corporation. No Form D was filed with the SEC.

     In July, 1999, the Company issued 150,000 shares of its restricted common stock to Dr. David Vitko, inventor of the Backstroke(TM) and were valued at $37,500. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section 1707.03(X) of the Ohio code. No Form D was filed with the SEC.

     In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors. The Company relied upon Section 4(2) of the Act and Rule 506 and
Section  8-6-11 of the Alabama code,  Section  517.061(11)  of the Florida code,
Section 51:705 of the Louisiana code, Section 402(b)(9) of the Massachusetts code, Section 75-71-408 of the Mississippi code and Section 1707.03(X) of the Ohio code. No state exemption was required for two (2) individuals who are Canadian residents. No Form D was filed with the SEC.

     The Company has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Company issued 250,000 shares of its restricted Common Stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a transition bonus of 250,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code. No Form D was filed with the SEC.

     The Company has an employment contract with Mr. Lozowicki. Mr. Lozowicki is entitled to receive 187,500 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 100,000 shares of the

Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code.

     The Company has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the Common Stock annually (for which he is currently entitled to vote and receive dividends), has the ability to purchase additional shares in the event of any offering of the Company's stock at 75% of the offering price to maintain his then current percentage of the Company's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Company over the next three (3) years for the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and he may convert one-third of his salary to shares of the Company's restricted common stock at the average trading price of the Company's common stock for the last twelve (12) months or the then current market price at the time the option is exercised and is entitled to a signing bonus of 500,000 shares of the Company's restricted common stock. All shares carry piggy-back registration rights. The Company relied upon Section 4(2) of the Act and Rule 506 and Section 359(f)(2)(d) of the Massachusetts Code.

        Item 5.    Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that: no director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of the law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transactions from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     The Company's Bylaws provide that no Officer or Director shall be personally liable for any obligations for the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, event though not specifically herein provided for. The Corporation, it's Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

     The Nevada Revised Statutes provide that: (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful and (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitles to indemnify for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     The statutes also provide that any discretionary  indemnification under NRS
78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (1) by the stockholders; (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The articles of incorporation, the bylaws or an arrangement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsequent do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        PART F/S

     The Financial Statements of Surgical required by Regulation S-X commence on page F-1 hereof in response to Part F/S of this Registration Statement on Form 10-SB and are incorporated herein by this reference.


                          INDEX TO FINANCIAL STATEMENTS


                                                                        Page


Consolidated Balance Sheet   ...........................................F-1

Consolidated Statement of Operations  ..................................F-2

Consolidated Statement of Changes in Stockholders' Deficiency  .........F-3

Consolidated Statement of Cash Flows   .................................F-4

Notes to Consolidated Financial Statements  ............................F-5


                          National Boston Medical, Inc.
                           Consolidated Balance Sheet
                            June 30, 1999 (Unaudited)

                                     ASSETS

CURRENT ASSETS
     Cash                                                                    $            31,248
     Accounts receivable (net of reserve for doubtful accounts)                          547,361
     Inventory                                                                           198,222
     Prepaid expenses and other current assets                                            13,762
                                                                               -----------------

          Total current assets                                                           790,594
                                                                               -----------------

PROPERTY AND EQUIPMENT


     Furniture and equipment                                                             701,775
     Leasehold improvements                                                               12,938
     Vehicles                                                                             43,972
                                                                               -----------------
          Total property and equipment before depreciation                               758,685
     Less:  accumulated depreciation                                                   (214,540)
                                                                               -----------------

          Net property and equipment                                                     544,145
                                                                               -----------------

OTHER ASSETS


     Investments in non-marketable equity securities                                     375,000
     Notes receivable (net of reserve for uncollectible notes)                                 0
     Goodwill (net of reserve for amortization)                                          957,592
     Capitalized licenses (net of reserve for amortization)                            5,593,743
                                                                               -----------------

          Total other assets                                                           6,926,335
                                                                               -----------------


Total Assets                                                                 $        8,261,073
                                                                                ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES


     Accounts payable                                                        $         1,004,470
     Customer deposits                                                                   682,067
     Accrued payroll and related liabilities                                             113,561
     Convertible debt                                                                  1,100,136
                                                                               -----------------

          Total current liabilities                                                    2,900,234
                                                                               -----------------


Total liabilities                                                                      2,900,234

STOCKHOLDERS' EQUITY


     Preferred stock, $0.01 par value; authorized 10,000,000 shares;
          55,375 issued and outstanding                                                      554
     Common stock, $0.01 par value; authorized 50,000,000 shares;
          43,397,463 issued and outstanding                                              433,975
     Additional paid in capital in excess of par                                      21,473,845
     Deficit                                                                        (16,547,535)
                                                                               -----------------


T    Total Stockholders' Equity                                                        5,360,839
                                                                               -----------------




Total Liabilities and Stockholders' Equity                                   $        8,261,073
                                                                               ================

     The accompanying notes are an integral part of the financial statements
                                       F-1

                         National Boston Medical, Inc.
                      Consolidated Statement of Operations
                          For the Year Ended June, 1999
                                   (Unaudited)






Product Revenue                                      $          2,373,075
Other Revenue                                                     581,550
Less: Sales returns and allowances                              (180,139)
                                                       ------------------
Net Sales                                                       2,774,486


Cost of Goods Sold                                                897,745
                                                       ------------------
                                                                1,876,741

Payroll expense                                                 1,077,219
Professional fees                                               1,378,982
Selling expenses                                                2,696,393
Other expenses                                                  2,159,435
Bad debt expense                                                  736,487
Depreciation and amortization                                     541,083
                                                       ------------------
                                                                8,589,598

Interest expenses                                                  76,230
Other (income)/expense                                           (20,008)
                                                       ------------------

Net loss                                             $        (6,769,079)
                                                       ==================













     The accompanying notes are an integral part of the financial statements
                                       F-2


                                        National Boston Medical, Inc.
                          Consolidated Statement of Changes in Stockholders' Equity
                              Period from October 8, 1998 through June 30, 1999
                                                 (Unaudited)







                                       Preferred Stock       Common Stock
                                     -------------------- -------------------


                                       Number                Number                           Accumulated   TTL S/H
                                      Of Shares   Amount    Of Shares   Amount     APIC       Deficit       Deficiency
                                     ----------- ---------  ----------- -------- -----------  ------------  ----------
BEGINNING BALANCE
(Post Reverse Merger)                     55,375      $554  17,480,018  $174,800 $18,851,583  $ (9,778,455) $ 9,248,482

Common stock issued for:

2nd Quarter - services                                       3,127,488    31,275     325,825                    357,100
2nd Quarter - interest expenses                                500,000     5,000      45,000                     50,000
2nd Quarter - debt conversion                                7,500,000    75,000     675,000                    750,000
2nd Quarter - acquisition of subsidiary                        400,000     4,000     244,000                    248,000
2nd Quarter - property distribution                            185,055     1,851       7,402                      9,253
3rd Quarter - cash                                           2,878,788    28,788     171,212                    200,000
3rd Quarter - services                                         875,000     8,750      36,500                     45,250
4th Quarter - cash                                           1,250,000    12,500      87,500                    100,000
4th Quarter - debt conversion                                4,212,226    42,122     589,712                    631,834
4thQuarter - services                                        4,988,888    49,889     440,110                    489,999
Net loss                                                                                        (6,769,079)  (6,769,079)
                                     ----------- --------- -----------  -------- -----------  ------------   ----------

                                          55,375      $554  43,397,463  $433,975 $21,473,845  $(16,547,534)  $5,360,839
                                     =========== ========= ===========  ======== ===========  ============   ==========












    The accompanying notes are an integral part of the financial statements
                                       F-3


                          National Boston Medical, Inc.
                      Consolidated Statement of Cash Flows
                          For the Year Ended June, 1999
                                   (Unaudited)


CASH FLOW PROVIDED (USED) BY OPERATING ACTIVITIES
     Net loss                                                                   $    (6,769,079)
     Adjustments to reconcile net loss to net cash used by operating activities
        Stock issued for services rendered                                              892,349
        Stock issued in payment of interest                                              50,000
        Depreciation and amortization                                                   541,083
     Changes in assets and liabilities
        (Increase) decrease in inventory                                                (47,434)
        (Increase) decrease in accounts receivable                                     (547,361)
        (Increase) decrease in other                                                    137,126
        Increase (decrease) in accounts payable                                         645,939
        Increase (decrease) in customer deposits                                        617,067

     Net cash provided (used) by operating activities                                (4,480,310)
                                                                                     -----------

CASH FLOWS USED BY INVESTING ACTIVITIES

     Investments in businesses, intangibles and affiliates                              815,220
     Acquisition of property and equipment                                              649,635
                                                                                    ------------

     Net cash flows used by investing activities                                      1,464,855
                                                                                     -----------

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES

     Common stock issued for acquisitions                                              248,000
     Common stock sold for cash                                                        300,000
     Common stock issued for property                                                    9,253
     Issuance of debt                                                                2,751,970
     Repayments of debt                                                              1,812,609

     Net cash flows provided (used) by financing activities                          5,121,832
                                                                                    -----------

Net increase (decrease) in cash                                                 $     (823,333)

CASH, beginning of year                                                                854,581

CASH, end of year                                                               $       31,248
                                                                                  -------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Interest paid in cash                                                      $       60,000

Non-Cash Investing and Financing Activities

     Stock issued to acquire businesses, affiliates and exclusive               $      248,000
     Stock issued towards conversion of debt                                    $    1,381,834


The accompanying notes are an integral part of the financial statements
                                       F-4

                          National Boston Medical, Inc.
                   Notes to Consolidated Financial Statements
                                  June 30, 1999
                                   (Unaudited)


(1)  Summary of Significant Accounting Policies

     The Company National Boston Medical, Inc. (NBM) was incorporated on August 22, 1997 under the laws of Delaware. The Company markets a consumer product patented under the name of the Backstroke(TM) which is a combined back-massage and healthcare device. The Company markets an industry product named Safeshield utilized as an anti-microbial barrier lotion. The Company markets Bontempi Medical Instruments, Snc. to professionals practicing in the medical, dental and veterinarian fields via an Exclusive Distribution Agreement with both Bontempi Medical Corporation (U.S.A.) and Bontempi Medical Corporation (Canada).

The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Use of estimates The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. b) Principles of consolidation The consolidated financial statements include the accounts of Flex Marketing, Inc., Growth Industries, NBM (Delaware), its wholly-owned subsidiaries and Medical Marketing Group, LLC and Virushield, Inc., wholly-owned subsidiaries of NBM-DE. Intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements for the year ended June 30, 1999 include adjustments which in the opinion of management are necessary for fair presentation. c) Compensation for services rendered for stock The Company issues shares of common stock in exchange for services rendered, in payment of interest on loans, in payment of commissions on sale of securities and in exchange for acquisition of businesses and licenses. The costs of the services are valued according to generally accepted accounting principles and have been charged to operations.


(2) Significant Acquisitions In November 1998, the Company acquired 100% of Flex Marketing, Inc. The Company issued 400,000 shares of its common stock valued at $248,000 and received all rights and title to the Backstroke(TM) product. The company also acquired the assets of Flex Marketing ($285,508) as well as assumed the debt of the company ($766,185).

(3)  Accounts  Receivable Due to the  acquisition of Flex  Marketing,  Inc., the
     Company acquired rights to the Backstroke(TM) product which was subsequently developed and sold via infomercials. The increase in accounts receivable was due to amounts received from customers for installment sales as well as funds advanced and due from Bontempi Medical Corporation (Canada), a firm in which NBM acquired the exclusive rights to distribute Bontempi Snc instruments in the U.S., Mexico and internet sales distribution.

(4)  Prepaid Expenses and Other Current Assets
        Prepaid expenses and other current assets consist of the following:

               Prepaid leases               $        1,582
               Prepaid inventory                    12,180
                                            --------------
               Total                        $       13,762
                                            ==============

(5) Property and Equipment During the year the Company added fixed assets primarily through the acquisition of Flex Marketing as well as the acquisition and capitalization of the DermaGuard formula.

(6) Notes receivable Effective January 20, 1999, the Company entered into an agreement to spinoff Fragrance Express Florida, Inc. and its subsidiary to Telenetworx, Inc. In exchange for the Company's issued and outstanding stock of Fragrance Florida, NBM was to receive 15% of the issued and outstanding stock of Telenetworx, Inc.; a demand note from Fragrance Florida payable to the Company in the amount of $700,000 bearing interest at the rate of 10% per annum secured by a third mortgage on property located in Georgia. To date, neither the Telenetworx Inc. stock nor the demand note have been delivered to the Company. While the Company is actively pursuing collection activity in this regard, the amount has been fully reserved.


(7) Goodwill Intangible related to the acquisition of Flex Marketing, Inc. in November, 1998 and acquisition of Medical Marketing Group (Safeshield). The accumulated reserve for goodwill amortization is $341,829.

(8) Capitalized licenses The Company entered into an Exclusive Distribution Agreement with both Bontempi Medical Corporation (U.S.A.) and Bontempi Medical Corporation (Canada) to sell Bontempi Snc. Instruments in the U.S., Mexico and internet distribution. The term of the license was through the year 2025. The amortization expense related to the license for the year was $232,485.

(9)  Customer  deposits  Reflects   prepayments  from  customers   ordering  the
     Company's Backstroke(R) product as well as $175,000 related to prepayment of an order for the Company's Dermaguard product.

(10) Notes Payable The Company acquired Flex Marketing, Inc. in November, 1998 and assumed the debt of Flex. As of June 30, 1999, the Company owed $655,000 related to the Flex Marketing acquisition, $189,000 related to short-term financing to market and distribute Flex Marketing products and $244,000 in miscellaneous notes to vendors and individuals for professional services.

(11) Stockholders' Equity In October 1998, the Company entered into a reverse merger with Fragrance Express, Inc. (FEI), a Nevada corporation. Under the terms of the agreement, FEI issued one share for each share of NBM then issued and outstanding, or 14,368,614 shares. This reverse merger is being accounted for as a reorganization of NBM.

     The Company has authorized 10,000,000 shares of $0.01 par value preferred stock and 50,000,000 shares of $0.01 par value common stock.

     In the second quarter, the Company issued 400,000 shares of common stock for the acquisition of Flex Marketing, Inc.; 3,127,488 shares for services valued at $357,100; 500,000 shares to pay $50,000 of interest, 7,500,000 shares to convert debt valued at $750,000; and 185,055 shares related to property distribution valued at $9,253.

     In the third quarter, the Company issued 875,000 shares for services valued at $45,250; and 2,878,788 shares for $200,000 in cash.

     In the fourth quarter, the Company issued 4,988,888 shares for services valued at $489,999; 4,212,226 shares to covert debt valued at $631,834; and 1,250,000 shares for $100,000 in cash.

(12) Income taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had net operating loss carryforwards for income tax purposes of approximately $9,778,455 for the year ended June 30, 1998 and $6,769,079 for the year ended June 30, 1999 which expire beginning June 30, 2117.

     The amount recorded as deferred tax assets, cumulative as of June 30, 1999 is $6,619,000 which represents the amount of tax benefits of loss carryforwards. The Company has established a valuation allowance for this deferred tax asset of $6,619,000, as the Company has no history of profitable operations.

(13) Commitments and Contingencies The Company operates from facilities leased through November 30, 2000. The Company is obligated under a financing lease through May 28, 2000 and another through April 27, 2001. The Company is obligated to lease payments amounting to $44,288 in fiscal year 2000 and $18,980 in fiscal year 2001, and $0 thereafter.

(14) Subsequent Events

     a) In July 1999, the Company issued 1,465,412 shares of its restricted common stock to two companies and two individuals in exchange for services rendered or release of debt incurred, which services and debt release were valued at $366,353.

     b) In July 1999, the Company issued 150,000 shares of its restricted common stock to the inventor of the Backstroke(TM) and were valued at $37,500.

     c) In July 1999, the Company issued 870,000 shares of its restricted common stock to eight (8) persons for past services on the Company's Board of Directors and were valued at approximately $130,500.

                          INDEX TO FINANCIAL STATEMENTS


                                                                        Page

Independent Auditors' Report   .........................................F-2

Consolidated Balance Sheet   ...........................................F-3

Consolidated Statement of Operations  ..................................F-4

Consolidated Statement of Changes in Stockholders' Deficiency  .........F-5

Consolidated Statement of Cash Flows   .................................F-6

Notes to Consolidated Financial Statements  ............................F-7

                         REPORT OF INDEPENDENT AUDITORS



TO:  The Board of Directors and Stockholders
         National Boston Medical, Inc.
         (A Development Stage Enterprise)
         Taunton, Massachusetts



We have audited the accompanying consolidated balance sheet of National Boston Medical, Inc., (the "Company") (A Development Stage Enterprise) as of June 30, 1998 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the period from August 22, 1997 (Inception) through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Boston Medical, Inc. as of June 30, 1998 and the consolidated results of their operations and their cash flows for the period from August 22, 1997 (Inception) through June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's significant operating losses, working capital deficiency and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Durland & Company
Durland & Company, CPAs, P.A.

Palm Beach, Florida
November   , 1998


                          National Boston Medical, Inc.
                        (A Development Stage Enterprise)
                           Consolidated Balance Sheet
                                  June 30, 1998


                              ASSETS
CURRENT ASSETS
    Cash                                                               $          854,581
    Prepaid inventory                                                             135,550
    Prepaid inventory - related party                                              25,000
    Prepaid expenses and other current assets                                     150,888
                                                                       ------------------

        Total current assets                                                    1,166,019
                                                                       ------------------

PROPERTY AND EQUIPMENT
    Furniture and equipment                                                        77,466
    Leasehold improvements                                                         12,938
    Vehicles                                                                       13,641
                                                                       ------------------

        Total property and equipment before depreciation                          104,045
    Less: accumulated depreciation                                                (14,063)
                                                                       ------------------

        Net  property and equipment                                                89,982
                                                                       ------------------

OTHER ASSETS
  Investment in non-marketable equity securities                                  375,000
                                                                       ------------------

        Total other assets                                                        375,000
                                                                       ------------------

Total Assets                                                           $        1,631,001
                                                                       ==================

             LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable                                                     $           33,449
  Accounts payable - related party                                                384,610
  Customer deposits                                                                65,000
  Accrued payroll and related liabilities                                          54,033
  Convertible debt                                                              3,710,614

                                                                       ------------------
    Total current liabilities                                                   4,247,706
                                                                       ------------------

Total Liabilities                                                               4,247,706
                                                                       ------------------

STOCKHOLDERS' DEFICIENCY
 Preferred  stock,  $0.01 par value; authorized 590 shares;
     1 share issued 0
 Common stock, $0.01 par value; authorized 15,000,000
     shares; 6,415,550 issued and outstanding                                      64,156
    Additional paid in capital in excess of par                                 7,097,594
    Deficit                                                                    (9,778,455)
                                                                       ------------------

Total Stockholders' Deficiency                                                 (2,616,705)
                                                                       ------------------

Total Liabilities and Stockholders' Deficiency                        $         1,631,001
                                                                       ==================






     The accompanying notes are an integral part of the financial statements


                          National Boston Medical, Inc.
                        (A Development Stage Enterprise)
                Consolidated Statement of Operations Period from
                August 22, 1997 (Inception) through June 30, 1998


REVENUE                                                          $           2,845

COST OF GOODS SOLD
    Cost of goods sold                                                         577
                                                                 -----------------
  Gross margin                                                               2,268
                                                                 -----------------
EXPENSES
Compensation :
    Officers                                                               153,461
    Others                                                               2,651,876
Capital development commissions - related party                          4,308,550
Product purchases                                                          221,441
General and administrative expense                                       2,140,423
Depreciation                                                                14,063
                                                                 -----------------

  Total expenses                                                         9,489,814
                                                                 -----------------

Loss from operations                                                    (9,487,546)
                                                                 -----------------

Other income (expense)
    Interest income                                                          2,620
    Interest expense                                                      (293,529)
                                                                 -----------------

   Total other income (expense)                                           (290,909)
                                                                 -----------------

Net loss                                                         $      (9,778,455)
                                                                 =================

Net loss per share, basic                                        $           (2.63)
                                                                 =================
Weighted average number of shares outstanding                            3,719,091
                                                                 =================




















     The accompanying notes are an integral part of the financial statements


                                     National Boston Medical, Inc.
                                    (A Development Stage Enterprise)
                      Consolidated Statement of Changes in Stockholders' Deficiency
                        Period from August 22, 1997 (Inception) through June 30, 1998




                                      Preferred Stock     Common Stock
                                    -------------------------------------

                                     Number              Number                        Accumulated   TTL S/H
                                    of Shares  Amount   of Shares  Amount     APIC       Deficit     Deficiency
                                    --------- --------- --------- --------- ---------- ------------ -----------
BEGINNING BALANCE, August 22, 1997
(Inception)                                 0 $       0         0 $       0 $        0  $         0 $          0

Common stock issued for :
11/97 - acquisition of subsidiary           0         0   500,000     5,000          0            0        5,000
2nd quarter  - services                     0         0 3,050,000    30,500          0            0       30,500
2nd quarter - cash                          0         0    40,000       400     49,600            0       50,000
3rd quarter - services                      0         0   105,000     1,050    261,450            0      262,500
3rd quarter - cash                          1         0       100         1     25,124            0       25,125
4th quarter - services                      0         0 2,510,450    25,105  6,251,020            0    6,276,125
4th quarter - cash                          0         0    10,000       100     12,400            0       12,500
4th quarter - interest expense              0         0    50,000       500    124,500            0      125,000
4th quarter - investment in
  non-marketable equity securities          0         0   150,000     1,500    373,500            0      375,000
  Net loss                                  0         0         0         0          0   (9,778,455)  (9,778,455)
                                    --------- --------- --------- --------- ----------  -----------   -----------

BALANCE, June 30, 1998                      1 $       0 6,415,550 $  64,156 $ 7,097,594 $(9,778,455) $(2,616,705)
                                    ========= ========= ========= ========= =========== ===========   ===========






























     The accompanying notes are an integral part of the financial statements


                          National Boston Medical, Inc.
                        (A Development Stage Enterprise)
                      Consolidated Statement of Cash Flows
          Period from August 22, 1997 (Inception) through June 30, 1998



CASH FLOWS FROM DEVELOPMENT ACTIVITIES:
Net loss                                                                  $  (9,778,455)
Adjustments to reconcile net loss to net cash used for
development activities:
    Stock issued for services rendered                                        6,569,125
    Stock issued in payment of interest                                         125,000
    Depreciation                                                                 14,063
Changes in operating assets and liabilities:
    (Increase) decrease in prepaid expenses                                    (150,888)
    (Increase) decrease in prepaid inventory                                   (160,550)
    Increase (decrease) in accounts payable                                      33,449
    Increase (decrease) in accounts payable - related parties                   384,610
    Increase (decrease) in accrued interest expense                              74,614
    Increase (decrease) in customer deposits                                     65,000
    Increase (decrease) in accrued salaries                                      54,033
                                                                     -------------------

Net cash provided by (used by) development activities                        (2,769,999)
                                                                     -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                                          (104,045)
                                                                     -------------------
Net cash provided by (used by) investing activities                            (104,045)
                                                                     -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock sold for cash                                                       67,625
Preferred stock sold for cash                                                    25,000
Proceeds from sale of convertible debt                                        3,636,000
                                                                     -------------------

Net cash provided by (used by) financing activities                           3,728,625
                                                                     -------------------

Net increase (decrease) in cash                                                 854,581
                                                                     -------------------

CASH, beginning of period                                                             0
                                                                     -------------------

CASH, end of period                                                  $          854,581
                                                                     ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash                                                $           91,295
                                                                     ===================
Non-cash financing and investing activities:
 Stock issued to acquire investment in non-marketable equity secu$ities         375,000
                                                                     ===================









     The accompanying notes are an integral part of the financial statements

                          National Boston Medical, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                                  June 30, 1998

(1) Summary of Significant Accounting Policies

     The Company National Boston Medical, Inc., (NBM) was incorporated on August 22, 1997 under the laws of the state of Delaware. Through the acquisition of Medical Marketing Group, LLC in November 1997, NBM acquired all rights and interest in an anti-viral hand wash. The Company is located in Taunton, Massachusetts.

        The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Use of estimates The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

     b) Principles of consolidation The consolidated financial statements include the accounts of Medical Marketing Group, LLC, its wholly owned subsidiary. Inter-company accounts and transactions have been eliminated in the consolidation.

     c) Start-up costs Costs of start-up activities, including organization costs, are expensed as incurred following Statement of Position (SOP) 98-5. This SOP sets forth the generally accepted accounting principles for costs of start-up activities of development stage entities.

     d) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

     e) Compensation for services rendered for stock The Company issues shares of common stock in exchange for services rendered, in payment of interest on loans and in payment of commissions on sale of securities. The costs of the services are valued according to generally accepted accounting principles and have been charged to operations.

     f) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred.

(2) Significant Acquisitions In November 1997, the Company acquired 100% of the outstanding membership interests of Medical Marketing Group, LLC. The Company issued 500,000 shares of its common stock to effect this acquisition. As part and parcel to this transaction, the Company received all rights and title to an anti-viral hand wash. The transaction was accounted for as a purchase at historical cost, due to common control.

(3) Convertible Debt At June 30, 1998, the Company had $3,636,000 of convertible debt outstanding. This debt has a stated interest rate of 12% with a three year maturity. It was convertible into common stock at a rate of either one share for each $1.25 or $2.50 of debt face amount, depending on the date it was offered to the investor.

                          National Boston Medical, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                                  June 30, 1998

     At June 30, 1998, the Company had recorded $74,614 in interest expense related to this debt. The Company paid $540,190 in commissions, accrued $384,610 in commissions, and issued 1,350,000 shares of common stock valued at $3,375,000 as commissions to the Company, which assisted NBM in the sale of the debt.


(4) Prepaid Expenses and Other Current Assets
     Prepaid expenses and other current assets consist of the following:

Prepaid rent                     $                3,600
Prepaid vehicle leases                           26,809
Escrow deposit                                  120,000
Other                                             1,004
                                 ----------------------
Total                            $              151,413
                                 ======================

(5) Stockholders' Equity The Company has authorized 590 shares of $0.01 par value preferred stock and 15,000,000 shares of $0.01 par value common stock.

     In November 1997, NBM issued 500,000 shares of common stock in exchange for 100% of the outstanding membership interests of Medical Marketing Group, LLC. In November 1997, NBM issued 3,050,000 founders shares for services valued at par, or $30,500. In December 1997, NBM issued shares for $50,000 in cash.

     In the third quarter, NBM issued 105,000 shares for services valued at $262,500, and 100 shares for $125 in cash.

     In the fourth quarter, the Company issued 2,510,450 shares for services valued at $6,276,125; 10,000 shares for $12,500 in cash; 50,000 shares to pay $125,000 of interest and 150,000 shares as an investment in non-marketable common stock valued at $375,000 of a medical products distribution company, which is the primary distributor of NBM's anti-viral hand wash.

(6) Income taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had net operating loss carryforwards for income tax purposes of approximately $9,778,455, which expire beginning June 30, 2117.

     The amount recorded as deferred tax assets, cumulative as of June 30, 1998, is $3,900,000, which represents the amount of tax benefits of loss carryforwards. The Company has established a valuation allowance for this deferred tax asset of $3,900,000, as the Company has no history of profitable operations.

(7) Commitments and Contingencies NBM operates from facilities leased through November 30, 2000. NBM is obligated under a financing lease through May 28, 2000 and another through April 27, 2001. The Company is obligated to lease payments amounting to $44,553 in fiscal 1999, $44,288 in fiscal 2000 and $18,980 in fiscal 2001, and $0 thereafter.

(8) Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's financial position and operating results raise substantial doubt about the Company's ability to continue as a going concern, as reflected by the net loss of $9,778,455

                                 National Boston Medical, Inc.
                               (A Development Stage Enterprise)
                          Notes to Consolidated Financial Statements
                                        June 30, 1998

(8)  Going Concern (Cont.)
     accumulated from August 22, 1997 (Inception) through June 30, 1998. The ability of the Company to continue as a going concern is dependent upon commencing operations, developing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company raised approximately $2,000,000 in the first quarter of fiscal 1999.

(9) Subsequent Events
     a) Convertible debt In July 1998, the Company offered the convertible debt holders a 12% discount of the price per share for conversion, if the debt holder converted the debt into equity within thirty days of the offer. This offer changed the conversion prices from $1.25 and $2.50 to $1.10 and $2.20, respectively. All of the convertible debt holders, save one, elected to convert. Accrued interest was paid in shares at the original conversion rate. This offer did not modify the warrant exercise rate. Under the terms of this offer, the Company issued 2,778,345 shares in exchange for the outstanding convertible debt, and 77,871shares for $112,209 of accrued interest. Warrants were exercised for 1,455,800 shares, for which $1,916,625 in cash was received. The one remaining convertible debt holder requested repayment of his debt in the amount of $525,000. Over the following year, the Company repaid this amount.

     In November 1998, NBM received $750,000, less a $100,000 commission, through a Canadian registered broker/dealer, in exchange for a convertible note. This note was due December 31, 2001, and carried a 10% interest rate. The conversion price was the lower of $0.625 per share or 75% of the average closing bid price for the three days preceding the loan closing. Pursuant to this, the Company will record a beneficial conversion feature discount in the amount of $250,000. In June 1999, this convertible note was converted to 7,500,000 shares of common stock, and 500,000 shares for the accrued interest amounting to $50,000.

     b) Stockholders' equity At the same time as the convertible debt and accrued interest were being converted to common stock, the preferred stockholder converted the one share of preferred stock into 20,000 common shares. At the same time, common stock subscriptions were received for 78,000 shares in exchange for $150,000 in cash.

     In August 1998, one of the founders agreed to leave the Company. Under the terms of his leaving, he received $105,000, which was designated as $50,000, in exchange for 200,000 shares of the common stock he held of the Company, and $55,000 as a severance payment.

     c) Significant acquisitions In July 1998, the Company acquired the exclusive worldwide marketing rights, except for Western Europe and Canada, to the complete line of medical instruments produced by Bontempi, SA of Italy. The Company issued 2,374,999 shares of restricted common stock in exchange for those rights, valued at $5,794,246. The seller of the rights was a group of Canadian citizens who held the rights and had been commercializing the rights in Canada and the US for several years. This valuation is derived from the value of the stock, as there was no market value of the rights. The Company had most recently sold shares for $2.50 per share, and believes that a 50% discount on this price is warranted due to the size of the block of shares (approximately 17% of total issued and outstanding), and the lack of marketability of the shares. The recipients of the shares entered into long-term employment agreements with NBM, along with the transfer of those rights.

     In October 1998, the Company entered into a reverse merger with Fragrance Express, Inc. (FEI), a Nevada corporation. Under the terms of the agreement, FEI issued one share for each share of NBM then issued and outstanding, or 14,988,614 shares. This reverse merger is being accounted for as a reorganization of NBM.


                                TABLE OF CONTENTS




Independent Auditors' Report...................................F-2

Balance Sheets.................................................F-3

Statements of Operations.......................................F-4

Statements of Changes in Stockholders' Deficiency..............F-5

Statements of Cash Flows.......................................F-6

Notes to the Financial Statements .............................F-7

                                           INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Flex Marketing, Incorporated
Canfield, Ohio


We have audited the accompanying balance sheets of Flex Marketing, Incorporated, a wholly-owned subsidiary of National Boston Medical, Inc. as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of financial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Flex Marketing, Incorporated as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's significant operating losses, working capital deficiency and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Durland & Company
Durland & Company, CPAs, P.A.


Palm Beach, Florida
June 3, 1999

                                           Flex Marketing, Incorporated
                                                  Balance Sheets
                                            December 31, 1998 and 1997


                                                                         1998                1997
                                                                 ------------------ --------------------
         ASSETS
CURRENT ASSETS
   Cash                                                          $            4,938 $             14,637
   Inventory                                                                 72,158               50,051
   Capitalized advertising costs                                             66,419               37,472
                                                                 ------------------ --------------------

       Total current assets                                                 143,515              102,160
                                                                 ------------------ --------------------

PROPERTY AND EQUIPMENT - AT COST
   Machinery and equipment                                                  201,725              201,725
   Office furniture and equipment                                            12,748               12,748
   Less: accumulated depreciation                                          (72,480)             (15,683)
                                                                 ------------------ --------------------

       Total property and equipment - at cost                               141,993              198,790
                                                                 ------------------ --------------------

Total Assets                                                     $          285,508 $            300,950
                                                                 ================== ====================

       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Note payable                                                  $          147,848 $            150,000
   Current portion of long-term debt                                        115,224                5,931
   Accounts payable                                                         122,184               31,698
   Accounts payable - parent company                                         84,543                    0
   Due to related party                                                     127,084               43,652
                                                                 ------------------ --------------------

       Total current liabilities                                            596,883              231,281
                                                                 ------------------ --------------------

LONG-TERM DEBT                                                              253,845              369,069
                                                                 ------------------ --------------------

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value, 100 shares issued and outstanding                  500                  500
 Additional paid-in capital                                                (557,222)                    0
 Accumulated deficit                                                         (8,498)            (299,900)
                                                                 ------------------ --------------------

       Total stockholders' deficiency                                     (565,220)            (299,400)
                                                                 ------------------ --------------------

Total Liabilities and Stockholders' Deficiency                   $          285,508 $            300,950
                                                                 ================== ====================













    The accompanying notes are an integral part of these financial statements


                          Flex Marketing, Incorporated
                            Statements of Operations
                     Years Ended December 31, 1998 and 1997



                                                                                   1998                1997
                                                                            ------------------ --------------------
Net sales                                                                   $           70,517 $             40,578

Cost of goods sold                                                                      87,819              152,546
                                                                            ------------------ --------------------

        Gross margin                                                                  (17,302)            (111,968)
                                                                            ------------------ --------------------

OPERATING EXPENSES
   Selling expenses                                                                    121,161               81,629
   General and administrative expenses                                                 103,155               99,006
                                                                            ------------------ --------------------

Total operating expenses                                                               224,316              180,635
                                                                            ------------------ --------------------

        Net operating loss                                                           (241,618)            (292,603)

OTHER EXPENSES
   Interest expense                                                                   (24,202)              (7,297)
                                                                            ------------------ --------------------

Total other expenses                                                                  (24,202)              (7,297)
                                                                            ------------------ --------------------

Net loss                                                                    $        (265,820) $          (299,900)
                                                                            ================== ====================
Net loss per weighted average share, basic                                  $          (2,658) $            (2,999)
                                                                            ================== ====================
Weighted average number of shares, basic                                                   100                  100
                                                                            ================== ====================























    The accompanying notes are an integral part of these financial statements


                          Flex Marketing, Incorporated
                Statement of Changes in Stockholders' Deficiency
                     Years Ended December 31, 1998 and 1997


                                                                  Common stock
                                                          ----------------------------
                                                                                        Additional                       Total
                                                                                         Paid-in     Accumulated     Stockholders'
                                                              Shares        Amount       Capital       Deficit        Deficiency
                                                          -------------- ------------- ------------ -------------- -----------------
BEGINNING BALANCE, January 1, 1997

Issuance of common stock                                             100 $         500 $          0 $            0 $           500
Net Loss                                                               0             0            0       (299,900)        (299,900)
                                                          -------------- ------------- ------------ -------------- -----------------

BALANCE, December 31, 1997                                           100           500            0       (299,900)        (299,400)

Undistributed loss at conversion of S to C corporation                 0             0     (557,222)       557,222               0
Net Loss                                                               0             0            0       (265,820)        (265,820)
                                                          -------------- ------------- ------------ -------------- -----------------

BALANCE, December 31, 1998                                           100 $         500 $   (557,222)$       (8,498)$       (565,220)
                                                          ============== ============= ============ ============== =================
































    The accompanying notes are an integral part of these financial statements


                                               Flex Marketing, Incorporated
                                                 Statements of Cash Flows
                                          Years Ended December 31, 1998 and 1997


                                                                                   1998                1997
                                                                            ------------------- -------------------
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
Net loss                                                                    $         (265,820) $         (299,900)
Adjustments to reconcile net loss to net cash used by operating activities
     Depreciation and amortization                                                       57,468              23,178
     Write off of capitalized advertising costs                                          37,472                   0
   Changes in assets and liabilities
     (Increase) decrease in inventory                                                  (22,107)              23,224
     Increase (decrease) in accounts payable                                             90,486              31,698
     Increase (decrease) in accounts payable - Parent                                    84,543                   0
                                                                            ------------------- -------------------

  Net cash provided (used) by operating activities                                     (17,958)           (221,800)
                                                                            ------------------- -------------------

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
   Capitalized advertising costs                                                       (67,090)            (44,967)
   Acquisition of property and equipment                                                      0            (12,748)
                                                                            ------------------- -------------------

   Net cash flows provided (used) by investing activities                              (67,090)            (57,715)
                                                                            ------------------- -------------------

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
   Advances from related parties                                                         98,332              52,589
   Repayments to related parties                                                       (14,900)             (8,937)
   Additional financing                                                                       0             250,000
   Issuance of stock                                                                          0                 500
   Repayments of debt                                                                   (8,083)                   0
                                                                            ------------------- -------------------

   Net cash flows provided (used) by financing activities                                75,349             294,152
                                                                            ------------------- -------------------

Net increase (decrease) in cash                                                         (9,699)              14,637

CASH, beginning of year                                                                  14,637                   0
                                                                            ------------------- -------------------

CASH, end of year                                                           $             4,938 $            14,637
                                                                            =================== ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid in cash                                                    $            24,202 $             7,297
                                                                            =================== ===================

Non-cash investing and financing activities
   Acquisition of property and equipment and inventory by assumption of debt$                 0 $           275,000
                                                                            =================== ===================











    The accompanying notes are an integral part of these financial statements

                          Flex Marketing, Incorporated
          (A Wholly-Owned Subsidiary of National Boston Medical, Inc.)
                          Notes to Financial Statements

(1)  Summary of Significant Accounting Principles
     The Company Flex Marketing, Incorporated (the Company) is an Ohio corporation specializing in the development, marketing, advertising and direct sales of innovative new products throughout the world. Currently, the Company has one product, the Backstroke back massager.

     The Company began operations on approximately January 1, 1997, with an effective date of incorporation of September 11, 1997. On November 21, 1998, the Company was acquired by National Boston Medical, Inc. (the Parent).

         The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Use of estimates The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

     b) Start-up costs Costs of start-up activities, including organization costs, are expensed as incurred following Statement of Position (SOP) 988-5.

     c) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

     d) Inventory Inventory, consisting primarily of component parts and finished goods, is stated at the lower of cost (first-in, first-out method) or market.

     e) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred.

     f)  Advertising   costs  The  company  expenses  the  production  costs  of
     advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of costs associated with the production of infomercials that air on television. The capitalized costs of the advertising are amortized over the period during which future benefits are expected, approximately eighteen months.

(2) Inventories Inventories consist of the following:

                                          December 31, 1998              December 31, 1997
                                     ----------------------------    --------------------------
Component parts                      $                     32,707    $                   17,286
Finished goods                                             39,451                        32,765
                                     ----------------------------    --------------------------
Total inventories                    $                     72,158    $                   50,051
                                     ============================    ==========================

(3) Notes Payable At December 31, 1997, the Company had an outstanding line of credit with a local bank totaling $150,000, at 10% interest, renewable annually. The Company converted the line of credit into a term loan during 1998. The term loan requires five monthly installments of $2,463, including interest at the rate of 2% above the bank's prime rate (7.75% at December 31, 1998) from January 1999 through June 1999, at which time approximately $143,000 will be due. The line of credit and term loan are collateralized by substantially all assets of the Company, and certain assets of shareholders of the Parent and are guaranteed by certain shareholders of the Parent.

                          Flex Marketing, Incorporated
          (A Wholly-Owned Subsidiary of National Boston Medical, Inc.)
                          Notes to Financial Statements

(4) Long-Term Debt At December 31, 1998 and 1997, long-term debt consisted of the following:

                                                                          1998                      1997
                                                                  ---------------------      -------------------
8.75%  note,  payable to a bank in  monthly  installments
of $3,218,  including interest, through September 2009;
this loan was assumed in exchange for certain assets in 1997 and the Company is presently negotiating collateral and guarantee
requirements with the bank                                        $             269,500      $           275,000

9.5% unsecured note, payable to an individual; expected to
be repaid in 1999                                                                99,569                  100,000
                                                                  ---------------------      -------------------
                                                                                369,069                  375,000
          Less: Current portion                                                 115,224                    5,931
                                                                  ---------------------      -------------------
                                                                  $             253,845      $           369,069
                                                                  =====================      ===================
Future maturities of long-term debt are as follows:
          1999                                                    $             115,224
          2000                                                                   17,082
          2001                                                                   18,638
          2002                                                                   20,336
          2003                                                                   22,188
  Thereafter                                                                    175,601
                                                                  ---------------------
                                                                  $             369,069
                                                                  =====================

(5) Advertising Costs At December 31, 1998 and 1997, $66,419 and $37,472, respectively, of advertising was reported as assets. Advertising expense was $79,866 and $73,519 in 1998 and 1997, respectively, including $37,472 in 1998 for amounts written down to net realizable value. Amortization expense was $671 and $7,495 in 1998 and 1997, respectively.

(6) Related Party Transactions at December 31, 1998 and 1997, unsecured demand notes due to related parties amounted to $127,084 and $43,652, respectively, and were due to former shareholders of the Company who are now shareholders of the Parent. These notes bear interest at the rate of 6% and 9%, respectively.

     The Company leases its facilities and equipment from one of the Parent's shareholders on a month-to-month basis. Total rent expenses for 1998 and 1997 amount to $14,650 and $18,035, respectively.

(7) Income Taxes The previous shareholders consented to the Company's election to be an S corporation within the provisions of Section 1362(a) of the internal Revenue Code, which provide that income of the Company will be taxed directly to the shareholders and not to the Company. Accordingly, there is no provision for income taxes in the accompanying financial statements for the period from January 1, 1997 through November 21, 1998.

     On November 21, 1998, the Company was acquired by the Parent, which automatically rescinded its election under Section 1362 of the Internal Revenue Code. Henceforth, beginning November 21, 1998, the Company will be liable for Federal and state corporation income taxes under Subchapter C of the Internal Revenue Code and related state

                          Flex Marketing, Incorporated
          (A Wholly-Owned Subsidiary of National Boston Medical, Inc.)
                          Notes to Financial Statements

(7) Income Taxes (Continued) statutes. The tax benefit and deferred taxes for the period November 21, 1998 through December 31, 1998 are immaterial. As a result of the automatic revocation of Subchapter S status, the Company recorded the conversion of its accumulated deficit at November 21, 1998, amounting to $557,222, as an undistributed loss charged to additional paid-in capital in excess of par.

     Beginning November 21, 1998, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(8)  Commitments and Contingencies
     Royalty Agreements: The Company has entered into several agreements which require the payment of royalties on sales of product. Two of these agreements are with shareholders of the Parent. Total royalties paid in 1998 were $4,129.

     Litigation: At December 31, 1998, the Company is a defendant in a lawsuit by one of its suppliers for alleged breach of contract. The suit asks for compensatory and punitive damages totaling $636,000. The Company believes the suit is without merit and intends to vigorously defend its position.

(9) Going Concern The Company incurred an operating loss of $265,820 for the year ended December 31, 1998 and, as of that date, had a working capital deficiency of $453,368 and shareholder's deficiency of $565,220. The Company's ability to continue to operate is dependent upon its ability to successfully market its present product, develop and market new products and to raise additional capital. Although there have been sales of approximately $220,000 of its product through March 1999, there is no assurance that the Company can continue to operate.


                                      TABLE OF CONTENTS




Independent Auditors' Report........................................F-2

Balance Sheet.......................................................F-3

Statement of Loss...................................................F-4

Statement of Changes in Stockholders' Deficiency....................F-5

Statement of Cash Flows.............................................F-6

Notes to the Financial Statements ..................................F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Medical Marketing Group, LLC
(A Development Stage Enterprise)
Taunton, Massachusetts

We have audited the accompanying balance sheet of Medical Marketing Group, LLC, a development stage enterprise, as of June 30, 1997, and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from March 13, 1997 (Inception) through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of financial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Marketing Group, LLC as of June 30, 1997, and the results of its operations and its cash flows for the period from March 13, 1997 (Inception) through June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's significant operating losses, working capital deficiency and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Durland & Company
Durland & Company, CPAs, P.A.

Palm Beach, Florida
July 29, 1999


                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                                  Balance Sheet
                                  June 30, 1997



         ASSETS
CURRENT ASSETS
   Loan receivable - related party                                     $                20,000
                                                                       -----------------------

       Total current assets                                                             20,000
                                                                       -----------------------


Total Assets                                                           $                20,000
                                                                       =======================

       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                                      $                 9,868
   Advances - related parties                                                           50,000
                                                                       -----------------------

       Total current liabilities                                                        59,868
                                                                       -----------------------


STOCKHOLDERS' DEFICIENCY
   Common stock, no par value, authorized 5,000,000 shares,
           2,760,000 shares issued and outstanding                                         276
   Deficit accumulated during the development stage                                    (40,119)
   Stock subscription receivable                                                           (25)
                                                                       -----------------------

       Total stockholders' deficiency                                                  (39,868)
                                                                       -----------------------

Total Liabilities and Stockholders' Deficiency                         $                20,000
                                                                       =======================





















    The accompanying notes are an integral part of these financial statements


                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                  Statement of Operations Period from March 13,
                     1997 (Inception) through June 30, 1997


REVENUES                                                $              0
                                                        ----------------

OPERATING EXPENSES
   Consulting fees                                                15,000
   General and administrative expenses                               119
   Product development                                            25,000
                                                        ----------------

Total operating expenses                                          40,119
                                                        ----------------

Net loss                                                $        (40,119)
                                                        ================

Net loss per weighted average share, basic              $         (0.015)
                                                        ================

Weighted average number of shares                              2,760,000
                                                        ================
















    The accompanying notes are an integral part of these financial statements


                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                  Statement of Stockholders' Deficiency Period
              from March 13, 1997 (Inception) through June 30, 1997




                                             Common Stock
                                        -----------------------
                                                                   Stock     Deficit Accumulated    Total
                                                                Subscription During the          Stockholders'
                                           Shares      Amount   Receivable   Development Stage      Deficiency
                                        ------------ ---------- -----------  ------------------  -------------
BEGINNING BALANCE, January 1, 1997                 0 $        0 $         0  $                0  $          0

Issuance of founders' stock                2,760,000        276         (25)                  0           251

Net Loss                                           0          0           0             (40,119)      (40,119)
                                        ------------ ---------- -----------  ------------------  -------------

BALANCE, June 30, 1997                     2,760,000 $      276 $       (25) $          (40,119) $     39,868
                                        ============ ========== ===========  ==================  =============



















    The accompanying notes are an integral part of these financial statements


                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                  Statement of Cash Flows Period from March 13,
                     1997 (Inception) through June 30, 1997



CASH FLOWS USED BY DEVELOPMENT ACTIVITIES
   Net loss                                                  $       (40,119)
   Changes in assets and liabilities
     Increase in loan receivable - related party                     (20,000)
                                                             ---------------

  Net cash used by development activities                            (60,119)
                                                             ---------------


CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
   None

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
   Advances from related parties                                      50,000
   Issuance of founders stock                                            251
   Increase in cash overdraft                                          9,868
                                                             ---------------

   Net cash flows provided by financing activities                    60,119
                                                             ---------------

Net increase (decrease) in cash                                            0

CASH, beginning of year                                                    0
                                                             ---------------

CASH, end of year                                            $             0
                                                             ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION: None






















   The accompanying notes are an integral part of these financial statements
                                       F-6

                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements

(1)  Summary of Significant Accounting Principles
     The Company Medical Marketing Group, LLC (the Company) is a Nevada chartered development stage limited liability company which conducts its business from its headquarters in Taunton, Massachusetts. The Company was incorporated on March 13, 1997.

     The Company has not yet engaged in its expected operations. The Company's future operations will be to develop, market and sell innovative medical products to various consumer groups. Current activities include raising additional equity and negotiating with potential key personnel and facilities. There is no assurance that any benefit will result from such activities. The Company will not receive any operating revenues until the commencement of operations but will, nevertheless, continue to incur expenses until then.

        The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Use of estimates The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

     b) Start-up costs Costs of start-up activities, including organization costs, are expensed as incurred following Statement of Position (SOP) 98-5.

     c) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

(2) Loan Receivable - Related Party During the period ended June 30, 1997, the Company loaned funds to Boston Medical Marketing, LLC (BMM), a company under common control, to be used for daily operations. The loan bears no interest, is due on demand and is secured by all assets of BMM. Unpaid amounts at June 30, 1997 were $20,000. In November 1997, the Company took possession of BMM's assets in payment of loans totaling $146,555.

(3) Advances - Shareholders During the period ended June 30, 1997, certain minority shareholders advanced funds to the Company. These advances bear no interest and were repaid in full during the year ended June 30, 1998. Unpaid amounts at June 30, 1997 totaled $50,000.

(4) Stockholders' Equity The Company has authorized 5,000,000 shares of no par value common stock. The Company had 2,760,000 shares issued and outstanding at June 30, 1997. In June 1997, the Company issued 2,760,000 shares of founders' stock for cash of $251 and a stock subscription receivable of $25.

(5) Income Taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had a net operating loss for income tax purposes of approximately $40,119.

     As the LLC had failed to timely elect to be taxed as a corporation, it reverts automatically to the partnership taxation rules. As such, the entire $40,119 flowed through to the stockholders' personal income tax returns.

                          Medical Marketing Group, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements

(6) Going Concern As shown in the accompanying financial statements, the Company incurred a net loss of $40,119 for the period from March 13, 1997 (Inception) through June 30, 1997. The ability of the Company to continue as a going concern is dependent upon commencing operations and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking capital to allow it to begin its planned operations.

(7) Subsequent Events In November 1997, 100% of the issued and outstanding stock of the Company was exchanged for 500,000 shares of common stock of National Boston Medical, Inc. (NBM), a Delaware corporation headquartered in Taunton, Massachusetts. NBM is now the sole shareholder of the Company.

                                             F-8

        PART III

Item 1.       Index to Exhibits


3.(i).1 Articles of Incorporation of Frozen Assets, Inc., filed June 21, 1995

3.(i).2 Certificate of Reinstatement, Frozen Assets, Inc., dated June 30, 1997

3.(i).3 Restated Articles of Incorporation of Frozen Assets, Inc., filed July 30, 1997.

3.(i).4 Certificate of Amendment of Articles of Incorporation of Frozen Assets, Inc., changing the Name of Corporation to Growth Indus., Inc., filed March 16, 1998.

3.(i).5 Certificate of Amendment of Articles of Incorporation of Growth Industries, Inc., changing the Name of Corporation to Fragrance Express, Inc., filed June 4, 1998.

3.(i).6 Certificate of Amendment of Articles of Incorporation of Fragrance Express, Inc., changing the Name of Corporation to National Boston Medical, Inc., filed October 15, 1998.

3.(ii).1      Bylaws of Frozen Assets, Inc.

4.1 Form of Private Placement of Offering of 12% common shares and Warrants at $1.25 per share.

4.2 Form of Private Placement of Offering of 12% common shares and Warrants at $2.50 per share.

4.3 Certificate of Designation Establishing 12% Convertible Cumulative Redeemable Stock, Series A.

4.4 Securities Subscription Agreement in connection with the Private Placement of 12% Series A Senior Subordinated Convertible Redeemable Promissory Notes of Growth Industries, Inc.

4.5 Conversion of Securities and Share Exchange Agreement regarding the 12% , 3 year convertible bond convertible at $1.25 per share.

4.6 Settlement Agreement between National Boston Medical, Inc., and James McInerney and Auckland Trust Co., Limited as Trustee for First Pacific Master Superannuation Fund, dated February, 1999.

4.7 Extension of February Settlement Agreement between National Boston Medical, Inc., and James McInerney and Auckland Trust Co., Ltd as Trustee for First Pacific Master Superannuation Fund, dated
              May 21, 1999.

4.8 Conversion of Securities and Share Exchange Agreement regarding the 12% , 3 year convertible bond convertible at $2.50 per share.

4.9 Conversion of Securities and Share Exchange Agreement regarding the 12% Convertible Redeemable Preferred Stock, Series A.

4.10          Convertible Debenture Term Sheet for November 25, 1998 Convertible
              Note in favor of Thomson Kernaghan & Co., Ltd.

4.11 $750,000 Convertible Note dated November 25, 1998 by NBM in favor of Thomson Kernaghan & Co., Ltd.

10.1 Acquisition Agreement between Frozen Assets, Inc., and Growth Industries, Inc., dated 2/14/98.

10.2 Acquisition Agreement between Growth Industries, Inc. and Fragrance Express, Inc., dated 3/24/98.

10.3 Agreement for the Exchange of Stock between Fragrance Express, Inc., and shareholders who own shares of National Boston Medical, Inc., a Delaware corporation, dated October 8, 1998.

10.4 Agreement to Purchase Medical Marketing Group, LLC by National Boston Medical, Inc. dated November 3, 1997.

10.5          Exclusive Distribution Agreement Between Bontempi Medical Corp.
              Canada and Bontempi Medical Corp. USA and National Boston Medical, Inc., a Delaware corporation.

10.6 Agreement for the Exchange of Stock between National Boston Medical, Inc. and Flex Marketing Inc., dated November 21, 1998.

10.7 Spin Off Agreement between National Boston Medical and Fragrance Express, Inc., dated January, 1999.

10.8 Letter of Confirmation of Agreement between National Boston Medical, Inc. and Ira Weingarten d/b/a Equity Communications re Financial Public Relations Counsel commencing February 16, 1998 and terminating February 15, 1999.

10.9 General Release of National Boston Medical, Inc., dated November 23, 1998, of all Claims arising out of or from the Agreement with Ira Weingarten d.b.a. Equity Communications dated May 21, 1998.

10.10 Agreement between National Boston Medical, a Delaware corporation, and Rothschild Reserve International, Inc., a Florida corporation, and Mayflower Industries, Inc. dated May 21, 1998.

10.11         Consulting Agreement with Good Works, Inc., dated October 9, 1998.

10.12 Consulting Agreement with Rothschild Reserve International, Inc., dated October 9, 1998.

10.13 Letter of Confirmation of Agreement between National Boston Medical, Inc. and Ira Weingarten d/b/a Equity Communications re Financial Public Relations Counsel commencing February 1, 1999 and terminating August 1, 1999.

10.14 General Release of National Boston Medical, Inc., dated April 13, 1999, of all Claims arising out of or from the Agreement with Ira Weingarten d/b/a Equity Communications dated February 1, 1999.

10.15         Consulting Agreement with GFC Communications Corp. dated February
              11, 1999.

10.16         Consulting Agreement with Buying Power Network dated May 5, 1999.

10.17         Operating Agreement for Boston Medical Marketing dated April, 1997

10.18 Exclusivity Agreement with South Atlantic Industries, Inc. dated November 7, 1997.

10.19         Contract with Webfoot Marketing, Inc. dated February 25, 1999.

10.20         Stock Exchange Agreement with DermaGuard, Inc. dated June 23, 1998

10.21 Manufacturing, Distribution and Assignment Agreement with DermaGuard, Inc., dated June 23, 1998.

10.22         First  Amendment  to   Manufacturing,   Distribution   and
              Assignment  Agreement with  DermaGuard  effective June 19,
              1998.

10.23 Second Amended & Restated Manufacturing, Distribution and Assignment Agreement with DermaGuard reconfirmed February 3, 1999.

10.24 Bontempi Medical Corporation/National Boston Medical, Inc. and Germiphene Corporation Distribution Agreement dated June 29, 1998

10.25 Allergy Guard/Distribution Agreement revised agreement dated August 5, 1998.

10.26 Agreement with D.V. Back Products , Inc. and Dr. David Vitko, individually and Flex Marketing dated March 10, 1997.

10.27 Release and Settlement Agreement by and between David V. Vitko, D.V. Back Products, Inc. and THG Construction Management, Inc., Flex Marketing, Inc.,Ernest Zavoral and Remon Hayek dated January 13, 1999.

10.28 Modification of Variable Commercial Revolving or Draw Note, dated June 1, 1999

10.29 Production Agreement between Flex Marketing and Banyan Productions dated September 22, 1998.

10.30         Aftermarket  -  Flex   Marketing   Inbound   Telemarketing
              Agreement with Aftermarket Company and Flex Marketing dated December 23, 1998.

10.31         Media Funding and Service Fee Agreement dated January 18, 1999.

10.32 Letter regarding Media Funding and Servicing Fee Agreement dated January 18, 1999.

10.33 Accommodation Agreement with Cardservice International for processing bankcard transactions dated February 15, 1999.

10.34         Contract with ASW Logistics, Inc.

10.35 Blitz Marketing Agreement with Blitz Marketing, Inc. and Flex Marketing, Inc., a National Boston Medical Company dated November 19, 1998.

10.36         Maximum Coverage Media, Inc. Agreement dated March 1, 1999.

10.37 International Campaign Management Agreement with Frederiksen Television, Inc. dated May 26, 1999.

10.38 Confidentiality & Manufacturing Agreement with Kongent Company Limited executed August 11, 1998.

10.39         Price Quotation from Kongent Company Ltd., dated March 23, 1998.

10.40         Price Quotation from Sare Plastics dated December 10, 1998.

10.41         Executive Employment Agreement-Daniel J. Hoyng dated May 11, 1999.

10.42         Executive Employment Agreement-Ernest Zavoral dated July  23, 1999

10.43         Executive Employment Agreement-Barry McFarland dated August 2,
              1999.

10.44         Executive Employment Agreement-Marek Lozowicki dated July 23, 1999

10.45 Commercial Property Lease of Corporate Offices, 43 Taunton Green, Taunton, MA 02780, entire third floor, dated January 28, 1998.

10.46 Commercial Property Lease of Corporate Offices, 43 Taunton Green, Taunton, MA 02780, Second Floor, Suite Four(4), 400 sq. feet, dated January 28, 1998.

10.47         Rental  Agreement of Summit Property with addendums signed
              April 8, 1999.

10.48 Campaign Management Agreement with M2 Marketing and Management Services, Inc. dated May 1, 1999.

10.49 Marketing and Distribution Agreement with Tristar Products, Inc., dated July 19, 1999.

10.50         Agreement dated June 30, 1999 between the Company and the David
              Arden Group.

10.51         Agreement dated June 30, 1999 between the Company and Dragons
              Forever, Ltd.

10.52 Agreement dated Jun 30, 1999 between the Company and Evergreen Consulting Group, Ltd.

10.53         Agreement dated June 30, 1999 between the Company and Dragons
              Forever, Ltd.

27.1          Financial Data Schedule.

        ----------------

        (*  Filed herewith)

        Item 2.              Description of Exhibits

     The documents required to be filed as Exhibits Number 2 and 6 and in Part III of Form 1-A filed as part of this Registration Statement on Form 10-SB are listed in Item 1 of this Part III above. No documents are required to be filed as Exhibit Numbers 3 , 5 or 7 in Part III of Form 1-A and the reference to such Exhibit Numbers is therefore omitted. The following additional exhibits are filed hereto:

        23.1       *  Accountants' Consent from Durland & Company, CPA's

        -----------

        (*  Filed herewith)

                                          SIGNATURES

               In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      National Boston Medical Inc.
                                      (Registrant)


Date: ___________, 1999               By:/s/ Daniel J. Hoyng
                                       Daniel J.  Hoyng, President and CEO

                                      By:/s/ Marek Lozowicki
                                       Marek Lozowicki, Secretary

                                      By:/s/ Barry McFarland
                                       Barry McFarland, Chief Financial Officer